                                                                    EXHIBIT 10.8



                           PROJECT CREDIT AGREEMENT

                         dated as of November 23, 1998



                                     among



                             DEL-TIN FIBER L.L.C.,
                                  as Company,



                        CERTAIN FINANCIAL INSTITUTIONS,
                                  as Lenders,



                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Agent


                                      and


                           THE BANK OF NOVA SCOTIA,
                                  as Co-Agent

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
SECTION 1 DEFINITIONS AND INTERPRETATION......................................  1
     SECTION 1.1    Defined Terms.............................................  1
     SECTION 1.2    Interpretation............................................  1
     SECTION 1.3    Accounting Terms and Financial Determinations.............  2
     SECTION 1.4    Legal Representation of Parties...........................  2
     SECTION 1.5    Conflict in Credit Documents..............................  2

SECTION 2 AMOUNT AND TERMS OF THE LETTERS OF CREDIT...........................  2
     SECTION 2.1    Letters of Credit.........................................  2
     SECTION 2.2    Issuance and Extension of Letters of Credit...............  3
     SECTION 2.3    Risk Participations, Drawings and Reimbursements..........  5
     SECTION 2.4    Role of the Agent as Issuer...............................  6
     SECTION 2.5    Obligations Absolute......................................  7
     SECTION 2.6    Uniform Customs and Practice..............................  9
     SECTION 2.7    L/C Loans.................................................  9
     SECTION 2.8    Interest Provisions.......................................  9
     SECTION 2.9    Conversions or Continuations of L/C Loans................. 10
     SECTION 2.10   Payments of L/C Loans; Repayments upon Remarketing........ 10
     SECTION 2.11   Extension of the L/C Commitment Termination Date.......... 11

SECTION 3 WORKING CAPITAL..................................................... 13
     SECTION 3.1    Commitments............................................... 13
     SECTION 3.2    Borrowings................................................ 13
     SECTION 3.3    Changes of Commitments.................................... 13
     SECTION 3.4    Several Obligations....................................... 14
     SECTION 3.5    Repayment of Loans........................................ 14
     SECTION 3.6    Interest Provisions....................................... 14
     SECTION 3.7    Conversions or Continuations of W/C Loans................. 15
     SECTION 3.8    Extension of the W/C Commitment Termination Date.......... 15

SECTION 4 PAYMENTS; PRO RATA TREATMENT; ETC................................... 16
     SECTION 4.1    Payments.................................................. 16
     SECTION 4.2    Loan Records.............................................. 17
     SECTION 4.3    Pro Rata Treatment........................................ 17

     SECTION 4.4    Computations.............................................. 18
     SECTION 4.5    Minimum Amounts........................................... 18
     SECTION 4.6    Certain Notices........................................... 18
     SECTION 4.7    Booking Offices........................................... 19
     SECTION 4.8    Non-Receipt of Funds by the Agent......................... 19
     SECTION 4.9    Setoff.................................................... 20
     SECTION 4.10   Ratable Payments.......................................... 20

SECTION 5 YIELD PROTECTION; CHANGE IN CIRCUMSTANCES........................... 20
     SECTION 5.1    Yield Protection.......................................... 20
     SECTION 5.2    Changes in Capital Adequacy Regulations................... 21
     SECTION 5.3    Availability of Types of Loans............................ 22
     SECTION 5.4    Funding Indemnification................................... 22
     SECTION 5.5    Taxes..................................................... 22
     SECTION 5.6    Lender Statements; Survival of Indemnity.................. 23

SECTION 6 FEES................................................................ 24
     SECTION 6.1    Letter of Credit Fees..................................... 24
     SECTION 6.2    Commitment Fees........................................... 24
     SECTION 6.3    Agent's Fees.............................................. 24
     SECTION 6.4    Fees Nonrefundable........................................ 24

SECTION 7 CONDITIONS PRECEDENT................................................ 25
     SECTION 7.1    Effectiveness of Credit Agreement......................... 25
     SECTION 7.2    Initial Funding Date...................................... 28
     SECTION 7.3    Conditions Precedent to Each Loan......................... 31

SECTION 8 REPRESENTATIONS AND WARRANTIES...................................... 32
     SECTION 8.1    (a)  Existence and Authority, etc......................... 32
     SECTION 8.2    No Violation.............................................. 33
     SECTION 8.3    Permits................................................... 33
     SECTION 8.4    Financial Condition....................................... 34
     SECTION 8.5    Title; Security Documents................................. 34
     SECTION 8.6    Litigation................................................ 35
     SECTION 8.7    Subsidiaries; Business; Debt; Contracts................... 35
     SECTION 8.8    Material Agreements and Licenses.......................... 35
     SECTION 8.9    No Default................................................ 35
     SECTION 8.10   Taxes..................................................... 35
     SECTION 8.11   Delivery of LLC Agreement and Credit Documents............ 36
     SECTION 8.12   Disclosure................................................ 36
     SECTION 8.13   ERISA..................................................... 36
     SECTION 8.14   Absence of Regulation..................................... 37

     SECTION 8.15   Collateral Not in Flood Zone.............................. 37
     SECTION 8.16   Environmental Matters..................................... 38
     SECTION 8.17   Description of Property................................... 38
     SECTION 8.18   Sufficiency of Project Documents.......................... 38
     SECTION 8.19   Principal Place of Business, etc.......................... 39
     SECTION 8.20   Year 2000................................................. 39

SECTION 9 COVENANTS........................................................... 39
     SECTION 9.1    Information............................................... 39
     SECTION 9.2    Maintenance of Existence.................................. 41
     SECTION 9.3    Compliance with Governmental Rules........................ 41
     SECTION 9.4    Insurance................................................. 42
     SECTION 9.5    Federal Reserve Regulations............................... 43
     SECTION 9.6    Taxes..................................................... 43
     SECTION 9.7    Books and Records; Inspections............................ 44
     SECTION 9.8    Operation and Maintenance of the Project.................. 44
     SECTION 9.9    Maintenance of Title and Lien of the
                     Security Documents....................................... 45
     SECTION 9.10   Amendments to Project Contracts........................... 45
     SECTION 9.11   Use of Proceeds........................................... 46
     SECTION 9.12   Debt Service Reserve Accounts............................. 46
     SECTION 9.13   Sinking Fund Accounts..................................... 47
     SECTION 9.14   Liens..................................................... 47
     SECTION 9.15   Consolidation; Sale and Transfer of Assets;
                     Purchase of Assets....................................... 48
     SECTION 9.16   Nature of Business........................................ 48
     SECTION 9.17   Permitted Investments..................................... 48
     SECTION 9.18   Debt...................................................... 48
     SECTION 9.19   Guarantees................................................ 49
     SECTION 9.20   Fiscal Year............................................... 49
     SECTION 9.21   Transactions with Affiliates and Others................... 49
     SECTION 9.22   Change of Office.......................................... 50
     SECTION 9.23   Change of Name............................................ 50
     SECTION 9.24   Plans..................................................... 50
     SECTION 9.25   Operating Budget.......................................... 50
     SECTION 9.26   Cash and Permitted Investments............................ 50
     SECTION 9.27   Use of Insurance and Condemnation Proceeds................ 50
     SECTION 9.28   Application of Revenues................................... 53
     SECTION 9.29   Environmental Matters..................................... 55
     SECTION 9.30   Opinion................................................... 55
     SECTION 9.31   Year 2000................................................. 55

SECTION 10 DEFAULTS AND REMEDIES.............................................. 55

     SECTION 10.1   Defaults.................................................. 55
     SECTION 10.2   Remedies.................................................. 58

SECTION 11 LIMITATIONS ON RECOURSE............................................ 59
     SECTION 11.1   Nonrecourse Obligations................................... 59
     SECTION 11.2   Exceptions................................................ 60
     SECTION 11.3   Survival.................................................. 60

SECTION 12 THE AGENT.......................................................... 61
     SECTION 12.1   Appointment............................................... 61
     SECTION 12.2   Powers.................................................... 61
     SECTION 12.3   General Immunity.......................................... 61
     SECTION 12.4   No Responsibility for Loans, Recitals, etc................ 61
     SECTION 12.5   Action on Instructions of Lenders......................... 61
     SECTION 12.6   Employment of Agents and Counsel.......................... 61
     SECTION 12.7   Reliance on Documents; Counsel............................ 62
     SECTION 12.8   Reimbursement and Indemnification......................... 62
     SECTION 12.9   Rights as a Lender........................................ 62
     SECTION 12.10  Lender Credit Decision.................................... 62
     SECTION 12.11  Successor Agent........................................... 63
     SECTION 12.12  Documents................................................. 63

SECTION 13 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................. 63
     SECTION 13.1   Successors and Assigns.................................... 63
     SECTION 13.2   Participations............................................ 64
     SECTION 13.3   Assignments............................................... 65
     SECTION 13.4   Dissemination of Information.............................. 65

SECTION 14 GENERAL PROVISIONS................................................. 66
     SECTION 14.1   Amendments. Etc........................................... 66
     SECTION 14.2   Survival.................................................. 67
     SECTION 14.3   No Third Party Beneficiaries.............................. 67
     SECTION 14.4   Preservation of Rights.................................... 67
     SECTION 14.5   Survival of Representations............................... 67
     SECTION 14.6   Governmental Regulation................................... 68
     SECTION 14.7   Headings.................................................. 68
     SECTION 14.8   Entire Agreement.......................................... 68
     SECTION 14.9   Expenses; Indemnification................................. 68
     SECTION 14.10  Severability of Provisions................................ 69
     SECTION 14.11  Nonliability of Lenders................................... 69
     SECTION 14.12  CHOICE OF LAW............................................. 69
     SECTION 14.13  CONSENT TO JURISDICTION, VENUE, ETC....................... 69
     SECTION 14.14  WAIVER OF JURY TRIAL...................................... 70

     SECTION 14.15  Giving Notice............................................. 70
     SECTION 14.16  Counterparts.............................................. 70

Appendix I     -    Definitions

Schedule 1     -    Sinking Fund Requirements
Schedule 2     -    Required Permits
Schedule 3     -    Permits To Be Obtained
Schedule 4     -    Project Pro Forma
Schedule 5     -    Insurance Requirements
Schedule 6     -    Disclosure Schedule
Schedule 7     -    Existing Debt
Schedule 8     -    Existing Mechanics' and Materialmen's Liens
Schedule 9     -    Operating Leases


Exhibit A-1    -    Form of Tax-Exempt Bond Letter of Credit
Exhibit A-2    -    Form of Taxable Bond Letter of Credit
Exhibit B      -    Form of Drawdown Request
Exhibit C      -    Form of Compliance Certificate
Exhibit D      -    Form of Security Agreement
Exhibit E      -    Form of Project Mortgage
Exhibit F      -    Form of Lender's Assignment Agreement
Exhibit G      -    Form of Quarterly Operating Report
Exhibit H-1    -    Form of Temple-Inland Contingent Equity Contribution Agreement
Exhibit H-2    -    Form of Deltic Equity Contribution Agreement
Exhibit I      -    Form of Sinking Fund Letter of Credit
Exhibit J      -    Form of Pledge Agreement
Exhibit K      -    Subordination Provisions
Exhibit L      -    Agent's Standard Form Letter of Credit Application
Exhibit M      -    Form of Production Support Agreement
Exhibit N      -    Form of Surveyor's Certificate
Exhibit O      -    Form of Bond Pledge Agreement
Exhibit P      -    Performance Test Requirements
Exhibit Q      -    Form of Control Agreement

                           PROJECT CREDIT AGREEMENT


         PROJECT CREDIT AGREEMENT, dated as of November 23, 1998, is entered into by and among DEL-TIN FIBER L.L.C., an Arkansas limited liability company (the "Company"), each of the financial institutions which is a party hereto as a
      -------
"Lender" or which, pursuant to Section 15.3, shall become a "Lender" hereunder
                               ------------
(collectively, the "Lenders"), and THE FIRST NATIONAL BANK OF CHICAGO ("First
                                                                        -----
Chicago"), as agent for the Lenders (in such capacity, the "Agent").
-------                                                     -----

                               R E C I T A L S:
                               - - - - - - - -

         1. The Company has requested the Lenders to make working capital loans in an aggregate principal amount of $10,000,000 to, and to issue (or participate in) letters of credit for the account of, the Company in an aggregate principal and stated amount of $91,225,000 for the purposes set forth herein;

         2. The Lenders are willing to make such loans to, and issue (or participate in) such letters of credit for the account of, the Company on the terms and conditions, and for the purposes, set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1

                        DEFINITIONS AND INTERPRETATION

         SECTION 1.1     Defined Terms. Unless otherwise expressly provided in
                         -------------
this Agreement, all capitalized terms used in this Agreement which are defined in Appendix I shall have their respective meanings set forth in Appendix I.
   ----------                                                   ----------

         SECTION 1.2     Interpretation. In each Credit Document, unless
                         --------------
otherwise specified: (i) references to any Section, Appendix, Schedule or Exhibit are references to such Section, Appendix, Schedule or Exhibit of such Credit Document; (ii) the singular includes the plural and the plural includes the singular; (iii) each reference to any Governmental Rule includes all amendments, modifications, supplements or replacements of such Governmental Rule; (iv) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (v) each reference to any agreement or other contractual instrument includes all amendments, modifications and supplements made to such agreement or instrument which are not prohibited by the Credit

Documents; (vi) each reference to a Person includes such Person's respective permitted successors and assigns, and each reference to a Governmental Authority includes any successor to or replacement of such Governmental Authority; and
(vii) "herein", "hereof", "hereto" and "hereunder" and similar terms refer to such Credit Document as a whole.

         SECTION 1.3     Accounting Terms and Financial Determinations. Unless
                         ---------------------------------------------
otherwise specified herein, all accounting terms used in any Credit Document shall be interpreted, all accounting determinations and computations under any Credit Document shall be made, and all financial statements required to be delivered under any Credit Document shall be prepared in accordance with GAAP.

         SECTION 1.4     Legal Representation of Parties. This Agreement and the
                         -------------------------------
other Credit Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         SECTION 1.5     Conflict in Credit Documents. If there is any conflict
                         ----------------------------
between this Agreement and any other Credit Document, this Agreement and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

                                   SECTION 2

                   AMOUNT AND TERMS OF THE LETTERS OF CREDIT

         SECTION 2.1     Letters of Credit.
                         -----------------

              (a) (i) For and on behalf of the Lenders, the Agent agrees, on the terms and subject to the conditions of this Agreement, to issue one or more Letters of Credit for the account of the Company in favor of the applicable Trustee in Dollars at any time and from time to time during the period from (and including) the Initial Funding Date to (but excluding) the L/C Commitment Termination Date, and to honor drafts duly presented under the Letters of Credit in accordance with the terms thereof; and (ii) the Lenders severally agree to participate in Letters of Credit issued by the Agent for the account of the Company.

         (b)  The Agent is under no obligation to issue any Letter of Credit if:

              (i) after giving effect thereto, the Aggregate L/C Outstandings would exceed $91,225,000, the aggregate Tax-Exempt L/C
         Outstandings would exceed

         $29,725,000, or the aggregate Taxable L/C Outstandings would exceed $61,500,000.

              (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Agent from issuing such Letter of Credit, or any applicable law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Agent shall prohibit, or request that the Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

              (iii) the Agent has received written notice from any Lender or the Company, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 7 is not then satisfied;
                                            ---------

              (iv) the expiry date of any requested Letter of Credit is after the L/C Commitment Termination Date ;

              (v) any requested Letter of Credit is not substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, or otherwise in form and substance acceptable to the Agent; or

              (vi) any requested Letter of Credit is for the purpose of supporting any obligation other than the Issuer's obligations under the Bonds.

         SECTION 2.2     Issuance and Extension of Letters of Credit.
                         -------------------------------------------

         (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Agent at least one Business Day (or such shorter time as the Agent may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of an Application, and shall specify in form and detail satisfactory to the Agent: (i) the face amount of the requested Letter of Credit; (ii) the expiry date of such Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as the Agent may require; provided that the Credit Agreement shall prevail to the extent of any
--------
inconsistency between the Credit Agreement and any Application.

         (b) Unless the Agent has actual knowledge that, or has received notice prior to issuing a requested Letter of Credit from any Lender that one or more conditions specified in Section 7 are not then satisfied, then, subject to the
                        ---------
terms and conditions hereof, the

Agent, on the requested date, shall issue a Letter of Credit for the account of the Company in accordance with the Agent's usual and customary business practices therefor.

         (c) The Agent and the Lenders agree that, upon extension of the L/C Commitment Termination Date in accordance with Section 2.11, the Agent shall
                                               ------------
extend the expiry date of any Letter of Credit issued by it for a period equal to the shorter of (i) one year from the then current expiry date and (ii) the period ending on the L/C Commitment Termination Date (after giving effect to such extension). Notwithstanding the foregoing, in no event shall any Letter of Credit be renewed such that its revised expiry date would extend beyond the Stated Maturity Date.

         (d) The Agent may, at its election (or shall at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the L/C Commitment Termination Date.

         SECTION 2.3     Risk Participations, Drawings and Reimbursements.
                         ------------------------------------------------

         (a) Immediately upon the issuance of each Letter of Credit, each Lender (other than the Agent) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Percentage of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

         (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Company. The Company shall reimburse the Agent prior to 10:00 a.m. (Chicago time) on each date that any amount is paid by the Agent under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so
                            ----------
paid by the Agent. In the event the Company fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (Chicago time) on the Honor Date, the Agent will promptly notify each Lender thereof, which notice shall be conclusive and binding on the Lenders. Any notice given by the Agent pursuant to this Section 2.3(b) may be oral if immediately confirmed
                           --------------
in writing (including by facsimile); provided, that the lack of such an
                                     --------
immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (c) Each Lender (other than the Agent) shall upon any notice pursuant to Section 2.3(b) make available to the Agent for its account an amount in
   --------------
Dollars and in immediately available funds equal to its Percentage of the amount of the drawing. If any Lender so notified on or before 11:00 a.m. (Chicago time) fails to make available to the Agent for its account the amount of such Lender's Percentage of the amount of the drawing by no later than 1:00 p.m. (Chicago time) on the Honor Date (or if so notified after 11:00 a.m. (Chicago time) on or before 10:00 a.m. (Chicago time) on the next following Business Day), then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation to provide such Lender's Percentage amount of such drawing under this Section 2.3.
                                             -----------

         (d) With respect to any drawing not reimbursed under Section 2.3(b) and not constituting an L/C Loan under Section 2.7, the Reimbursement Obligation (together with interest) shall be due and payable on demand and shall bear interest at a rate per annum equal to the Past-Due Rate, and each Lender's payment to the Agent pursuant to Section 2.3(c) shall be deemed payment in
                                 -------------
respect of its participation in such Reimbursement Obligation in satisfaction of its participation obligation under this Section 2.3.
                                        -----------

         (e) Each Lender's obligation in accordance with this Agreement to make the funds available to the Agent, as contemplated by this Section 2.3, as a
                                                          -----------
result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Agent and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Unmatured Default or an event which could reasonably be expected to have a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4     Role of the Agent as Issuer.
                         ---------------------------

         (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Agent shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) The Agent shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment by the Trustee under any Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms of and covered by such Letter of Credit. If, after examination, the Agent shall have determined that a demand for payment under such Letter of Credit does not conform to the terms and conditions of such Letter of Credit, then the Agent shall, as soon as reasonably practicable, give notice to the Trustee to the effect that negotiation was not in accordance with the terms and conditions of the Letter of Credit, stating the reasons therefor and that the relevant documents are being held at the disposal of the Trustee or are being returned to the Trustee, as the Agent may elect. The Trustee may attempt to correct any such nonconforming demand for payment under such Letter of Credit if, and to the extent that, the Trustee is entitled (without regard to the provisions of this sentence) and able to do so. If the Agent determines that a demand for payment under such Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Agent shall make payment to the Trustee in accordance with the terms of such Letter of Credit. The Agent shall have the right, provided it is not then in default under such Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by the Trustee under such Letter of Credit, to require the Trustee to surrender such Letter of Credit to the Agent on the L/C Commitment Termination Date after honoring any draws rightfully made by the Trustee under such Letter of Credit on that date. The Company agrees, if necessary, to use its best efforts to cause the Trustee so to surrender such Letter of Credit.

         (c) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Agent shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of all of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

         (d) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that such assumption is not intended to, and shall not, preclude the
--------
Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Agent, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.5; provided, anything in such clauses to
----------           ---     -----------  --------
the contrary notwithstanding, that the Company may have a claim against the Agent, and the Agent may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Agent's willful misconduct or gross negligence or the Agent's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         SECTION 2.5     Obligations Absolute. The obligations of the Company
                         --------------------
under this Agreement and any L/C-Related Document to reimburse the Agent for a drawing under a Letter of Credit, and to repay any Reimbursement Obligation and any drawing under a Letter of Credit converted into L/C Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

              (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

              (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

              (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

              (v) any payment by the Agent under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Agent under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding, unless such payment in on the part of the Agent;

              (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         SECTION 2.6     Uniform Customs and Practice. Except as otherwise
                         ----------------------------
expressly provided therein the Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall apply to such Letter of Credit.

         SECTION 2.7     L/C Loans. If the Agent shall make any payment under
                         ---------
any Letter of Credit pursuant to a Tender Draft and the conditions precedent in
Section 7.3 shall have been fulfilled, such payment shall constitute an advance
-----------
made by the Lenders to the Company on the date and in the amount of such payment, each such advance being an "L/C Loan". The Company shall repay the
                                     --------
unpaid principal amount of each L/C Loan on or before the earlier of (i) the Stated Maturity Date or (ii) on the same date on which the Bonds, with respect to which payment against such Tender Draft was made, are sold as a result of a remarketing (which payment shall be made in accordance with Section 2.10(b) with
                                                            ---------------
any deficiency in the amount due paid by the Company).

         SECTION 2.8     Interest Provisions.
                         -------------------

         (a)   Interest Rates. The Company will pay interest on the unpaid
               --------------
principal amount of each L/C Loan for the period from (and including) the date of such L/C Loan to (but excluding) the date such L/C Loan shall be paid in full, at the following rates per annum:

               (i) during each period such L/C Loan is an ABR Loan, the ABR Rate from time to time in effect; and

               (ii) during each Interest Period such L/C Loan is a LIBOR Loan, the LIBOR Rate for such Interest Period plus the Applicable Margin.
                                                 ----

Each LIBOR Loan shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Loan. Promptly after the determination of any interest rate provided for in this
Section 2.8(a) or any change therein, the Agent shall give notice thereof to the
--------------
Lenders to which such interest is payable and to the Company.

         (b)   Other Interest Provisions. Notwithstanding the foregoing
               -------------------------
provisions of this Section 2.8, (i) the Company hereby promises to pay to the
                   -----------
Agent for the account of each Lender interest at the applicable Past-Due Rate on any principal of any L/C Loan made by such Lender and on any other amount payable by the Company hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from (and including) the due date thereof to (but excluding) the date the same is paid in full and (ii) in addition (without duplication), during any period in which a Default shall have occurred and be continuing, the Company hereby promises to pay to the Agent for the account of each Lender interest on any principal of any L/C Loan made by such Lender and on any other amount payable by the Company hereunder at a rate per annum equal to 2% above the rates (including any Applicable Margin) otherwise applicable hereunder to such principal and such other amount, respectively. Accrued interest on each L/C Loan shall be payable (i) in the case of an ABR Loan, quarterly on the last day of each March, June, September and December, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if any such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any L/C Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), (iv) in the case of any L/C Loan, on the Stated Maturity Date, and (v) in the case of any L/C Loan, upon the Conversion of such L/C Loan to an L/C Loan of the other Type (but only on the principal amount so Converted). Interest payable on Reimbursement Obligations or pursuant to clause (i) of the first sentence of this Section 2.8(b) shall be
            ----------                               --------------
payable from time to time on demand.

         (c)   Maximum Rate. Anything in this Agreement to the contrary
               ------------
notwithstanding, in the event that the interest rate chargeable on any of the L/C Loans or Reimbursement Obligations pursuant to the terms of this Agreement shall exceed the highest lawful rate that may be charged under applicable law, the interest rate shall be deemed to be equal to the highest lawful rate.

         SECTION 2.9     Conversions or Continuations of L/C Loans. Subject to
                         -----------------------------------------
Sections 4.5 and 5.5, the Company shall have the right to Convert L/C Loans of
------------     ---
one Type into L/C Loans of the other Type or to Continue LIBOR Loans, at any time or from time to time; provided, that the Company shall give the Agent
                           --------
notice of each such Conversion or Continuation as provided in Section 4.6.
                                                              -----------
Notwithstanding the foregoing, and without limiting the rights and remedies of any of the Lenders and the Agent under Section 10, in the event that any Default
                                       ----------
or Unmatured Default shall have occurred and be continuing, the Agent may (and at the request of the Required Lenders shall) suspend the right of the Company to Convert any ABR Loan into a LIBOR Loan, or to Continue any LIBOR Loan, in which event all LIBOR Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into ABR Loans.

         SECTION 2.10    Payments of L/C Loans; Repayments upon Remarketing.
                         --------------------------------------------------

         (a) Optional Prepayments. The Company may, upon at least one Business
             --------------------
Day's prior notice to the Agent, prepay the outstanding amount of any borrowing in respect for an L/C Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, that no notice shall be required and no
                       --------
interest shall accrue with respect to any such borrowing which is prepaid by the Company on the date on which such amount is drawn under any Letter of Credit; and provided, further, that the Company shall not be entitled to prepay any
    --------  -------
LIBOR Loan (other than on the last day of the applicable Interest Period) unless such prepayment (including, without limitation, any such payment made in accordance with Section 2.10(b)) shall be accompanied by an additional payment,
                ---------------
in accordance with Section 5.3, of an amount sufficient to compensate the
                   -----------
Lenders for any loss (including loss of anticipated profits), cost or expense incurred by it by reason of such prepayment. L/C Loans prepaid after the L/C Commitment Termination Date may not be reborrowed.

         (b)  Mandatory Repayments.

               (i) Simultaneously with the resale of Bonds acquired by the Trustee with the proceeds of one or more drawings pursuant to a Tender Draft under any Letter of Credit, the Company shall cause the Trustee on behalf of the Company to prepay the then outstanding borrowings in respect of L/C Loans (in the order in which they were incurred) by paying to the Agent for the account of the Lenders an amount equal to the sum of (x) the aggregate principal amount of the Bonds resold plus
         (y) the aggregate amount of accrued and unpaid interest on the L/C Loans and Reimbursement Obligations incurred with respect to such Bonds. Such payments when accompanied by a certificate completed and signed by the Trustee in substantially the form of Exhibit A, B or C, as applicable, of such Letter of Credit shall be applied by the Agent for the account of the Lenders in reimbursement of such drawings (and as prepayment of L/C Loans and Reimbursement Obligations resulting from such drawings in the manner described in Section 2.7); and the Company
                                                  -----------
         irrevocably authorizes the Agent on behalf of the Lenders to rely on such certificate and to reinstate such Letter of Credit in accordance therewith, and the Lenders agree in such event to so reinstate such Letter of Credit in accordance with the terms hereof and of such Letter of Credit.

               (ii) Any L/C Loans outstanding on the L/C Commitment Termination Date shall be due and payable on the Stated Maturity Date provided no Default or Unmatured Default shall have occurred and be continuing.

         SECTION 2.11    Extension of the L/C Commitment Termination Date.
                         ------------------------------------------------
Unless the L/C Commitment Termination Date shall have theretofore occurred, the Company may, not less than 120 days before the second anniversary of the Initial Funding Date or 120 days before each anniversary thereafter, request in writing (each such request being irrevocable and binding) that the Lenders extend the then scheduled L/C Commitment Termination Date for an additional one-year period of time; provided that, in no event may the L/C Commitment Termination Date be
         --------
extended beyond the Stated Maturity Date. No later than 30 days from the date on which the Agent shall have received notice from the

Company pursuant to the preceding sentence, the Agent shall notify the Company in writing (with a copy of such notice to the Trustee) whether or not the Lenders consent to such request. No extension of the then scheduled L/C Commitment Termination Date shall occur without the express written consent of each of the Lenders. The Company acknowledges and agrees that the granting of any such consent shall be in the sole and absolute discretion of the Lenders, and if the Agent on behalf of the Lenders shall not notify the Company of such consent within 30 days from the date on which the Agent shall have received notice from the Company pursuant to the first sentence of this Section 2.11, the
                                                               ------------
Lenders shall be deemed not to have consented to such request.

                                   SECTION 3

                           WORKING CAPITAL FACILITY


         SECTION 3.1     Commitments. Each Lender severally agrees, on the terms
                         -----------
and subject to the conditions of this Agreement, to make working-capital loans (individually, a "W/C Loan" and collectively, the "W/C Loans") to the Company in
                  --------                         ---------
Dollars during the period from (and including) the Initial Funding Date to (but excluding) the W/C Commitment Termination Date in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount of the W/C Commitment of each Lender as in effect from time to time; provided, that in no
                                                          --------
event shall the aggregate principal amount of all W/C Loans exceed the amount of the Aggregate W/C Commitments as in effect from time to time. Subject to the terms of this Agreement, during such period the Company may borrow the amount of the Aggregate W/C Commitments by means of ABR Loans and LIBOR Loans. Subject to the terms of this Agreement, W/C Loans may be repaid or prepaid and reborrowed.

         SECTION 3.2     Borrowings. The Company shall give the Agent notice of
                         ----------
each borrowing made under Section 3.1 as provided in Section 4.6. Not later than
                          -----------                -----------
12:00 noon (Chicago time) on the date specified for such borrowing, each Lender shall make available the amount of the W/C Loan to be made by it on such date to the Agent, at the Agent's Payment Office, in immediately available funds. Subject to the terms and conditions of this Agreement, the amount of W/C Loans made pursuant to Section 3.1 so received by the Agent shall be deposited into
                 -----------
the Operating Account on such date.

         SECTION 3.3     Changes of Commitments.
         -----------     ----------------------

         (a) Optional Changes of Unused Commitments. The Company shall have the
             --------------------------------------
right at any time to reduce in whole or in part the aggregate unused amount of the Aggregate W/C Commitments; provided, that (i) the Company shall give notice
                               --------
of such reduction as provided in Section 4.6, and (ii) each partial reduction
                                 -----------
shall be in an integral multiple of $500,000; and (iii) the W/C Commitments shall not be reduced unless the Required Lenders shall have consented in writing to such reduction which consent shall not be unreasonably withheld or delayed.

         (b) Mandatory Changes in Unused Commitments. The aggregate amount of
             ---------------------------------------
each W/C Commitment shall be automatically reduced to zero at the close of business at the Agent's Payment Office on the Commitment Termination Date.

         (c) No Reinstatement. The Aggregate W/C Commitments once terminated or
             ----------------
reduced may not be reinstated.

         SECTION 3.4     Several Obligations. The failure of any Lender to make
                         -------------------
any W/C Loan to be made by it on the date specified therefor shall not relieve such Lender or any other Lender of its obligation to make its W/C Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a W/C Loan to be made by such other Lender.

         SECTION 3.5     Repayment of Loans. The Company hereby promises to pay
                         ------------------
to the Agent for the account of each Lender of W/C Loans the principal amount of such Lender's outstanding W/C Loans in full on the W/C Commitment Termination Date. For a minimum of 30 consecutive Business Days in each calendar year during which the Aggregate W/C Commitments remain in effect, the aggregate principal amount of outstanding W/C Loans shall not exceed $5,000,000 during the first 365 days following the Initial Funding Date and thereafter shall not exceed $0 in any calendar year.

         SECTION 3.6     Interest Provisions.
                         -------------------

         (a)   Interest Rates. The Company will pay interest on the unpaid
               --------------
principal amount of each W/C Loan for the period from (and including) the date of such W/C Loan to (but excluding) the date such W/C Loan shall be paid in full, at the following rates per annum:

               (i) during each period such W/C Loan is an ABR Loan, the ABR Rate from time to time in effect; and

               (ii) during each Interest Period such W/C Loan is a LIBOR Loan, the LIBOR Rate for such Interest Period plus the Applicable Margin.

Each LIBOR Loan shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Loan. Promptly after the determination of any interest rate provided for in this
Section 3.6(a) or any change therein, the Agent shall give notice thereof to the
--------------
Lenders to which such interest is payable and to the Company.

         (b)   Other Interest Provisions. Notwithstanding the foregoing
               -------------------------
provisions of this Section 3.6, (i) the Company hereby promises to pay to the
                   -----------
Agent for the account of each Lender interest at the applicable Past-Due Rate on any principal of any W/C Loan made by such Lender and on any other amount payable by the Company hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from (and including) the due date thereof to (but excluding) the date the same is paid in full and (ii) in addition (without duplication), during any period in which a Default shall have occurred and be continuing, the Company hereby promises to pay to the Agent for the account of each Lender interest on any principal of any W/C Loan made by such Lender and on any other amount payable by the Company hereunder at a rate per annum equal to 2% above the rates (including any Applicable Margin) otherwise applicable hereunder to such principal and such other amount, respectively. Accrued interest on each W/C Loan shall be payable
(i) in the case of an ABR Loan, quarterly on the last day of each March, June, September and December, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if any such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any W/C Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), and (iv) in the case of any W/C Loan, upon the Conversion of such W/C Loan to a W/C Loan of the other Type (but only on the principal amount so Converted), except that interest
                                                            ------
payable at the Past-Due Rate pursuant to clause (i) of the first sentence of
                                         ----------
this Section 3.6(b) shall be payable from time to time on demand.
     --------------

         (c)   Maximum Rate. Anything in this Agreement to the contrary
               -------------
notwithstanding, in the event that the interest rate chargeable on any of the W/C Loans pursuant to the terms of this Agreement shall exceed the highest lawful rate that may be charged under applicable law, the interest rate shall be deemed to be equal to the highest lawful rate.

         SECTION 3.7     Conversions or Continuations of W/C Loans. Subject to
                         -----------------------------------------
Sections 4.5 and 5.3, the Company shall have the right to Convert W/C Loans of
------------     ---
one Type into W/C Loans of the other Type or to Continue LIBOR Loans, at any time or from time to time; provided, that the Company shall give the Agent
                           --------
notice of each such Conversion or Continuation as provided in Section 4.6.
                                                              -----------
Notwithstanding the foregoing, and without limiting the rights and remedies of any of the Lenders and the Agent under Section 10, in the event that any Default
                                       ----------
or Unmatured Default shall have occurred and be continuing, the Agent may (and at the request of the Required Lenders shall) suspend the right of the Company to Convert any ABR Loan into a LIBOR Loan, or to Continue any LIBOR Loan, in which event all LIBOR Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into ABR Loans.

         SECTION 3.8     Extension of the W/C Commitment Termination Date.
                         ------------------------------------------------
Unless the W/C Commitment Termination Date shall have theretofore occurred, the Company may, not less than 120 days before the second anniversary of the Initial Funding Date or 120 days before each anniversary thereafter, request in writing (each such request being irrevocable and binding) that the Lenders extend the then scheduled W/C Commitment Termination Date for an additional one-year period of time; provided that, in no event may the W/C Commitment Termination Date be
         --------
extended beyond the seventh anniversary of the Initial Funding Date. No later than 30 days from the date on which the Agent shall have received notice from the Company pursuant to the preceding sentence, the Agent shall notify the Company in writing whether or not the Lenders consent to such request. No extension of the then scheduled W/C Commitment Termination Date shall occur without the express written consent of each of the Lenders. The Company acknowledges and agrees that the granting of any such consent shall be in the sole and absolute discretion of the Lenders, and if the Agent on behalf of the Lenders shall not notify the Company of such consent within 30 days from the date on which the Agent shall have received notice from the Company pursuant to the first sentence of this
Section 3.8, the Lenders shall be deemed not to have consented to such request.

                                   SECTION 4

                      PAYMENTS; PRO RATA TREATMENT; ETC.

         SECTION 4.1     Payments.
                         --------

         (a) Except to the extent otherwise provided herein, all payments of Reimbursement Obligations, principal, interest and other amounts to be made by the Company under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the Agent's Payment Office (or at such other office as the Agent may specify in a writing delivered to the Company), not later than 12:00 noon (Chicago time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

         (b) Each payment received by the Agent under this Agreement on any date not later than 12:00 noon (Chicago time) as provided in Section 4.1(a) and for
                                                        --------------
the account of any Lender shall be paid by the Agent to such Lender, in same day funds, for the account of such Lender's Booking Office for the obligation in respect of which such payment is made (each such payment received by the Agent after noon (Chicago time) on any date to be deemed for purposes of this Section
                                                                        -------
4.1(b) to have been received on the next succeeding Business Day). In the event
------
that the Agent shall fail timely to make any payment to any Lender as provided in the preceding sentence, the Agent shall pay such Lender interest on the unpaid amount for each day from (and including) the payment date to (but excluding) the date such amount is received by such Lender at the Federal Funds Rate.

         (c) At any time following the occurrence of a Default which has not been remedied or waived, the Agent may charge the Operating Account (in accordance with the Security Agreement) for each payment of principal, interest, fees or any other amount due and payable hereunder.

         (d) Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day (and interest shall be payable for any principal so extended for the period of such extension).

         (e) If the Agent is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for its account pursuant to Section 4.1(a) in reimbursement of a payment made under any
                    --------------
Letter of Credit, any Loan or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its Percentage of any amounts so returned by the Agent plus interest thereon, from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         SECTION 4.2     Loan Records. The date, amount, Type (if applicable),
                         ------------
interest rate and duration of Interest Period (if applicable) of each Reimbursement Obligation incurred and each borrowing made in respect of L/C Loans or W/C Loans from time to time hereunder, and each payment made on account of the principal thereof, shall be recorded by the Agent and each Lender on its books; provided, that neither the failure of the Agent nor any Lender to make
       --------
any such recordation nor any error in such recordation shall affect the obligations of the Company to make a payment when due in respect of each such Reimbursement Obligation and borrowing and other unpaid amounts owing under this Agreement; provided, further, that in no event shall the failure by the Agent or
           --------  -------
any Lender to make any such recordation nor any error therein obligate the Company to pay any amounts in excess of amounts otherwise payable hereunder; and further provided that, in the event of any discrepancy between the books of the
------- --------
Agent and the books of any Lender, for the purposes hereof the Company may rely upon the books of such Lender to the extent of such discrepancy, absent manifest error.

         SECTION 4.3     Pro Rata Treatment. Except to the extent otherwise
                         ------------------
provided herein:

               (a) each participation in a drawing under any Letter of Credit and each borrowing of Loans from the Lenders under Section 2.3 or 3.2
                                                            -----------    ---
         shall be made from the Lenders pro rata in accordance with their respective Commitments;

               (b) the making, Conversion and Continuation of Loans of a particular Type shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such Type shall be coterminous;

               (c) each payment or prepayment of any Reimbursement Obligations or principal of Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Reimbursement Obligation or principal amounts of such Loans held by them;

               (d) each payment of interest on any Reimbursement Obligations or Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the respective amounts of interest on such Reimbursement Obligations or Loans then due and payable to the Lenders; and

               (e) each payment of costs, expenses and indemnities by the Company shall be made for the account of the Agent and the Lenders pro rata in accordance with the respective amounts of costs, expenses and indemnities then due and payable to the Agent and the Lenders.

         SECTION 4.4     Computations. Interest shall be calculated, (a) in case
                         ------------
of a LIBOR Loan for actual days elapsed on the basis of a 360-day year, and (b) in the case of an ABR Loan or Reimbursement Obligation, for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Fees payable under Sections 6.1 and 6.2 shall be computed on the basis of a year of 360 days and
------------     ---
actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         SECTION 4.5     Minimum Amounts. Each borrowing, Conversion and
                         ---------------
prepayment of principal of Loans shall be in an amount at least equal to $500,000 and integral multiples of $100,000 in excess thereof (a borrowing, Conversion or prepayment of Loans of the same Type at the same time hereunder shall be a separate borrowing, Conversion or prepayment for the purposes of this
Section 4.5, except that a borrowing, Conversion or prepayment of LIBOR Loans
-----------  ------
having the same Interest Period and at the same time hereunder shall be a separate borrowing, Conversion or prepayment for such purposes).

         SECTION 4.6     Certain Notices.
                         ---------------

         (a)   Certain Notices. Notices by the Company to the Agent of
               ---------------
terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than noon (Chicago time) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                              Number of
         Notice                                                           Business Days Prior
         ------                                                           -------------------
         Termination or reduction of the Commitments                                5

         Borrowing of, or Conversion into, or Prepayment
         of ABR Loans                                                               1

         Borrowing of, Conversions into, Continuations as, and
         duration of Interest Period for, LIBOR Loans                         2

Each such notice of termination or reduction shall specify the amount and type of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
                                                                     -------
4.5) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and,
---
in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type (if applicable) of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.6), such Loan (if outstanding as a
                                  -----------
LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR
Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan. At no time shall there be more than six different Interest Periods applicable to LIBOR Loans outstanding.

         (b) Telephonic Notices. The Company hereby authorizes the Agent to effect Interest Period selections and to select the Type of Loans based on telephonic notices made by any Person or Persons whom the Agent in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent, of each telephonic notice signed by an Authorized Representative. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

         SECTION 4.7     Booking Offices. Each Lender may book its Loans at any
                         ---------------
Booking Office selected by such Lender and may change its Booking Office from time to time. All terms of this Agreement shall apply to any such Booking Office. Subject to Section 5.5, each Lender may, by written or telex notice to
                   -----------
the Agent and the Company, designate a Booking Office through which Loans will be made by it and for whose account payments are to be made on its Loans.

         SECTION 4.8     Non-Receipt of Funds by the Agent. Unless the Company
                         ---------------------------------
or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the participation in a Letter of Credit or proceeds of a Loan, or (b) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan or Reimbursement Obligation.

         SECTION 4.9     Setoff. In addition to, and without limitation of, any
                         ------
rights of the Lenders under applicable law, if the Company becomes insolvent, however evidenced, or a Default occurs, any indebtedness from any Lender to the Company (including all account balances, whether provisional or final and whether or not collected or available) may, subject to Section 4.10, be offset
                                                       ------------
and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part of them, shall then be due.

         SECTION 4.10    Ratable Payments. If any Lender, whether by setoff or
                         ----------------
otherwise, has payment made to it upon its Loans or Reimbursement Obligations (other than payments received pursuant to Sections 5.1, or 5.3) in a greater
                                          ------------     ---
proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans or Reimbursement Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans or Reimbursement Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives Collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action as may be necessary such that all Lenders share in the benefits of such Collateral ratably in proportion to their Loans or Reimbursement Obligations. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   SECTION 5

                   YIELD PROTECTION; CHANGE IN CIRCUMSTANCES

         SECTION 5.1     Yield Protection. If any law or any Governmental or
                         ----------------
quasi-Governmental Rule (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

               (i) subjects any Lender or any applicable Booking Office to any tax, duty, charge or withholding on or from payments due from the Company (excluding federal taxation of the overall net income of any Lender or applicable Booking

         Office), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Booking Office (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Loans), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Booking Office of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Booking Office in connection with loans or letters of credit, or requires any Lender or any applicable Booking Office to make any payment calculated by reference to the amount of loans held, letters of credit issued or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Company shall pay such Lender
----
that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, provided, however, that the Company shall not be required to pay such costs with respect to any such change in circumstances occurring more than ninety days preceding the foregoing demand from such Lender.

         SECTION 5.2     Changes in Capital Adequacy Regulations. If a Lender
                         ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender, any Booking Office of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by
                                             ----
such Lender, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to the Credit Agreement, its Loans, any Letters of Credit issued or participated in by it or its obligation hereunder to make any Loans or issue or make advances pursuant to any Letter of Credit (after taking into account such Lender's policies as to capital adequacy), provided, however, that the Company shall not be required to
                   --------
pay such costs with respect to any such Change occurring more than ninety days preceding the foregoing demand from such Lender. "Change" means (i) any change
                                                  ------
after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, Governmental of quasi-Governmental Rule (whether or not having the force of law), after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Booking Office or any corporation controlling any Lender. "Risk-Based Capital
                                                   ------------------
Guidelines" means (a) the risk- based capital guidelines in effect in the United
----------
States on the Closing Date, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Base Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of the Credit Agreement.

         SECTION 5.3     Availability of Types of Loans. If any Lender
                         ------------------------------
determines that maintenance of its LIBOR Loans at a suitable Booking Office would violate any applicable Governmental Rule, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund LIBOR Loans are not available or (b) the interest rate applicable to a LIBOR Loan does not accurately reflect the cost of making or maintaining such Loan, then the Agent shall suspend the availability of LIBOR Loans and require any outstanding LIBOR Loans, at the option of the Company, to be repaid or converted into ABR Loans, in each case subject to
Section 5.4.
-----------

         SECTION 5.4     Funding Indemnification. If any payment of a LIBOR Loan
                         -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or if any Loan is not made or Converted or Continued on the date specified by the Company for any reason other than default by the Lenders, then the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Loan.

         SECTION 5.5     Taxes.
                         -----

         (a) All payments made by the Company under this Agreement to the Agent, and the Lenders shall be made free and clear of, and without reduction or withholding for or on account of, any future income, franchise, property, excise, sales, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the United States or any political subdivision thereof, excluding, in the case of the Agent, and each Lender, net income and franchise taxes imposed on the Agent or such Lender, as the case may be, by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Agent or such Lender or its Booking Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder the amounts so payable to the Agent or such Lender, as the case may be, shall be increased to the extent necessary to yield (after payment of all Taxes) to the Agent or such Lender, as the case may be, interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Each Lender will designate a different Booking Office if such designation would avoid the need for, or, if unavoidable, reduce the amount of, such increase and would not, in the sole opinion of such Lender, be disadvantageous to such Lender. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Lender, a certified copy of any original official receipt received by the Company showing payment thereof. The Company shall indemnify the Agent, and the Lenders for any incremental taxes, interest or penalizes that may become payable by the Agent or any such Lender as a result of any failure by the Company to pay any Taxes when due to the appropriate taxing authority or to remit to the Agent the required receipts or other required documentary evidence.

         (b) Upon becoming a party to this Agreement, each Lender that is not incorporated under the laws of the United States, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or applicable successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding, to the extent provided for in such forms, of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 (or applicable successor form) further undertakes to deliver to the Agent two additional copies of each such form on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying in the case of a Form 1001 or 4224 (or applicable successor form) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax such Loan.

         SECTION 5.6     Lender Statements; Survival of Indemnity. To the extent
                         ----------------------------------------
reasonably possible, each Lender shall designate an alternate Booking Office with respect to its LIBOR Loans to reduce any liability of the Company to such Lender under Sections 5.1 and 5.3 or to avoid the unavailability of LIBOR Loans
             ------------     ---
under Section 5.3, so long as such designation is not disadvantageous to such
      -----------
Lender in its sole determination. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Agent) as to the amount due, if any, under Section 5.1, 5.2, 5.4 or 5.5. Such written statement shall set
              -----------  ---  ---    ---
forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such LIBOR

Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 15 days of receipt by the Company of such written statement. The obligations of the Company under Sections 5.1, 5.2, 5.4 and 5.5 shall survive
                                 ------------  ---  ---     ---
payment or prepayment of the Credit Obligations and the termination of the Credit Agreement.

                                   SECTION 6

                                     FEES

         SECTION 6.1 Letter of Credit Fees. The Company agrees to pay to the
                     ---------------------
Agent (without prior notification thereof):

         (a) a letter of credit fronting fee equal to 0.125% per annum on the daily average maximum drawable amount under each Letter of Credit, for the period commencing on and including the Initial Funding Date and ending on (and including) the L/C Commitment Termination Date, payable to the Agent, as issuer, for its own account on the last day of each March, June, September and December and on the L/C Commitment Termination Date;

         (b) a letter of credit fee equal to the Applicable Margin on the daily average maximum drawable amount under each Letter of Credit for the period commencing on and including the Initial Funding Date and ending on (and including) the L/C Commitment Termination Date, payable to the Agent on the last day of each March, June, September and December and on the L/C Commitment Termination Date for the ratable benefit of the Lenders; and

         (c) such drawing, transfer, administration and cancellation fees in respect of the Letters of Credit as have been agreed upon by the Company and the Agent.

         SECTION 6.2 Commitment Fees. The Company agrees to pay a commitment fee
                     ---------------
equal to 0.20% per annum on the daily undrawn portion of the W/C Commitments, for the period commencing on and including the Closing Date and ending on (and including) the L/C Commitment Termination Date, payable to the Agent for the ratable benefit of the Lenders.

         SECTION 6.3 Agent's Fees. The Company agrees to pay to the Agent for
                     ------------
its own account the fees specified in a letter agreement between the Company and First Chicago regarding this Agreement. Thereafter, for so long as First Chicago is the Agent, the Company will from time to time pay to the Agent for its own account on the last day of each calendar year and on the L/C Commitment Termination Date the annual agency fees provided for in a letter agreement between the Company and First Chicago regarding this Agreement.

         SECTION 6.4 Fees Nonrefundable. All payment of fees by the Company
                     ------------------
pursuant to this Section 6 shall be final when made and shall be non-refundable.
                 ---------

                                   SECTION 7

                             CONDITIONS PRECEDENT

         SECTION 7.1 Effectiveness of Credit Agreement. The effectiveness of the
                     ---------------------------------
Credit Agreement shall be subject to the condition precedent that the Agent shall have received each of the following documents (each of which, except as otherwise provided in this Section 7.1, shall be in form and substance
                           -----------
satisfactory to the Agent) and that each of the other conditions set forth below shall have been satisfied (except as otherwise provided in this Section 7.1, in
                                                                -----------
form and substance satisfactory to the Agent), unless receipt of any of such documents or satisfaction of any of such other conditions shall be waived in writing by the Agent:

         (a) Proof of Authorization Action. (i) Certified copies of (x) the LLC
             -----------------------------
Agreement and (y) the resolutions of the board of directors (or equivalent body) of the Company and each Member authorizing the execution, delivery and performance of each Project Document to which such Person is or is intended to be a party and of all documents evidencing other necessary corporate or partnership action with respect thereto; and (ii) certificates signed by an Authorized Representative or by the Secretary or an Assistant Secretary of each such Person certifying the name, incumbency and signature of each individual authorized to execute the Project Documents to which such Person is a party and the other documents or certificates to be delivered pursuant hereto or thereto.

         (b) Permits. Originals (or copies certified by an Authorized
             -------
Representative of the Company to be true copies) of the Air and Water Permits and such other Permits as the Agent may reasonably request.

         (c) Credit Documents. Evidence that each Credit Document, other than
             ----------------
the LC-Related Documents, has been duly executed and delivered by each Person that is or is intended to be a party thereto and is in full force and effect; and receipt by the Agent of (i) an original, executed counterpart of each such Credit Document to which the Agent or any Lender is a party and (ii) a true and correct copy of each such Credit Document to which neither the Agent nor any Lender is a party.

         (d) No Legal Proceeding. On the Closing Date, there shall be (i) no
             -------------------
injunction, writ, preliminary restraining order or any order of any nature from any arbitrator, court or other Governmental Authority issued and in effect directing that any Loan, Letter of Credit or Commitment not be made available to the Company as provided for herein, and (ii) no litigation, investigation or proceeding of or before any arbitrator, court or other Governmental Authority pending or threatened with respect to or affecting any Project Document or any of the transactions contemplated thereby which has, or in the event of an adverse outcome could reasonably be expected to have, a Material Adverse Effect.

         (e) Report of Consultants. A report from each of the Consultants.
             ---------------------

         (f) Security Interests. (i) Acknowledgment copies of all financing
             ------------------
statements under the UCC (and copies of the UCC search reports with respect to the Company) in each jurisdiction in which such financing statements are necessary or, in the opinion of counsel to the Agent, desirable to establish, preserve and perfect the security interests created by the Security Documents, and all other instruments to be recorded or filed or delivered in connection with any Security Document, and (ii) evidence satisfactory to the Agent that the Project Mortgage has been duly recorded and filed in all places wherein such recording and filing are necessary to perfect the interest of the Agent in and to the Collateral covered thereby assuming the Agent has taken all actions within its sole power necessary to perfect such interest.

         (g) Opinions of Counsel. The legal opinions, dated the Closing Date,
             -------------------
of:

             (i) W. Bayless Rowe, special counsel to the Company and certain of its Affiliates; and

             (ii) counsel to each Person party to a Credit Document.

         (h) Financial Projections. Receipt of the Project Pro Forma
             ---------------------
satisfactory to the Independent Engineer and the Agent.

         (i) Other Insurance. A certified copy of the binders evidencing the
             ---------------
insurance policies required by Section 9.4(a), such binders and policies to be
                               --------------
in form and substance and issued by companies in compliance with the requirements of Section 9.4(a), and a certificate of the Company's insurance
                --------------
advisor certifying that insurance complying with Section 9.4(a), covering the
                                                 --------------
risks and in the amounts referred to therein, has been obtained and is in full force and effect and that all premiums theretofore due have been paid; and a satisfactory written report of the Lenders' insurance advisor.

         (j) Financial Condition. The Agent shall have received (i) unaudited
             -------------------
financial statements of the Company as at and for the financial quarter ended June 30, 1998, and for each Member as at and for the most recently ended financial quarter, in each case certified by an Authorized Representative of the Company or such Member, as the case may be, and (ii) audited financial statements of the Company and each Member as at and for the period ended December 31, 1997 (or January 3, 1998, in the case of Temple-Inland Forest Products Corporation) certified by an Authorized Representative of the Company or such Member, as the case may be.

         (k) The Company's Representations, Etc. The representations and
             ----------------------------------
warranties of the Company contained in Section 8 (with the exception of Section
                                       ---------                        -------
8.4, the representations and warranties contained in which shall be treated for
---
the purposes of this
subsection (l) as having been made (i) as regards the Company, with respect to
--------------
the most recent audited financial statements provided to the Agent by the Company and (ii) as regards any of the Members, with respect to the most recent audited financial statements provided to the Agent by such Member) shall be true and correct on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date); and no Default or Unmatured Default hereunder and no default by the Company, and, to the best knowledge of the Company, by any other Person, under any of the Credit Documents shall have occurred and be continuing on such date, and the Agent shall have received a certificate of the Company signed by an Authorized Representative, dated as of the Closing Date, to such effect.


         (l) Year 2000 Program. Information reasonably satisfactory to the Agent
             -----------------
regarding the Company's Year 2000 Program.

         (m) Other Documents. Such other statements, certificates, documents and
             ---------------
information with respect to the Project or matters contemplated by this Agreement as any Lender may reasonably request through the Agent.

         SECTION 7.2 Initial Funding Date. The obligation of the Lenders to make
                     --------------------
the initial W/C Loans or of the Agent to issue the initial Letters of Credit, whichever is earlier, shall be subject to the condition precedent that the Agent shall have received each of the following documents (each of which documents, except as otherwise provided in this Section 7.2, shall be in form and substance
                                     -----------
satisfactory to the Agent) and that each of the other conditions set forth below shall have been satisfied (except as otherwise provided in this Section 7.2, in
                                                                -----------
form and substance satisfactory to the Agent), unless receipt of any of such documents or satisfaction of any of such other conditions shall be waived in writing by the Agent; provided that, to the extent the Company certifies to the
                      --------
Agent that any such document delivered pursuant to Section 7.1 is still valid
                                                   -----------
and remains truthful, accurate and in full force and effect as of the Initial Funding Date, such document need not be delivered pursuant to this Section 7.2:
                                                                   -----------

         (a) Proof of Authorization Action. (i) Certified copies of (x) the LLC
             -----------------------------
Agreement and (y) the resolutions of the board of directors (or equivalent body) of each Member authorizing the execution, delivery and performance of each Project Document to which such Person is or is intended to be a party and of all documents evidencing other necessary corporate or partnership action with respect thereto; and (ii) certificates signed by an Authorized Representative or by the Secretary or an Assistant Secretary of each such Person certifying the name, incumbency and signature of each individual authorized to execute the Project Documents to which such Person is a party and the other documents or certificates to be delivered pursuant hereto or thereto.

         (b) Permits. Originals (or copies certified by an Authorized
             -------
Representative of the Company to be true copies) of all Permits referred to in
Section 8.3 and such other
-----------

Permits as the Agent may reasonably request and which, in the opinion of counsel to the Agent, are necessary or desirable under applicable Governmental Rules in connection with the transactions contemplated by the Project Documents, other than those listed on Schedule 3.
                     ----------

         (c) Project Documents. Evidence that each Project Document has been
             -----------------
duly executed and delivered by each Person that is or is intended to be a party thereto and is in full force and effect; and receipt by the Agent of (i) an original, executed counterpart of each such Project Document to which the Agent or any Lender is a party, (ii) a true and correct copy of each such Project Document to which neither the Agent nor any Lender is a party and (iii) a true and correct copy of all offering material relating to the Bonds certified by an Authorized Representative of the Company.

         (d) No Legal Proceeding. On the Initial Funding Date, there shall be
             -------------------
(i) no injunction, writ, preliminary restraining order or any order of any nature from any arbitrator, court or other Governmental Authority issued and in effect directing that any Loan, Letter of Credit or Commitment not be made available to the Company as provided for herein, and (ii) no litigation, investigation or proceeding of or before any arbitrator, court or other Governmental Authority pending or threatened with respect to or affecting any Project Document or any of the transactions contemplated thereby which has, or in the event of an adverse outcome may have, a Material Adverse Effect.

         (e) Security Interests. (i) Acknowledgment copies of all financing
             ------------------
statements under the UCC (and copies of the UCC search reports with respect to the Company) in each jurisdiction in which such financing statements are necessary or, in the opinion of counsel to the Agent, desirable to establish, preserve and perfect the security interests created by the Security Documents, and all other instruments to be recorded or filed or delivered in connection with any Security Document, and (ii) evidence satisfactory to the Agent that the Project Mortgage has been duly recorded and filed in all places wherein such recording and filing are necessary to perfect the interest of the Agent in and to the Collateral covered thereby assuming the Agent has taken all actions within its sole power necessary to perfect such interest.

         (f) Interest Rate Hedge. The Company shall have executed a Hedge
             -------------------
Agreement, upon terms satisfactory to the Agent, covering the interest on at least 50% of the outstanding principal amount of the Bonds.

         (g) Title Insurance; Survey. (i) A policy or policies of title
             -----------------------
insurance, together with evidence of the payment of all premiums due thereon, on forms of and issued by a title company satisfactory to the Agent (the "Title
                                                                       -----
Company"), in form and substance satisfactory to the Agent, (A) insuring the
-------
Agent for the benefit of the Secured Parties in the amount of $101,225,000 that the Project Mortgage constitutes a valid first mortgage Lien on the Site and the Facility subject only to Permitted Liens (other than those referred to in clause (B) below), (B) providing full coverage against all mechanics' and
      ----------
materialmen's Liens (including unfiled Liens), which coverage may be by endorsement to such policy in form and substance satisfactory to the Agent, and
(C) containing all endorsements reasonably required by the Agent, including a comprehensive endorsement covering restrictions, a contiguity endorsement (if required by the nature of the legal description) and an endorsement insuring access to duly open public roads (specifying such roads); and (ii) a current survey and certification of surveyor reasonably satisfactory to the Agent, including a certificate substantially in the form attached hereto as Exhibit N.
                                                                     ---------

         (h) Other Insurance. A certified copy of the binders evidencing the
             ---------------
insurance policies required by Section 9.4(a), such binders and policies to be
                               --------------
in form and substance and issued by companies in compliance with the requirements of Section 9.4(a), and a certificate of the Company's insurance
                --------------
advisor certifying that insurance complying with Section 9.4(a), covering the
                                                 --------------
risks and in the amounts referred to therein, has been obtained and is in full force and effect and that all premiums theretofore due have been paid; and a satisfactory written report of the Lenders' insurance advisor.

         (i) The Company's Representations, Etc. The representations and
             ----------------------------------
warranties of the Company contained in Section 8 (with the exception of Section
                                       ---------
8.4, the representations and warranties contained in which shall be treated for the purposes of this subsection (i) as having been made (i) as regards the Company, with respect to the most recent audited financial statements provided to the Agent by the Company, and (ii) as regards any of the Members, with respect to the most recent audited financial statements provided to the Agent by such Member) shall be true and correct on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date); and no Default or Unmatured Default hereunder and no default by the Company, and, to the best knowledge of the Company, by any other Person, under any of the Project Documents shall have occurred and be continuing on such date, and the Agent shall have received a certificate of the Company signed by an Authorized Representative, dated as of the Initial Funding Date, to such effect.

         (j) Financial Condition. The Agent shall have received (i) unaudited
             -------------------
financial statements of the Company and each Member as at and for the most recently ended financial quarter certified by an Authorized Representative of the Company or such Member, as the case may be, and (ii) audited financial statements of the Company and each Member as at and for the period ended December 31, 1997 (or January 3, 1998, in the case of Temple-Inland Forest Products Corporation) certified by an Authorized Representative of the Company or such Member, as the case may be.

         (k) Report of Consultants. A report from each of the Consultants.
             ---------------------

         (l) Opinions of Counsel. The legal opinions, dated the Initial Funding
             -------------------
Date, of:

                    (i) W. Bayless Rowe, special counsel to the Company and certain of its Affiliates; and

                    (ii)  counsel to each Person party to a Project Contract.

         (m) Ratings. Evidence that upon issuance the Taxable Bonds shall be
             -------
rated P-1 by Moody's or A-1 by S&P.

         (n) Equity Contributions. The Company shall have received cash equity
             --------------------
contributions from the Members in an aggregate amount not less than $15,000,000.

         (o) Financial Projections. Receipt of Project financial projections
             ---------------------
that are consistent with the form of the Project Pro Forma and satisfactory to the Independent Engineer and the Agent; and the Agent shall have received a certificate from the Company stating that (i) such projections were prepared in good faith; (ii) the Company believes that the assumptions on the basis of which such projections were prepared were (when made) and are (as of the Initial Funding Date) reasonable; (iii) the Company believes that based on such assumptions, such projections set forth all material facts as of the Initial Funding Date necessary in order to fairly present the information contained therein; and (iv) such projections reflect good faith estimates by the Company as to the matters contained therein based on business assumptions which the Company believes to be reasonable as of the Initial Funding Date. Such certificate may be qualified by the following: "All financial information and strategies contained in these projections are based on a number of assumptions that may not prove to be correct and are subject to significant uncertainties and contingencies, many of which are beyond the Company's control. There can be no assurance that the assumptions will prove to be accurate or that the amounts included in the projections will be realized or transactions currently contemplated in strategies will be completed, and actual future results may be materially higher or lower than those included therein."

         (p) Debt Service Reserve. The Debt Service Reserve Accounts shall be
             --------------------
fully funded, which funding may be made with the proceeds of W/C Loans.

         (q) Year 2000 Program. Information reasonably satisfactory to the Agent
             -----------------
regarding the Borrower's Year 2000 Program.

         (r) Drawdown Request. The Agent shall have received a Drawdown Request,
             ----------------
dated at least 10 (but not more than 30) days prior to the proposed funding or issuance date, duly executed and otherwise completed.

         (s) Other Documents. Such other statements, certificates, documents and
             ---------------
information with respect to the Project or matters contemplated by this Agreement as any Lender may reasonably request through the Agent.

         SECTION 7.3 Conditions Precedent to Each Loan. The obligation of the
                     ---------------------------------
Lenders to make W/C Loans, to convert a Reimbursement Obligation into an L/C Loan, or to make an advance under Section 2.7 hereunder shall be subject to the satisfaction of the conditions precedent set forth below (in form and substance satisfactory to the Agent):

         (a) The representations and warranties contained in Section 8 (with the
                                                             ---------
exception of Section 8.4, the representations and warranties contained in which
             -----------
shall be treated for the purposes of this subsection (a) as having been made (i)
                                          --------------
as regards the Company, with respect to the audited financial statements provided to the Agent by the Company immediately prior to the most recent such statements so provided and (ii) as regards any of the Members, with respect to the most recent audited financial statements provided to the Agent by such Member) are correct on and as of the date of such Loan (and after giving effect thereto) as though made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date);

         (b) No event has occurred and is continuing, or would result from such Loan, which constitutes a Default or an Unmatured Default; and

         (c) In the case of W/C Loans only, the Agent shall have received a Drawdown Request, dated at least 10 (but not more than 30) days prior to the proposed funding date, duly executed and otherwise completed.

Unless the Company shall have previously advised the Agent in writing that one or more of the above statements is no longer true, the Company shall be deemed to have represented and warranted, on the date on which each Loan is made or each Letter of Credit is issued or amended that the above statements made by such party are true as of such date.

                                   SECTION 8

                        REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lenders as of the Closing Date and, to the extent provided in Sections 7.2 and 7.3, on the date or dates
                                    ------------     ---
referred to therein, as follows:

         SECTION 8.1  (a)  Existence and Authority, etc. The Company is a
                           ----------------------------
limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. As of the Closing Date, the Sponsors are the only Members of the Company.

         (b) No filing, recording, publishing or other act is necessary in connection with the existence of the Company or the conduct of its business, except for those that have been made or done or, with respect to the conduct of its business, that are not yet require.

         (c) The Company has full company power and authority to incur its obligations under the Project Documents to which the Company is a party and to perform the terms thereof. The Project Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and by general equitable principles.

         SECTION 8.2 No Violation. (a) The execution, delivery and performance
         ----------- ------------
by the Company of each of the Project Documents to which it is a party do not and will not (i) as of the Initial Funding Date, require any consent or approval of its Members that has not been obtained or violate any provision of the LLC Agreement, and, as of any other date, require any consent or approval of the Members that has not been obtained or violate any provision of the LLC Agreement, other than any such consent or approval the failure of which to be obtained, or any such violation the occurrence of which has not, or could not reasonably be expected to have, a Material Adverse Effect, (ii) result in a breach of or constitute a default by the Company under any indenture, deed of trust or loan or credit agreement or any other material agreement, lease or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected (other than a Project Document as to which the representation set forth in Section 8.9 shall apply) which has, or could reasonably be expected to have, a Material Adverse Effect, or (iii) result in or create any Lien (other than a Permitted Lien) upon or with respect to any of the properties now owned or hereafter acquired by the Company.

         (b) The execution and delivery by the Company of each Project Document to which it is a party do not, and the performance by the Company of its obligations thereunder will not, violate any provision of any Governmental Rule, or result in a breach of or constitute a default under any order, writ, judgment, decree, determination or award of any Governmental Authority, applicable to the Company or the Project (as in effect on each date on which this representation and warranty shall be made or deemed made by the Company), which violation, breach or default has, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 8.3 Permits. All Permits necessary in connection with (i) the
                     -------
due execution and delivery of, and performance by the Company of its obligations and the exercise of its rights under, the Project Documents and (ii) the grant of the Liens created pursuant to the Security Documents and the validity, enforceability and perfection thereof and the exercise by the Agent of its rights and remedies thereunder, which are currently required to be obtained under applicable Governmental Rules by the Company, have been duly obtained or made and are in full force and effect, except as otherwise set forth in Schedule
                                                                        --------
3. All of the Permits required to be obtained by the Company in connection with
-
the construction, use, ownership, operation or maintenance of the Project, and all of the Permits required to be obtained by any other party to any of the Project Contracts in order to enable such party to perform its obligations thereunder (other than any Permits as may be required in connection with such party's general legal status or other contracts or business activities), are set forth in Schedule 2 and, except as otherwise indicated in Schedule 3, have been
         ----------                                       ----------
duly obtained, were validly issued and are in full force and effect and not subject to appeal. Except as described in Schedule 6, (a) there is no action,
                                          ----------
suit or similar proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, any Member, or the Project, that could reasonably be expected to rescind, terminate, modify (in a manner materially adverse to the interest of the Company, the Agent or the Lenders) or suspend any such Permit, and (b) to the best knowledge of the Company, there is no investigation pending or threatened against or affecting the Company, any Member, or the Project that could reasonably be expected to rescind, terminate, modify (in a manner materially adverse to the interest of the Company, the Agent or the Lenders) or suspend any such Permit. The Company has no information that leads it to believe that any Permits that have not been obtained by the Company as of the date of this Agreement, but which will be required in the future, will not be obtained in due course and in accordance with applicable Governmental Rules.

         SECTION 8.4 Financial Condition. The audited financial statements of
                     -------------------
the Company and the Members as at and for the period ended December 31, 1997 (or January 3, 1998, in the case of Temple-Inland Forest Products Corporation), and the unaudited financial statements of the Company and the Members as at and for the period ended June 30, 1998 (or July 4, 1998, in the case of Temple-Inland Forest Products Corporation), heretofore furnished to the Agent, fairly present the financial condition of the Company and the Members as at said date in conformity with GAAP applied on a consistent basis. Except for its liabilities and commitments under the Project Documents, neither Member nor the Company on said date had any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in a material amount individually or in the aggregate that are not reflected or provided for in or disclosed in the notes to said balance sheet as at said date. Since the date of such audited financial statements of the Company, there has been no material adverse change in the financial condition, operations, properties or business prospects of the Company. Since the date of such audited financial statements of the Members, there has been no material adverse change in the financial condition, operations or properties of any Member.

         SECTION 8.5 Title; Security Documents. The Company has a valid
                     -------------------------
leasehold interest in the Site and owns and has good title to all of the other Collateral free and clear of all Liens other than Permitted Liens and as anticipated by the Project Documents. The provisions of the Security Agreement are effective to create, in favor of the Agent for the benefit of the Secured Parties, a legal, valid and enforceable lien on or security interest in all of the Collateral described therein, the provisions of the Project Mortgage are effective to make, in favor of the Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Collateral described therein, and, assuming the Agent has taken all necessary actions in its sole power to perfect the security interest, all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices so that the Security Documents constitute perfected Liens on or security interests in all right, title, estate and interest of the Company in the existing Collateral covered thereby, prior and superior to all other Liens other than Permitted Liens described in Section 9.14(a), (b) or (c).
                                                    ---------------  ---    ---
No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except (i)
                                                                      ------
such as evidence Liens described in clause (g) of the definition of "Immaterial
                                    ----------
Liens" set forth in Appendix I, or (ii) such as evidence Liens described in
                    ----------
Section 9.14(b), (c), or (d).
---------------  ---     ---

         SECTION 8.6 Litigation. Except as disclosed on Schedule 6, there is no
                     ----------                         ----------
action, suit or similar proceeding at law or in equity or by or before any Governmental Authority now pending (or, to the best knowledge of the Company, threatened) against or, to the best knowledge of the Company, affecting, the Company or any of its properties, or the Project, or any such action, suit or similar proceeding against, or to the best knowledge of the Company, affecting the Members or their properties that could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.7 Subsidiaries; Business; Debt; Contracts. The Company has no
                     ---------------------------------------
Subsidiaries. The Company has not conducted any business other than to enter into the Project Documents and otherwise to conduct such business as is necessary or appropriate to the development, construction, use, ownership, operation and maintenance of the Project. The Company has no Debt other than Debt permitted by Section 9.18. The Company is not a party to or bound by any
                  ------------
indenture, loan agreement, credit agreement, contract, lease or instrument other than the Project Documents to which it is a party, such agreements as are permitted under Section 9.10, the Debt permitted by Section 9.18 or the
                ------------                        ------------
operating leases set forth on Schedule 9.
                              ----------

         SECTION 8.8 Material Agreements and Licenses. No licenses, trademarks,
                     --------------------------------
patents or agreements with respect to the usage of technology or other permits that have not been obtained (other than those constituting Permits referred to in Section 8.3) are necessary for the construction, use, ownership, operation
   -----------
and maintenance of the Project.

         SECTION 8.9  No Default. The Company is not in default in any material
                      ----------
respect under or with respect to any of the Project Documents. To the best knowledge of the Company, no other party to any Project Document is in default under any covenant or obligation set forth therein which default could reasonably be expected to have a Material Adverse Effect. No Default or Unmatured Default has occurred and is continuing.

         SECTION 8.10 Taxes. The Company has filed or caused to be filed all tax
                      -----
returns that to its knowledge after due inquiry are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against the Company or any of its properties and all other taxes, fees or other charges imposed on the Company by any Governmental Authority (other than taxes and assessments the payment of which is being contested in good faith by the Company and for the payment of which adequate reserves have been set aside or appropriate bonding arrangements have been made).

         SECTION 8.11 Delivery of LLC Agreement and Credit Documents. The Agent
                      ----------------------------------------------
has received a true and complete copy of the LLC Agreement and each Credit Document (including all exhibits and schedules referred to therein or delivered pursuant thereto, if any). Except as permitted pursuant to Section 9.10, neither
                                                           ------------
the LLC Agreement nor any of the Credit Documents has been amended, modified or terminated, and the LLC Agreement and all the Credit Documents are in full force and effect in the form delivered to the Agent on the Closing Date.

         SECTION 8.12 Disclosure. Unless otherwise disclosed to the Lenders
                      ----------
prior to the execution and delivery of this Agreement, no information furnished by the Company or any Member to the Agent or any Lender and no statement made or information furnished by the Company or any Member in this Agreement or in any schedule or exhibit attached hereto or in any Security Document contains any untrue statement of a material fact or fails to state any material fact necessary (as of the date made or furnished) to make the statements herein or therein not misleading in light of the circumstances in which they were made. The Project Pro Forma was prepared in good faith, and the Company believes that the assumptions on the basis of which the Project Pro Forma was prepared were (when made) and are (as of the Closing Date) reasonable. The Company believes that based on such assumptions, the Project Pro Forma sets forth all material facts as of the Closing Date necessary in order to fairly present the information contained therein. The Project Pro Forma reflects good faith estimates by the Company as to the matters contained therein based on business assumptions which the Company believes to be reasonable as of the Closing Date. All financial information and strategies contained in the Project Pro Forma are based on a number of assumptions that may not prove to be correct and are subject to significant uncertainties and contingencies, many of which are beyond the Company's control. There can be no assurance that the assumptions will prove to be accurate or that the amounts included in the projections will be realized or transactions currently contemplated in strategies will be completed, and actual future results may be materially higher or lower than those included therein.

         SECTION 8.13 ERISA. The Company has not established or maintained any
                      -----
Plan and has not made or agreed to make any contribution to any Multiemployer Plan. The Company is not a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) with a member that maintains a Plan or has agreed to make any contribution to a Multiemployer Plan, and is not under common control (within the meaning of Section 414(c) of the Code) with another trade or business that maintains a Plan or has agreed to make any contribution to a Multiemployer Plan and is not a member of an affiliated service group (within the meaning of Section 414(m) of the Code) that maintains a Plan or has agreed to make any contribution to a Multiemployer Plan.

         SECTION 8.14 Absence of Regulation. Neither the Company nor any Member
                      ---------------------
is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or an "investment advisor" within the meaning of the Investment Company Act of 1940.

         SECTION 8.15 Collateral Not in Flood Zone. The Collateral does not
                      ----------------------------
include any improved real property that is located within an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Act of 1968.

         SECTION 8.16 Environmental Matters. (a) To the best knowledge of the
                      ---------------------
Company, the Site does not contain, and has not previously contained, any hazardous or toxic waste or substance or underground storage tanks to the extent that such presence could reasonably be expected to have a Material Adverse Effect, and is in compliance in all material respects with all Environmental Laws applicable thereto.

         (b) The Company has conducted or supervised the conduct of a reasonable investigation of the environmental conditions at the Site and, based upon such investigation, there are no environmental conditions known to the Company which could reasonably be expected to materially and adversely interfere with the construction or operation of the Facility.

         (c) The Company has not received any notice of violation or advisory action by any Governmental Authority regarding environmental control matters or permit compliance that could reasonably be expected to have a Material Adverse Effect, other than any notice that may be received after the Closing Date with respect to (i) alleged violations that have been disproved, (ii) violations that have been cured or are being cured in accordance with such notice or action, or
(iii) violations which are not continuing and as to which no liabilities are outstanding.

         (d) There is no governmental administrative action or judicial proceeding pending or, to the Company's knowledge, threatened under any Environmental Law to which the Company or the Project is a party or, to the Company's knowledge, specifically relating to the presence, generation, storage, handling or release of any Hazardous Material, on, under, at or from the Site that has, or could reasonably be expected to have, a Material Adverse Effect, and, as of the Closing Date, there is no such action or proceeding pending, or to the best knowledge of the Company threatened.

         SECTION 8.17 Description of Property. The descriptions of the Site and
                      -----------------------
the Facility set forth in the Security Documents are true and accurate in all material respects and are adequate for the purpose of establishing, preserving, protecting and perfecting the interests and rights, and the Liens, intended to be created and provided in and on such property by the Security Documents.

         SECTION 8.18 Sufficiency of Project Documents. The services to be
                      --------------------------------
performed for the Company, the materials to be supplied to the Company and the real property interests, easements and other rights granted to the Company, all pursuant to the Project Documents (i) comprise substantially all of the services, materials and real property interests reasonably expected to be required for the acquisition, development, construction, installation, completion, use, operation and maintenance of the Project in accordance with all requirements of applicable Governmental Rules and the Project Documents, except
                                                                         ------
for such services and materials that can readily be obtained as necessary in the ordinary course of business, and (ii) provide adequate ingress and egress from the Site for any reasonable purpose and provide adequate power, water, sewer and rainwater discharge services, in each case in connection with the construction, operation and maintenance of the Facility.

         SECTION 8.19 Principal Place of Business, etc. The principal place of
                      --------------------------------
business of the Company and the office where the Company keeps its records concerning the Project and all contracts relating thereto is located at 757 Newell Road, El Dorado, Arkansas 71730. The Project is located at 757 Newell Road, El Dorado, Arkansas 71730.

         SECTION 8.20 Year 2000. The Borrower has used its best efforts to make
                      ---------
a full and complete assessment of the Year 2000 Issues and has a program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program").
                                                         -----------------
Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   SECTION 9

                                   COVENANTS

         So long as the Agent or any Lender shall be obligated hereunder to make any advance pursuant to any Letter of Credit or any Loan and until payment in full of the Loans and all other Secured Obligations:

         SECTION 9.1 Information. The Company shall deliver to the Agent (with
                     -----------
sufficient copies for each Lender):

         (a) as soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the balance sheet of the Company as at the end of such period and the related statements of income, of members' capital and of cash flow of the Company for such period, setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (if any), accompanied by a certificate of the chief financial officer, treasurer or assistant treasurer of the Company stating that (i) said financial statements fairly present the financial condition and results of operations of the Company in accordance with GAAP as at the end of, and for, such period (subject to normal year-end audit adjustments), and (ii) except as otherwise specifically described therein, the Company has no knowledge of any Default or Unmatured Default;

         (b) as soon as available, and in any event within 120 days after the end of each fiscal year of the Company, the balance sheet of the Company as at the end of such fiscal year and the related statements of income, of members' capital and of cash flows of the Company for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year (if any), and accompanied by (i) an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such fiscal year, and (ii) a certificate of the chief financial officer, treasurer or assistant treasurer of the Company, which certificate shall state that, except as otherwise specifically described therein, such officer has no knowledge of any Default or Unmatured Default;

         (c) concurrently with the delivery of the financial statements required to be delivered pursuant to clauses (a) and (b) above, a certificate (a
                            -----------     ---
"Compliance Certificate") of the chief financial officer, treasurer or assistant
 ----------------------
treasurer of the Company in substantially the form of Exhibit C with appropriate
                                                      ---------
insertions;

         (d) promptly after the Company knows that any Default or Unmatured Default or any default or event of force majeure under any Project Contract has occurred, a notice of such Default, Unmatured Default or such default or event, describing the same in reasonable detail and, as soon thereafter as practicable, a notice indicating what action the Company has taken, or intends to take, to cure, or cause the cure of, such Default, Unmatured Default or such default or event;

         (e) promptly after the Company knows that it has failed to comply with any Governmental Rule, or to obtain or maintain in full force and effect, or to comply with, any Permit referred to in Section 9.3, to the extent that any such
                                       -----------
failure could reasonably be expected to have a Material Adverse Effect, a notice of such failure, describing the same in reasonable detail and, as soon thereafter as practicable, a notice indicating what action the Company has taken, or intends to take, to comply with such Governmental Rule, or to obtain, maintain or comply with such Permit, as the case may be;

         (f) promptly upon the Company's receipt of any Permit, an extract of such Permit containing such portions of the Permit at least sufficient to identify it, to show its effective dates, and to demonstrate that it has been duly issued; and promptly upon the Agent's reasonable request, a copy of any Permit so requested;

         (g) copies of Operating Budget as required in accordance with Section
                                                                       -------
9.25;
----

         (h) from time to time as required pursuant to Section 9.4, a certified
                                                       -----------
duplicate of any insurance policy or renewal policy in effect pursuant to
Section 9.4;
-----------

         (i) promptly upon receipt thereof, copies of each Permit;

         (j) promptly upon obtaining knowledge thereof, notice of (i) all legal, administrative or arbitral proceedings to which the Company or any of the Members is a party or any other similar proceeding which has, or could reasonably be expected to have, a Material Adverse Effect or any legal, administrative or arbitral proceeding which has, or could reasonably be expected to have, a Material Adverse Effect on the Company or the Members, and (ii) the commencement of any proceeding by or before any Governmental Authority having jurisdiction over any Permit necessary for the execution, delivery or performance by the Company or any of the Members of its obligations under the Project Documents, or for the construction or operation of the Project as contemplated by the Project Documents, for the purpose of revoking, terminating, withdrawing, suspending, modifying (materially and adversely) or withholding any such Permit;

         (k) within 60 days after the last day of each calendar quarter commencing from and after the Substantial Completion Date, a quarterly operating report substantially in the form of Exhibit G;
                                    ---------

         (l) promptly upon obtaining knowledge thereof, notice of (i) any material adverse change in the properties, business, operations or financial condition of the Company, any Member or the Project, (ii) any change in any Governmental Rule which has or could reasonably be expected to have a Material Adverse Effect, (iii) any loss or damage to the Collateral in excess of $1,000,000, and (iv) any developments with respect to Year 2000 Issues which could reasonably be expected to have a Material Adverse Effect;

         (m) promptly upon obtaining knowledge thereof, notice of (i) any failure of the Company to obtain any consent or approval of the Members required in connection with the execution, delivery or performance of any Project Document to which the Company is a party or any violation of the LLC Agreement resulting from the execution, delivery or performance of any Project Document, or (ii) any breach or default by the Company under any other indenture, deed of trust or loan or credit agreement or any other material agreement, lease or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected; and

         (n) from time to time such other information regarding the business, affairs or financial condition of the Company as any Lender may reasonably request of the Company through the Agent.

         SECTION 9.2 Maintenance of Existence. The Company shall preserve and
                     ------------------------
maintain its legal existence and all of its rights, privileges and franchises necessary for the proper construction, use, operation and maintenance of the Project.

         SECTION 9.3 Compliance with Governmental Rules. The Company shall
                     ----------------------------------
comply in all respects with all applicable Governmental Rules, including Environmental Laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect, and shall as and when necessary obtain and maintain in full force and effect, and shall comply in all respects with, all Permits as shall now or hereafter be necessary under applicable Governmental Rules in connection with the construction, operation or maintenance of the Project or the entering into and performance by the Company of any of its obligations under the Project Documents to which it is a party, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 9.4 Insurance. (a) The Company shall at all times effect,
                     ---------
maintain and keep in force, or cause to be effected, maintained and kept in force, insurance of the types, in the amounts and subject to such terms and conditions as are specified on Schedule 5.
                               ----------

         (b) The Company shall also effect, maintain and keep in force, or cause to be effected, maintained and kept in force, such additional types or forms of insurance and/or increases in the amounts of the insurance set forth on Schedule
                                                                        --------
5 as may from time to time be reasonably requested by the Required Lenders;
-
provided, that each type of such additional insurance and/or additional amounts
--------
of insurance is at the time of any request for such coverage (i) consistent with the insurance usually carried by the owners or operators of manufacturing plants similar to the Facility, and (ii) available on commercially reasonable terms (as determined by the Agent).

         (c) In addition, the Company shall at all times maintain the insurance coverage required under the terms of the Project Contracts.

         (d) All policies of insurance required to be maintained pursuant to
Section 9.4(a) which cover risks of physical loss, damage or destruction of the
--------------
Project or any of the Company's other property (including policies providing business interruption insurance): (i) shall contain an endorsement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any foreclosure relating to the Project or any change in ownership of all or any part of the Project or any breach or violation by the Company of warranties, declarations or conditions contained in such policies or any act or negligence of the Company which might otherwise give rise to a defense by the insurer to its payment for such loss; (ii) shall contain a waiver by the insurer of all rights of subrogation in favor of the Agent and the other Secured Parties and of all rights of setoff, counterclaim or deduction against the insureds other than the Company; (iii) shall provide that none of the Agent or the other Secured Parties shall be liable for the payment of any premiums, commissions, assessments or calls in connection with such insurance; and (iv) shall be maintained on a "no co-insurance" basis and the Company shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Agreement.

         (e) All policies of insurance required to be maintained pursuant to
Section 9.4(a) which cover liability for bodily injury or property damage shall
--------------
provide that all provisions of such insurance, except the limits of liability
                                               ------
(which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Company), shall operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by an insured.

         (f) All policies required to be maintained pursuant to Section 9.4(a)
                                                                --------------
covering risks of physical loss, damage or destruction of the Project or any of the Company's other property shall provide that the proceeds of any loss, damage or destruction shall be payable to the Agent as their interests may appear.

         (g) In the event the Company fails to take out or maintain the full insurance coverage required by this Agreement or any Project Contract, or fails to comply with the terms of any insurance policy, the Agent, upon 30 days' written notice (unless the aforementioned insurance would lapse within such period or another event which could lessen the security for the Secured Obligations shall occur, in which event notice shall be given as soon as reasonably possible) to the Company of any such failure on its part, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same and comply with all terms of the insurance policies. All amounts so advanced therefor by the Agent shall become an additional Secured Obligation of the Company to the Lenders secured under the Security Documents, and the Company will forthwith pay such amount to the Agent, together with interest thereon at a rate per annum equal to the ABR Rate plus 2%.

         (h) Promptly upon receipt thereof after the Closing Date, and thereafter on or prior to the expiration date of any policy then in effect pursuant to Section 9.4(a), the Company shall deliver to the Agent (x) a copy of
            --------------
the original binder, certified by responsible insurance carriers authorized to do business in the State of New Jersey with a Best's Key Rating Guide rating of "A+/IX" or by other insurance carriers or brokers acceptable to the Required Lenders, and (y) a certificate of the Company's insurance advisor certifying that the insurance then carried and/or to be renewed complies with Section
                                                                   -------
9.4(a) and all premiums theretofore due have been paid.
------

         SECTION 9.5 Federal Reserve Regulations. No part of the proceeds of any
                     ---------------------------
Loan will be used to purchase any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207)) or to extend credit to others for such purpose.

         SECTION 9.6 Taxes. The Company shall pay and discharge all taxes and
                     -----
other governmental assessments, charges or levies imposed on the Company or on its income or profits or on the Project or any of its other property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would result in the creation of a Lien upon the Project or any other property of the Company; provided, that the foregoing is acknowledged not to
                         --------
preclude the Company's right to contest in good faith by appropriate proceedings the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, during which contest such tax, assessment, charge, levy or claim so contested may remain unpaid, if: (i) the Company diligently prosecutes such contest, (ii) adequate reserves or appropriate bonding arrangements have been established by the Company, and (iii) during the period of such contest the enforcement of such contested item is effectively stayed.

         SECTION 9.7 Books and Records; Inspections.
                     ------------------------------

         (a) The Company shall keep proper books of record in accordance with GAAP and allow a maximum of four (4) representatives of the Agent to visit and inspect its properties, and during normal business hours and at reasonable intervals to examine its books of record and account and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants; provided that the Company shall pay the travel and lodging expenses
             --------
of employees of the Agent, and the travel and lodging expenses and fees of the independent consultants of the Agent, incurred by the Agent in connection with such inspections; provided further that, so long as no Default shall have
                  -------- -------
occurred and be continuing, such inspections shall be no more frequent than twice in any calendar year, and if a Default has occurred and is continuing there shall be no limit on the frequency of inspections.

         (b) Prior to the Final Completion Date, the Company shall permit the Independent Engineer (at the request of the Agent) to visit and inspect (at the Company's expense) the Company's properties and to discuss the progress of the construction of the Project, the operation of the Facility and any damage that may have been suffered by any part of the Project with principal officers, engineers, staff or representatives, of the Company, all at such times during normal business hours and at reasonable intervals as the Independent Engineer may desire. Following the Final Completion Date, the Company shall permit the Independent Engineer (at the request of the Agent) to visit during normal business hours and inspect (at the Company's expense) at any time during a continuing Unmatured Default or Default or at any time following any material loss or damage to the Project, the Company's properties, to review operating reports relating to the Project, to witness and verify operation and maintenance of the Project (including any tests), to examine the Company's maintenance programs, and to discuss the operations of the Facility and any damage that may have been suffered by any part of the Project with principal officers, engineers, staff or representatives of the Company.

         (c) In addition, the Company shall at all times commencing as soon as practicable after the Final Completion Date maintain and preserve a complete set of the Company's original as-built plans and specifications (and all supplements thereto) relating to the Project at the Facility and upon reasonable prior notice shall make them available for inspection by any Lender, the Agent at such reasonable times during business hours and at such reasonable intervals as any Lender or the Agent may desire.

         SECTION 9.8 Operation and Maintenance of the Project. The Company shall
                     ----------------------------------------
take or cause to be taken all action required to maintain and preserve the Project and all of its other properties necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted; shall maintain at the Site all equipment and inventories necessary for the proper operation and maintenance of the Project, with appropriate spare parts, inventories and redundancies; and shall restore, replace or rebuild its property or any part thereof (other than any such part that is unnecessary for the operation or maintenance of the Project) that is damaged or destroyed by any casualty (whether or not insured against or insurable); provided, that the
                                                        --------
proceeds of any insurance received as a result of such casualty have been made available in accordance with Section 9.27. The Company shall own, operate, use
                             ------------
and maintain (or cause to be owned, operated, used and maintained) the Project in a safe, prudent, dependable, efficient, orderly, skillful and workmanlike manner in accordance with the requirements of the Project Contracts.

         SECTION 9.9 Maintenance of Title and Lien of the Security Documents.
                     -------------------------------------------------------
The Company shall take or cause to be taken or where such action is being taken by the Agent or its agents, upon the Agent's reasonable request, assist the Agent in taking or causing to be taken all action required to maintain and preserve the Company's right, title and interest in and to the Collateral and to maintain and perfect the Liens in favor of the Agent for the benefit of the Secured Parties created by the Security Documents and the priority thereof. The Company shall from time to time execute any and all further instruments (including financing statements and similar statements and amendments thereto with respect to the Security Documents) reasonably requested by the Agent for such purposes.

         SECTION 9.10 Amendments to Project Contracts. (a) The Company shall
                      -------------------------------
perform and observe in all material respects its covenants and agreements contained in each Project Contract and Project Contract Consent.

         (b)      The Company shall not take any Restricted Action. "Restricted
                                                                     ----------
Action" shall mean any of the following actions:
------

                  (i) cancel or terminate any Project Contract to which it is a party or consent to or accept any cancellation or termination of any Project Contract except (x) upon the expiration of the stated term thereof or (y) for cancellations and terminations which the Agent reasonably determines will not have a material adverse effect on (A) the business, property, condition (financial or otherwise), results of operations, or prospects of the Company or any Member, (B) the ability of the Company or any Obligor to perform its obligations under the Project Documents, or (C) the validity or enforceability of any of the Project Documents or rights or remedies of the Agent or the Lenders thereunder;

                  (ii) sell, assign or otherwise dispose of any part of its interest in any Project Contract;

                  (iii) to the extent that any of the following could reasonably be expected to have a Material Adverse Effect, (A) fail to enforce each covenant or obligation of each other party to any Project Contract in accordance with its terms, (B) affirmatively waive any default under or breach of any Project Contract or affirmatively waive, forgive or release, or fail to enforce (to the extent enforceable by the Company) any right, interest or entitlement, howsoever arising, under or in respect of any Project Contract or Project Contract Consent or (C) vary or agree to any variation in the performance of any obligation of any other Person under any Project Contract or Project Contract Consent;

                  (iv) petition, request or take any other legal or administrative action that seeks, or could reasonably be expected, to rescind, terminate or suspend any Project Document or amend or modify any thereof, in such manner or with such result as could reasonably be expected to have a Material Adverse Effect; and

                  (v) amend, supplement or modify any Project Contract to which it is a party (in each case, as in effect on the date hereof), except for amendments, supplements and modifications which the Agent reasonably determines will not have a material adverse effect on (A) the business, property, condition (financial or otherwise), results of operations, or prospects of the Company or any Obligor and its subsidiaries taken as a whole,
         (B) the ability of the Company or any Obligor to perform its obligations under the Project Documents, or (C) the validity or enforceability of any of the Project Documents or the rights or remedies of the Agent or the Lenders thereunder.

         SECTION 9.11 Use of Proceeds. The Company shall use the proceeds of the
                      ---------------
L/C Loans solely to pay for Tender Drafts. The Company shall use the proceeds of the W/C Loan for working capital purposes and not to make Distributions.

         SECTION 9.12 Debt Service Reserve Accounts. (a) Commencing on the
                      -----------------------------
Initial Funding Date, to the extent that a Debt Service Reserve Deficiency exists, revenues of the Project shall be applied, in the priority set forth in
Section 9.28, to the Debt Service Reserve Accounts pro rata until such time as
------------
there is no Debt Service Reserve Deficiency. In the event that, as a result of payments made pursuant to Section 10(b) of the Security Agreement or otherwise, a Debt Service Reserve Deficiency arises, then the Company shall be obligated to deposit funds into the Debt Service Reserve Accounts pro rata in accordance with
Section 9.28(b) until such time as no Debt Service Reserve Deficiency exists. If
---------------
a Debt Service Reserve Deficiency arises and is not cured by the end of the immediately following Calculation Period, then the Company shall make a call pursuant to the Contingent Equity Contribution Agreement to the extent of such Debt Service Reserve Deficiency.

         (b) Funds in the Tax-Exempt Bond Debt Service Account (i) shall not be invested at a yield which is materially higher, within the meaning of Section 148 of the Code and taking into account yield reduction payments to the United States permitted under Treasury Regulation Section 1.148-5(c) or any similar regulation then in effect, than the yield of the Tax-Exempt Bonds, and (ii) shall be invested in investments traded on an established securities market for which the market price is paid, or shall be invested in obligations of the United States Treasury Department that are purchased directly from the United States Treasury; provided, however, that the foregoing limitations shall not be
                 --------
applicable to funds invested in obligations the interest on which is excludable from gross income for federal income tax purposes. Funds in the Taxable Bond Debt Service Account may be invested without yield limitation.

         SECTION 9.13 Sinking Fund Accounts. (a) To the extent that a Sinking
                      ---------------------
Fund Deficiency exists, revenues of the Project shall be applied, in the priority set forth in Section 9.28, to the Sinking Fund Accounts pro rata until
                      ------------
such time as there is no Sinking Fund Deficiency. In the event that, as a result of payments made pursuant to Section 13(b) of the Security Agreement or otherwise, a Sinking Fund Deficiency arises, then the Company shall:

               (i) deposit funds into the Sinking Fund Accounts pro rata in accordance with Section 9.28(b); and/or
                         ---------------

               (ii) request a transfer from the Debt Service Reserve Accounts pro rata; and/or

               (iii) make a call pursuant to the Contingent Equity Contribution Agreement to the extent of such Sinking Fund Deficiency,

until such time as no Sinking Fund Deficiency exists.

         (b) Funds in the Tax-Exempt Bond Sinking Fund Account (i) shall not be invested at a yield which is materially higher, within the meaning of Section 148 of the Code and taking into account yield reduction payments to the United States permitted under Treasury Regulation Section 1.148-5(c) or any similar regulation then in effect, than the yield of the Tax-Exempt Bonds, and (ii) shall be invested in in investments traded on an established securities market for which the market price is paid, or shall be invested in obligations of the United States Treasury Department that are purchased directly from the United States Treasury; provided, however, that the foregoing limitations shall not be
                 --------
applicable to funds invested in obligations the interest on which is excludable from gross income for federal income tax purposes. Funds in the Taxable Bond Sinking Fund Account may be invested without yield limitation.

         SECTION 9.14 Liens. The Company shall not create or suffer to exist any
                      -----
Lien on any of the Collateral, other than the following, which collectively shall constitute "Permitted Liens":

         (a)   Immaterial Liens;

         (b)   Liens created pursuant to the Security Documents;

         (c) Liens covering property leased by the Company pursuant to leases which do not constitute Debt of the Company; and

         (d) Mechanics' and materialmens' Liens which (i) exist on the Closing Date as set forth on Schedule 8 or (ii) are created after the Closing Date in a
                     ----------
maximum aggregate amount of $1,000,000, the existence of which is disclosed to the Agent promptly after the Company obtains knowledge or notice thereof, and which the Company has commenced and diligently continues to take all reasonable steps to satisfy.

         SECTION 9.15 Consolidation; Sale and Transfer of Assets; Purchase of
                      -------------------------------------------------------
Assets. The Company shall not consolidate with any other Person or sell, lease
------
or transfer
any portion of its properties or any of its right, title or interest in the Project to another Person, or otherwise dispose of any of such properties or right, title or interest therein, other than (i) sales of assets in the ordinary course of the Company's business (provided that, to the extent each such asset
                                  --------
remains necessary for the operation or maintenance of the Project, the Company replaces such asset with an asset of at least substantially equivalent utility);
(ii) sales of Permitted Investments; (iii) transfer of assets made with the prior written consent of all of the Lenders; (iv) as contemplated by the Project Mortgage, the sale of the Premises (as defined in the Project Mortgage) to the Issuer subject to the simultaneous execution and delivery of the Bond Lease; and
(v) as otherwise contemplated by the Credit Documents. The Company shall not purchase or acquire any assets other than (A) purchases of assets reasonably required for the completion of the Project, (B) purchases and leases of assets in the ordinary course of business reasonably required in connection with the operation of the Project and not in violation of Section 9.19, and (C) purchases
                                                 ------------
of Permitted Investments.

         SECTION 9.16 Nature of Business. The Company shall not conduct or
                      ------------------
engage in any business other than the construction, operation and maintenance of the Project and the undertaking of any activities reasonably related thereto.

         SECTION 9.17 Permitted Investments. The Company shall not make any
                      ---------------------
investments (whether by purchase of stock, bonds, notes or other securities, or by loan, advance or otherwise) other than Permitted Investments, except that
                                                                 ------
this Section 9.17 shall not apply to the cash and investments thereof on deposit
     ------------
with a local bank as described in and within the limits of Section 9.26.
                                                           ------------

         SECTION 9.18 Debt. The Company shall not directly or indirectly create,
                      ----
incur, assume, suffer to exist or otherwise become liable with respect to any Debt except:
     ------

         (a)   Debt incurred under the Credit Documents;

         (b)   accounts payable pursuant to the Project Contracts;

         (c)   Debt permitted under Section 9.19;
                                    ------------

         (d)   Subordinated Loans; or

         (e)   Debt existing on the Closing Date and set forth on Schedule 7.
                                                                  ----------

         SECTION 9.19 Guarantees. The Company will not agree, contingently or
                      ----------
otherwise, to purchase or repurchase the Debt of, or assume, guaranty (directly or indirectly or by instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing or otherwise), endorse or otherwise become or remain liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except:
                            ------

         (a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (b) indemnities with respect to unfiled vendor's, mechanic's, worker's, employee's or other like Liens arising in the course of construction or in the ordinary course of operations or maintenance of the Project;

         (c) indemnities to federal, state or local governmental agencies or authorities relating to any expenses incurred that are incidental to obtaining easements for the benefit of the Project;

         (d)   indemnities set forth in the Project Documents; and

         (e) indemnities with respect to contested taxes, governmental assessments. charges, levies and claims which are being contested pursuant to
Section 10.6.
------------

         SECTION 9.20 Fiscal Year. The Company shall not change the last day of
                      -----------
its fiscal year to a date other than December 31 or the Saturday falling closest to December 31.

         SECTION 9.21 Transactions with Affiliates and Others. The Company shall
                      ---------------------------------------
not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar arrangement with, any of its Affiliates or any officer, director or employee of the Company or any Member, except for (i)
                                                                ------
transactions with Affiliates specifically provided for in the Project Documents, and (ii) arm's length transactions with or among its Affiliates if payments in connection with any such transaction do not reduce in any period the amount of cash available for payment of the items referred to in Sections 9.28(b).
                                                       ----------------

         SECTION 9.22 Change of Office. Except in an emergency situation, the
                      ----------------
Company shall not change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and all contracts relating thereto from that existing on the date of this Agreement unless the Company shall have given the Agent at least 30 days' prior written notice thereof and all action necessary or advisable in the reasonable opinion of the Agent to maintain and preserve the Company's right, title, if any, and interest in and to the Project and the other Collateral and to maintain and perfect the Liens created by the Security Documents with respect thereto and the priority thereof shall have been taken.

         SECTION 9.23 Change of Name. The Company shall not change its name
                      --------------
unless the Company shall have given the Agent at least 30 days' prior written notice thereof and all action necessary or advisable in the Agent's reasonable opinion to maintain and preserve the Company's right, title and interest in and to the Collateral and to maintain and perfect the Liens created by the Security Documents with respect thereto and the priority thereof shall have been taken.

         SECTION 9.24 Plans. The Company shall not (i) establish, sponsor or
                      -----
maintain any Plan or Multiemployer Plan, or (ii) make, or agree to make, any contribution to any Multiemployer Plan.

         SECTION 9.25 Operating Budget. No later than 45 days after the
                      ----------------
Substantial Completion Date, the Company shall deliver to the Agent for review the Operating Budget for the remainder of the calendar year in which the Substantial Completion Date occurs and the two succeeding calendar years. Commencing with the first full calendar year after the year in which the Substantial Completion Date occurs, no fewer than 60 days prior to the beginning of each succeeding calendar year, the Company will deliver to the Agent for review an Operating Budget for each of the two ensuing calendar years.

         SECTION 9.26 Cash and Permitted Investments. The Company shall at all
                      ------------------------------
times maintain all of its cash and Permitted Investments in the Accounts in accordance with the Security Agreement except that on any date the Company may
                                       ------
have up to $2,000,000 on deposit with a bank in or near El Dorado, Arkansas.

         SECTION 9.27 Use of Insurance and Condemnation Proceeds. (a) (i) All
                      ------------------------------------------
insurance proceeds, condemnation awards or other compensation paid as a result of a Casualty Event shall be deposited by the Agent into the Insurance Account, provided, that proceeds of business interruption insurance and other payments
--------
received for interruption of operations shall be deposited by the Agent into the Operating Account. (ii) If the Company (or any Affiliate thereof), the Agent or any Lender receives any of the proceeds, awards, compensation or other payments referred to in the preceding sentence (such proceeds, awards, compensation or other payments, collectively, "Casualty Proceeds"), the Company (or such
                               -----------------
Affiliate), the Agent or such Lender, as the case may be, shall promptly deliver such Casualty Proceeds to the Agent for deposit into the Insurance Account or the Operating Account (as provided in the preceding sentence); provided, that,
                                                               --------
the foregoing sentence shall not apply to any Casualty Proceeds remitted to the Company pursuant to Section 9.27(c). (iii) The Agent shall be entitled to deduct
                    ---------------
from any amount of Casualty Proceeds received by the Agent the reasonable cost, if any, to the Agent of recovering and of paying out such Casualty Proceeds (including attorney's fees and costs allocable to determining whether or not the conditions to remittance of such Casualty Proceeds as provided in Section
                                                                  -------
9.27(c) have been satisfied).
-------

         (b) Casualty Proceeds not in excess of $1,000,000 with respect to any single loss shall be paid to the Company for application to the repair, restoration or rebuilding of the Project. All Casualty Proceeds in excess of $1,000,000 shall, at the option of the Required Lenders either be applied as payment on the Secured Obligations or be applied to repair, restoration or rebuilding of the Project. In the event the Required Lenders agree that the Casualty Proceeds shall be applied to the repair, restoration or rebuilding of the Project, such Casualty Proceeds shall be remitted to the Company from time to time as the Repair Work (as defined below) progresses and shall when remitted to the Company be applied by the Company to the payment of the cost of repairing, restoring or rebuilding the portion or portions of the Project affected by the physical loss, destruction, damage or Taking (the "Repair
                                                                   ------
Work"), each such remittance to be subject to the following conditions and the
----
terms and provisions of the Security Agreement.

         (c) If the Repair Work is structural or if the cost of such work, as estimated by the Company and approved by the Agent in consultation with the Independent Engineer, will exceed $1,000,000, the Repair Work shall be in the charge of an architect or engineer (who may be an employee of the Company) and, before the Company commences any such Repair Work, other than temporary Repair Work to protect property or to prevent interference with business, the Required Lenders in consultation with the Independent Engineer shall have approved the plans and specifications for such work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that said plans and specifications shall provide that the value and general utility of the Project following completion of the Repair Work shall be comparable in all material respects to the Project prior to the Casualty Event.

         (d) Each request for payment shall be made on 10 days' prior notice to the Agent and payment shall be subject to the satisfaction of the following conditions:

             (i) each request shall be accompanied by a certificate to be made by such architect or engineer, if one is required under Section
                                                                 -------
         9.27(c), otherwise by an Authorized Officer of the Company, stating (A)
         -------
         that all of the Repair Work completed has been done in compliance in all material respects with the approved plans and specifications, if any are required under Section 9.27(c), (B) that the sum requested is
                                ---------------
         required to pay, or to reimburse the Company, for the cost incurred in connection with such Repair Work (giving a brief description of the services and materials provided in connection with such Repair Work),
         (C) that the sum requested, when added to all Casualty Proceeds previously paid out by the Agent, does not exceed the value of the Repair Work done as of the date of such certificate, and (D) that the amount of such proceeds remaining in the hands of the Agent, together with other amounts available (in the reasonable opinion of the Required Lenders) to the Company, will be sufficient on completion of the Repair Work to pay for the same in full (giving in such reasonable detail as the Agent may require an estimate of the cost of such completion) and to pay all Debt Service during the period from the date of such request until such completion, and the Independent Engineer shall have confirmed to the Agent the accuracy and sufficiency of such certificate with respect to technical matters;

               (ii) each request shall be accompanied by waivers of Liens (conditional as to the current request and unconditional as to prior requests) reasonably satisfactory to the Agent covering that part of the Repair Work for which payment or reimbursement is being requested and by evidence reasonably satisfactory to the Agent that there has not been filed with respect to the Project or any part thereof any mechanics' or other Lien or instrument for the retention of title in respect of any part of the Repair Work not discharged of record (other than Permitted Liens);

               (iii) no Permit necessary for the proper construction or operation of the Project shall have been canceled, or contain any still exercisable right to cancel, due to such Casualty Event;

               (iv) no Default or Unmatured Default (other than a Default or Unmatured Default relating directly or indirectly to such Casualty Event) shall have occurred and be continuing;

               (v) the request for any payment after the Repair Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Facility legal; and

               (vi) the buildings, equipment or other improvements or fixtures covered by the Repair Work shall be subject to the Liens of the Security Documents.

         (e) (i) If Casualty Proceeds are not remitted, or are not permitted to be remitted, to the Company pursuant to Section 9.27(b), or the Company shall
                                           ---------------
not have commenced the Repair Work, in either case, within 90 days after the receipt by the Agent of such Casualty Proceeds, or (ii) if, after the Repair Work shall have commenced, the Company shall fail to diligently pursue completion of such Repair Work or the Company shall fail to satisfy any of the conditions set forth in Section 9.27(d) within a reasonable period of time (as
                        ---------------
determined by the Required Lenders), such Casualty Proceeds on deposit in the Insurance Account shall (upon direction of the Required Lenders) be applied to the prepayment of the Loans and to cash collateralize any Letters of Credit. Notwithstanding anything to the contrary in this Section 9.27, if a Default
                                                 ------------
shall have occurred, the Agent may apply any Casualty Proceeds in its possession as specified in Section 19(c) of the Security Agreement.

         SECTION 9.28 Application of Revenues. (a) Subject to Section 9.28(d),
                      -----------------------                 ---------------
in the ordinary course of business the Company shall pay when due all costs (other than payments described in Section 9.28(b) and (c)) incurred for the
                                  ---------------     ---
operation, repair,
maintenance, management, or administration of the Project (including payments pursuant to the Fiber Supply Agreement and the MDF Marketing Agreement in accordance with the terms thereof, Bond Lease Payments, fresh water supply, waste water disposal, chemicals, utilities, insurance, taxes (other than income taxes), professional fees and costs incurred by the Company in connection with scheduled major maintenance).

         (b) The Company shall pay to the Agent when due all amounts owing to the Agent or to the Lenders under the Credit Documents or required to be deposited under the Credit Documents. Subject to Section 9.28(a) and (d), any
                                                 -----------------------
payments which the Agent receives from the Company pursuant to the preceding sentence shall be applied in the following order of priority:

               (i) any amount then due and owing to the Agent under any Credit Document (in its capacity as Agent only);

               (ii)  interest then due and owing to the Lenders on the Loans;

               (iii) principal then due and owing on the Loans and Hedge Agreement fees and breakage costs owing to any Hedge Counterparty;

               (iv) fees, expenses and prepayment premiums then due and owing to the Lenders under the Credit Agreement and any other Secured Obligation the payment of which is not otherwise provided for in this
         Section 9.28(b);
         ---------------

               (v) required deposits, if any, to be made into the Sinking Fund Accounts pursuant to Section 9.13; and
                              ------------

               (vi) required deposits, if any, to be made into the Debt Service Reserve Accounts pursuant to Section 9.12.
                                      ------------

         (c)   Subject to Section 9.28(a), (b) and (d), the Company may pay to
                          ----------------------------
its Members:

               (i)   not more often than quarterly, Distributions; and

               (ii)  when due, interest and principal on Subordinated Loans;

provided that, upon such payment to the Members, such Distributions and interest
--------
and principal on Subordinated Loans shall be free and clear of any Liens arising under the Security Documents and subject only to the terms of the Contingent Equity Contribution Agreements.

         (d)   The Company shall not make any payment pursuant to Section
                                                                  -------
9.28(c) unless, at the time of such payment:
-------

               (i)    the most recent Calculation Period ended at least fifteen
         (15) days prior to such payment;

               (ii) the Company delivered the Compliance Certificate required by Section 9.1(c) with respect to such Calculation Period at least four
            --------------
         (4) days prior to such payment;

               (iii) the Debt Coverage Ratio is greater than or equal to 1.25:1.00;

               (iv) no Debt Service Reserve Deficiency or Sinking Fund Deficiency exists;

               (v)    the Final Completion Date has occurred;

               (vi)   if a Casualty Event has occurred, either:

                              (A) the portion of the Facility affected by such Casualty Event has been repaired, restored, or rebuilt to a condition which allows the Company to satisfy its obligations under the Project Documents to which it is a party (including its obligations under Section 9.8); or
                                                             ------------

                              (B) if applicable, the Company has satisfied its obligations under Section 9.27(e) with respect to such
                                        ---------------
                      Casualty Event;

               (vii) no Default or Unmatured Default has occurred and is continuing; and

               (viii) the Company has delivered to the Agent a Certificate executed by an Authorized Representative of the Company stating that the conditions set forth in this Section 9.28 have been satisfied;
                                          ------------
         provided that the Company shall not be required to submit such
         --------
         Certificate if the Company notifies the Agent in writing of its intention to make, and makes, such payment within 8 days after delivering a Compliance Certificate pursuant to Sections 9.1(c) and
                                                         ---------------
         9.28(d)(ii).
         -----------

         (e) Nothing in this Section 9.28 shall postpone, delay, or otherwise
                             ------------
change the respective dates on which payments of principal, interest, and other Secured Obligations become due and payable to the Secured Parties under this Agreement, any Hedge Agreement, or any other Credit Document.

         SECTION 9.29 Environmental Matters. In the event the Agent or any
                      ---------------------
Lender sustains any liability, loss, cost, damage or expense (including attorneys' and consultant's fees and expenses) arising out of the presence, release or threatened release of Hazardous Material on or from the Site or otherwise affecting the Collateral, the Agent may, if so directed by the Required Lenders, take any action reasonably necessary in its judgment to respond to such presence, release or threatened release affecting the Collateral following a failure of the Company to take, or cause to be taken, any such action, and the cost of such response action shall be added to the Secured Obligations secured by the Security Documents.

         SECTION 9.30 Opinion. At least three months (but not more than six
                      -------
months) prior to each date by which any UCC continuation statement must be filed in any jurisdiction in order to maintain the priority established by any UCC financing statement filed in connection with the Security Documents (each such date, a "Refile Date"), the Company shall deliver to the Agent an opinion of
         -----------
counsel in form and substance reasonably satisfactory to the Agent stating (i) the Security Documents are effective to create and maintain, in favor of the Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on and security interests in all of the Collateral, (ii) that each of the Security Documents has been duly filed and/or recorded and/or registered, and all other filings, or recordings or other actions have been made or taken, in all places as may be required or necessary to establish and perfect such Liens and security interests, subject to such exceptions and qualifications as are reasonably acceptable to counsel to the Agent, including assumptions that the Agent has taken all actions within its sole power necessary to perfect the security interest, and (iii) what action must be taken on or prior to the second succeeding Refile Date in order to maintain the priority of such Liens and security interests.

         SECTION 9.31 Year 2000. The Borrower will use its best efforts to take
                      ---------
all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

                                  SECTION 10

                             DEFAULTS AND REMEDIES

         SECTION 10.1 Defaults. The occurrence of any one or more of the
                      --------
following events shall constitute a Default:

         (a) the Company shall default in the payment when due of (x) any principal of any Loan (including any principal payable under Section 9.27(j)) or
                                                             ---------------
(y) any Reimbursement Obligation which has not been converted into an L/C Loan pursuant to Section 2.7; or
            -----------

         (b) the Company shall default in the payment when due of interest, fees or any other amount payable by it to the Agent or the Lenders under this Agreement and such default shall remain unremedied for a period of five Business Days after the Company shall have received written notice of such default from the Agent or any Lender (acting through the Agent); or

         (c) the Company shall default in the payment when due, whether by acceleration or otherwise, of any amount payable in respect of any Hedge Agreement and such default shall continue beyond the applicable grace period, if any, allowed under such Hedge Agreement; or

         (d) the Company shall default in the performance of any of its obligations under Section 9.1, 9.2, 9.4, 9.5, 9.9, 9.10, 9.11, 9.13, 9.15, 9.18
                  -----------  ---  ---  ---  ---  ----  ----  ----  ----  ----
through 9.20 or 9.24; or
        ----    ----

         (e) any funds shall be disbursed from the Operating Account in violation of Section 9.28; or
             ------------

         (f) the Company shall default in the performance of any of its other obligations or covenants under this Agreement (other than constituting a default under another provision of this Section 10) and such default shall continue
                                ----------
unremedied for a period of 30 days after the earlier of knowledge or notice thereof from the Agent of any Lender; or

         (g) any representation or warranty made or deemed made by the Company or any Member herein or in the Security Documents, or any representation, warranty or statement made by the Company in any certificate delivered by the Company or any Member to the Agent pursuant to this Agreement or the Security Documents, shall prove to have been false or misleading in any material respect as of the time made or deemed made; or

         (h) the Company or any Member shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its Debts as such Debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary Insolvency Proceeding, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, (vii) engage in any winding-up or liquidation of its business or assets, or (viii) take any company or corporate action for the purpose of effecting any of the foregoing; or

         (i) any Insolvency Proceeding shall be commenced without the application or consent of the Company, any Member or any trustee, receiver, custodian, liquidator or the like shall be appointed for such Person under any Governmental Rule relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of Debts, or a warrant of attachment, execution or similar process shall be issued against property of such Person having a value in excess of $1,000,000 and such proceeding, case, warrant or process shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and Continue unstayed and in effect, for a period of 60 days, or any order for relief against such Person shall be entered in an involuntary Insolvency Proceeding and shall not be vacated or overruled within 60 days; or

         (j) a judgment or judgments for the payment of money in excess of $1,000,000 shall be rendered against the Company or any Member and the same shall continue in effect, unpaid and unstayed for a period of 30 consecutive days; or

         (k) the Company shall default in the payment when due, at stated maturity, by acceleration or otherwise, of any amount in respect of any Debt of the Company in an aggregate principal amount in excess of $500,000 and such default continues beyond the applicable grace period, if any, specified in the note, agreement or other instrument relating to such Debt; or

         (l) any event shall occur under any note, agreement or other instrument by which any Debt of the Company in an aggregate principal amount in excess of $1,000,000 is evidenced or under which any such Debt is created which entitles the holder or holders of such Debt (or an agent or trustee on its or their behalf) to cause such Debt to become due prior to its stated maturity or payment date; or

         (m) any material provision of any Project Contract shall at any time for any reason cease to be valid and binding or in full force and effect, or any material provision of any Project Contract shall be declared to be null and void by any Governmental Authority of competent jurisdiction, or any party (other than the Company, the Agent or any Lender) to any Project Contract shall default in the observance or performance of any of the material covenants or agreements contained in any such Project Contract beyond the applicable grace period; provided that there shall be no Default in the case of cancellations or
--------
terminations to which Section 9.10(b)(i)(y) applies; or
                      ---------------------

         (n) the Company shall fail to own good leasehold title to the Site or good title to the other real estate rights and physical assets constituting a part of the Collateral or shall fail to keep the Collateral free and clear of all Liens other than Permitted Liens; or any of the Security Documents shall cease to be valid and binding or in full force and effect or be effective to grant perfected Liens to the Agent, for the benefit of the Secured Parties, on the Collateral described therein, subject to no equal, prior or junior Lien other than Permitted Liens and such failure is not cured within 10 days after the earlier of the Company's obtaining knowledge or notice of such failure; or

         (o) the Company or any Member shall fail to comply with or perform any applicable provision of any Security Document beyond the applicable grace period or shall contest in any manner the legality, validity, binding effect or enforceability thereof in any manner; or

         (p) an ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such ERISA Event, together with all other such ERISA Events, the Company shall incur or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing), where the incurrence of such liability could reasonably be expected to have a Material Adverse Effect; or

         (q) the Company shall have abandoned the Project; or

         (r) a Company Change of Control or Member Change of Control shall occur; or

         (s) (A)(i) a Total Loss shall occur, or (ii) a material portion of the Project shall be condemned, confiscated, requisitioned, damaged or destroyed as a result of a Casualty Event and such condemnation, confiscation, requisition, damage or destruction could reasonably be expected to have a Material Adverse Effect, and (B) the Company shall not be entitled to receive Casualty Proceeds in accordance with Section 9.27(c) in order to repair, restore or rebuild the
                   ---------------
Project (or shall have elected not to repair, restore or rebuild the Project);
or

         (t) any of the Permits required in connection with the execution, delivery or performance of any of the Project Documents or the transactions contemplated thereby shall be rejected or otherwise denied or shall expire (without being timely renewed) or be revoked, rescinded, suspended, held invalid or otherwise limited in effect, and such rejection, denial, expiration, revocation, recision, suspension, holding or other limiting action has continued for a 30-day period or, in the case of any such limiting action which is not discontinued within 30 days, provided the Company has commenced and is diligently continuing to take reasonable steps to obtain such discontinuance, such longer period (not to exceed an additional 60 days) as may be necessary to obtain such discontinuance.

         SECTION 10.2 Remedies. At any time following the occurrence of a
                      --------
Default which has not been remedied or waived, the Agent shall, if so requested by the Required Lenders, upon giving written notice to the Company with respect thereto, take (at the same or one or more different times) one or more of the following actions: (i) terminate any and all Commitments; and/or (ii) declare the unpaid principal amount of and interest due under or with respect to the Loans and all other amounts payable by the Company under the Credit Documents to be forthwith due and payable, and/or declare the stated amount of all outstanding Letters of Credit to have been drawn in accordance with the terms thereof (whether or not such stated amount shall have in fact been so drawn) and such stated amount to be forthwith due and payable, whereupon all such amounts shall become forthwith due and payable, both as to principal and interest, without further presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the Credit Documents to the contrary notwithstanding and whereupon the Agent may apply any insurance proceeds, condemnation settlement or any other funds to the payment of interest, principal, fees, premiums or other amounts constituting Secured Obligations as provided in the Security Agreement; and/or (iii) pursue any other rights and remedies available to the Agent or any Lender under or with respect to any of the Security Documents or any of the other Project Documents or otherwise available to the Agent or any Lender at law or in equity which are not in conflict with the terms and conditions of the Credit Documents; provided, that
                                                                --------
upon the occurrence of any Default relating to the Company pursuant to Section
                                                                       -------
10.1(h) or 10.1(i), the terminations and accelerations specified in clauses (i)
-------    -------                                                  -----------
and (ii) above shall be deemed to have been made automatically upon the
    ----
occurrence of such Default without notice to the Company from the Agent; provided, that the Required Lenders, in their sole discretion, may waive such
--------
automatic and immediate termination and acceleration upon the occurrence of such Default. Simultaneously with its giving of any notice to the Company under this
Section 10.2 or the declaration of any termination or acceleration pursuant to
------------
clause (i) or (ii) above, the Agent shall notify each Lender of such action. All
----------    ----
amounts paid by the Company hereunder with respect to outstanding Letters of Credit shall be held by the Agent in the Collateral Account and shall be applied to repay any draws under such outstanding Letters of Credit. In the event all outstanding Letters of Credit have been drawn, and been repaid, expired or canceled and any amounts remain in the Collateral Account with respect to the same, the Agent shall return such amounts to the Company or such other person as may be entitled thereto.

                                  SECTION 11

                            LIMITATIONS ON RECOURSE

         SECTION 11.1 Nonrecourse Obligations. Each Lender and the Agent
                      -----------------------
(collectively, the "Creditors") hereby acknowledge and agree that, except as set
                    ---------
forth in Section 11.2, no member, and no Affiliate of the Company, and no
         ------------
present or future officer, employee, servant, controlling person, manager, agent, Authorized Representative or Member of the Company, any member or any Affiliate of either the Company or a Member (collectively, the "Nonrecourse
                                                                -----------
Persons"), shall have any liability to all or any of the Creditors (such
-------
liability, including such as may arise by operation of law, being hereby waived) for the payment of any sums now or hereafter owing by the Company under this Agreement or any other Credit Document or for the performance of any of the obligations of the Company contained herein or therein or shall otherwise be liable or responsible with respect thereto. Without limiting the foregoing, (i) dividends or other distributions made by the Company in accordance with Section
                                                                        -------
9.28, shall not be deemed to be Collateral in which the Creditors have any
----
security interest or other interest and the Lien of any security interest or any other Lien granted by the Company to any of the Creditors under the Project Mortgage or the Security Agreement shall not extend to any amounts that have been distributed, by dividend or otherwise, by the Company to any of its Members in accordance with Section 9.28. If any Default or Unmatured Default shall
                   ------------
exist or if any
claim of the Creditors against the Company or alleged liability of the Company to the Creditors shall be asserted under this Agreement or any other Credit Document, then the Creditors agree that, except as set forth in Section 11.2,
                                                                ------------
they shall not have the right to proceed directly or indirectly against the Nonrecourse Persons or against their respective properties and assets for the satisfaction of any Secured Obligations or for any deficiency judgment (except
                                                                        ------
to the extent enforceable out of the Collateral as to which such Nonrecourse Person has an interest) in respect of the Secured Obligations.

         SECTION 11.2 Exceptions. Notwithstanding the provisions of Section
                      ----------                                    -------
11.1, it is understood and agreed that nothing contained in said Section 11.1
----                                                             ------------
shall in any manner or any way (i) with respect to any Person other than a Nonrecourse Person, constitute or be deemed to be a release of the Secured Obligations (ii) impair the Liens and security interests and possessory rights created by or arising from this Agreement, the Security Agreement and, the Project Mortgage or any other Security Document or restrict the remedies available to the Creditors to realize upon the Collateral, (iii) affect or diminish any obligation, covenant or agreement of any Nonrecourse Person under any Project Document (including the Contingent Equity Contribution Agreement) or any other instrument or agreement to which such Nonrecourse Person is a party, or (iii) affect or diminish any rights of any Person against any other Person arising from such other Person's gross negligence or willful misconduct, including misappropriation of funds. Notwithstanding the provisions of Section
                                                                       -------
11.1, it is understood and agreed that any Creditor shall be entitled to bring
----
suit against (1) any Member under the Pledge Agreement or for the purpose of obtaining jurisdiction over the Company, (2) each Member for the purpose of enforcing the Contingent Equity Contribution Agreement, (3) any Nonrecourse Person for the purpose of enforcing any Consent and Agreement to which such Nonrecourse Person is a party, and (4) any Person (including any Nonrecourse Person) if such suit is based on a good faith allegation that fraud was committed by such Person (or, if such Person is a Member, if such suit is based on a good faith allegation that fraud was committed by such Member or any of its Affiliates).

         SECTION 11.3 Survival. The acknowledgments, agreements and waivers
                      --------
contained in this Section 11 shall survive the termination of this Agreement and
                  ----------
shall be enforceable by the Company and any Nonrecourse Person.

                                  SECTION 12

                                   THE AGENT

         SECTION 12.1 Appointment. The Lenders hereby appoint First Chicago as
                      -----------
Agent hereunder and under or with respect to each other Credit Document. The Agent agrees to act as such upon the express conditions contained in this
Section 12. The Agent shall not have a fiduciary relationship in respect of any
----------
Lender by reason of this Agreement or any of the other Credit Documents.

         SECTION 12.2 Powers. The Agent shall have and may exercise such powers
                      ------
under the Credit Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Lenders or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Credit Documents to be taken by the Agent.

         SECTION 12.3 General Immunity. Neither the Agent nor any of its
                      ----------------
directors, officers, agents or employees shall be liable to the Company or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         SECTION 12.4 No Responsibility for Loans, Recitals, etc. Neither the
                      ------------------------------------------
Agent nor any of its directors, officers, agents or employees shall be responsible to any Lender for, or have any duty to ascertain, inquire into or verify, (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Person obligated under or with respect to any Credit Document; (iii) in the case of the Agent, the satisfaction of any condition specified in Section 7 except receipt of items
                                           ---------
required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Project Document or any other instrument or writing furnished in connection therewith.

         SECTION 12.5 Action on Instructions of Lenders. The Agent shall in all
                      ---------------------------------
cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 12.6 Employment of Agents and Counsel. The Agent may execute
                      --------------------------------
any of its duties as Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Credit Document.

         SECTION 12.7 Reliance on Documents; Counsel. The Agent shall be
                      ------------------------------
entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it in good faith and without gross negligence or willful misconduct on its part to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent which counsel may be employees of the Agent.

         SECTION 12.8 Reimbursement and Indemnification. The Lenders agree to
                      ---------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Credit Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable to the Agent for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         SECTION 12.9 Rights as a Lender. With respect to its Commitment and
                      ------------------
Loans made by it, First Chicago shall have the same rights and powers hereunder and under any other Credit Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include First Chicago in its individual capacity. First Chicago may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Agent.

         SECTION 12.10 Lender Credit Decision. Each Lender acknowledges that it
                       ----------------------
has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

         SECTION 12.11 Successor Agent. The Agent may resign at any time by
                       ---------------
giving written notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent from among the Lenders (which successor Agent, prior to the occurrence of a Default, shall be reasonably satisfactory to the Company). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Lenders, a successor Agent having a combined capital and surplus of not less than $2,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations thereafter to be performed by the Agent hereunder and under the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section
                                                                        -------
12 shall continue in effect for its benefit in respect of any actions taken or
--
omitted to be taken by it while it was acting as the Agent hereunder and under the other Credit Documents.

         SECTION 12.12 Documents. The Agent shall forward promptly to each
                       ---------
Lender a copy of each document furnished to the Agent by the Company hereunder to the extent the Company is not obligated to deliver such document to each Lender.

                                  SECTION 13

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         SECTION 13.1 Successors and Assigns. The terms and provisions of the
                      ----------------------
Credit Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that the
                                                             ------
Company shall not have the right to assign its rights or obligations under any of the Credit Documents and any assignment by any Lender must be made in compliance with Section 13.3. Any assignee of rights and obligations under the
                ------------
Credit Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is a party to any of the Credit Documents, shall be conclusive and binding on any subsequent assignee of such Person's rights and obligations under the Credit Documents.

         SECTION 13.2  Participations.

         (a) Permitted Participants; Effect. Any Lender may, in the ordinary
             ------------------------------
course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (as used in this Section 13,
                                                        ----------
"Participants"), participating interests in any Loan owing to such Lender, the
 ------------
Commitment of such Lender, or any other interest of such Lender under this Agreement or the other Project Documents; provided that, so long as no Default
                                          --------
shall have occurred or be continuing, no Lender may sell any such interests to any entity which is engaged in business in the forest products industry, unless such Lender obtains the prior consent of the Company to such sale, which consent shall not be unreasonably withheld; provided, further, that each participating interest shall
                       --------  -------
be in an aggregate amount of $5,000,000 or more. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable by the Company under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

         (b) Voting Rights. Each Lender agrees, for the benefit of the Company,
             -------------
that such Lender shall, in connection with any participation pursuant to Section
                                                                         -------
13.2(a), retain the sole right to approve, without the consent of any
-------
Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases (other than as provided for in a Credit Document) any substantial portion of the Collateral, if any, securing any such Loan.

         (c) Benefit of Setoff. The Company agrees that each Participant shall
             -----------------
be deemed to have the right of setoff provided in Section 4.9 in respect of its
                                                  -----------
participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall also
                                        --------
retain the right of setoff provided in Section 4.9 with respect to the amount of
                                       -----------
participating interests sold to each Participant provided that no such setoff by any Lender and its Participants shall result in a double-counting (in whole or in part) of any indebtedness of the Company as to which such setoff relates. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 4.9, agrees to share with
                                           -----------
each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 4.9 as if each
                                                     -----------
Participant were a Lender.

         SECTION 13.3    Assignments.
                         -----------

         (a) Permitted Assignments. Any Lender may, in accordance with
             ---------------------
applicable law and with the prior written consent of the Company (at all times other than during the existence of a Default) and the Agent, at any time assign to one or more banks or any other entities, (as used in this Section 13,
                                                             ----------
"Purchasers"), all or any part of its rights and obligations under this
 ----------
Agreement and the other Credit Documents; provided that, so long as no Default
                                          --------
shall have occurred or be continuing, no Lender may assign any such rights or obligations to any entity which is engaged in business in the forest products industry, unless such Lender obtains the prior consent of the Company to such assignment, which consent shall not be unreasonably withheld; provided, further,
                                                              --------  -------
that each such assignment shall be of a pro rata portion of all of assigning Lender's rights and obligations under this Agreement and the other Credit Documents and shall be in a minimum aggregate amount of $5,000,000. Each assignment pursuant to this Section 14.3 shall be substantially in the form of
                            ------------
the Lender's Assignment Agreement attached as Exhibit F. In addition, without
                                              ---------
the consent of the Company and the Agent, any Lender shall be permitted to create a security interest in favor of any Federal Reserve Bank in all or any of such Lender's rights under the Credit Documents in order to comply with Regulation A of the Board of Governors of the Federal Reserve System. Notwithstanding the foregoing provisions of this Section 13.3(a), no Lender
                                                 ---------------
shall at any time assign all or any portion of its Loans to any Member or any Affiliate of any Member without the prior written consent of all of the other Lenders.

         (b) Effect; Effective Date. Upon delivery to the Agent and the Company
             ----------------------
of a notice of assignment, substantially in the form attached as Exhibit I to
                                                                 ---------
Exhibit F hereto (as used in this Section 13.3, a "Notice of Assignment") and
---------                         ------------     --------------------
payment to the Agent of a processing fee of $3,500, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to, in the case of the Lenders, the percentage of the Loans and the Commitment assigned to such Purchaser.

         SECTION 13.4 Dissemination of Information. Each Lender agrees to use
                      ----------------------------
its best efforts to hold in confidence and not disclose any information relating to the transactions contemplated hereby (other than information (A) which was publicly known or otherwise known to such Lender at the time of disclosure, (B) which subsequently becomes publicly known through no act or omission of such Lender or (C) which otherwise becomes known to such Lender, other than through disclosure by the Company, any Member or any Affiliate of a Member) delivered or made available by or on behalf of the Company, the Members or any Affiliate of the Members to such Lender in connection with or pursuant to this Agreement which has been delivered to such Lender on or before the Closing Date or which is proprietary in nature and clearly marked or labeled as being confidential information; provided, that nothing herein shall prevent any Lender from
             --------
delivering copies of any financial statements and other documents delivered to such Lender, and disclose any other information disclosed to such Lender, by or on behalf of the Company or any Members in connection with or pursuant to this Agreement to (i) such Lender's directors, officers and employees, (ii) such Lender=s agents and professional consultants who need to know such information in connection with the transactions contemplated hereby, (iii) any other Lender,
(iv) any Purchaser or any Person to which
such Lender offers to sell any participating interest, (v) any Participant or any Person to which such Lender sells or offers to sell any participating interest, (vi) any Person from which such Lender offers to purchase any security of the Company, (vii) any Governmental Authority having jurisdiction over such Lender, (viii) the National Association of Insurance Commissioners or any similar organization or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any Governmental Rule applicable to such Lender, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such Lender is a party, provided that prior to
                                                --------
disclosure to any Person referred to in clauses (iv), (v) or (vi) above, such
                                        ------------  ---    ----
Person shall have agreed with the Company in writing to be bound by the provisions of this Section 13.4 (such writing otherwise to be in form and
                   ------------
substance satisfactory to the disclosing Lender); provided, further, that, prior
                                                  --------
to disclosure pursuant to clause (ix), the Company shall be given prompt notice thereof and, to the extent practicable, the opportunity to seek an order restraining the disclosure of such information.

                                  SECTION 14

                              GENERAL PROVISIONS

         SECTION 14.1 Amendments. Etc. Except as otherwise expressly provided in
                      ---------------
this Section 14.1, any provision of this Agreement may be amended, modified or
     ------------
waived only by an instrument in writing signed by the Company and the Required Lenders; provided, that no amendment, modification or waiver shall, unless by an
         --------
instrument signed by all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) alter the rights or obligations of the Company to prepay Loans, (f) alter the terms of this Section 14.1, (g) amend the
                                                     ------------
definition of the term "Required Lenders" or (h) waive any of the conditions precedent set forth in Section 7; and provided, further, that any amendment,
                       ---------      --------  -------
modification, supplement or waiver affecting the rights or obligations of the Agent shall require the consent of the Agent. No amendment, modification or waiver of any provision of any Security Document purporting to release any Collateral shall be made without the written consent of all of the Lenders.

         SECTION 14.2 Survival. Without prejudice to the survival of any other
                      --------
agreement of the Company hereunder, the agreements and obligations of the Company contained in Sections 5.1, 5.2, 5.4, 5.5 and 14.9 shall survive the
                     ------------  ---  ---  ---     ----
payment in full of the Secured Obligations and the termination of this Agreement.

         SECTION 14.3 No Third Party Beneficiaries. The agreement of the Lenders
                      ----------------------------
to make the Loans on the terms and conditions set forth herein, are solely for the benefit of the Company, and no other Person (including all of the other parties to the Credit

Documents and all of the contractors, subcontractors, suppliers, vendors and materialmen furnishing supplies, goods or services to or for the benefit of the Project) shall have any rights hereunder or, as against the Agent or any Lender, with respect to any of the Loans or the proceeds thereof.

         SECTION 14.4 Preservation of Rights. No delay or omission of the
                      ----------------------
Lenders or the Agent to exercise any right under this Agreement or any of the other Credit Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of any Loan notwithstanding the existence of a Default or the inability of the Company to satisfy any condition precedent set forth in Section 7 without the Lenders or
                                             ---------
the Required Lenders, as the case may be, having given a written waiver of such condition precedent in accordance with the terms of Section 14.1 shall not
                                                    ------------
constitute any waiver of or acquiescence to such Default and shall not subsequently prevent the Agent and the Lenders from requiring satisfaction of such condition precedent. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement or any of the other Credit Documents to which any of the Agent or the Lenders is a party shall be valid unless made in accordance with Section 14.1, and then only to the extent in such writing specifically set
     ------------
forth. All remedies contained in this Agreement and the other Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full and all of the Commitments have expired or been terminated in accordance with the terms of this Agreement.

         SECTION 14.5 Survival of Representations. All representations and
                      ---------------------------
warranties of the Company contained in this Agreement and the other Credit Documents shall survive the issuance of the Letters of Credit and the making of the Loans herein contemplated.

         SECTION 14.6 Governmental Regulation. Anything contained in this
                      -----------------------
Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

         SECTION 14.7 Headings. Section headings in this Agreement are for
                      --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         SECTION 14.8 Entire Agreement.  This Agreement and the other Credit
                      ----------------
Documents to which the Lenders and the Agent are parties embody the entire agreement and understanding among the Company, the Agent and the Lenders and supersede all prior agreements and understandings (other than the letter agreements referred to in

Section 6) among the Company, the Agent and the Lenders relating to the subject
---------
matter thereof.

         SECTION 14.9 Expenses; Indemnification. The Company shall (a) reimburse
                      -------------------------
the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of this Agreement and the other Credit Documents (such costs, charges and expenses including (i) the time charges and expenses of attorneys for the Agent which are employees of the Agent, (ii) the fees and expenses of Mayer, Brown & Platt, special counsel to the Agent, and of Friday, Eldredge & Clark, special Arkansas counsel to the Agent, and (iii) the fees and expenses of the Consultants), (b) reimburse the Agent for any and all reasonable expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which the Agent may incur following the occurrence of and during the continuance of a Default in connection with the custody or preservation of, or the collection from or other realization upon, any of the Collateral covered by the Security Documents, and (c) reimburse each Lender for all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees) paid or incurred by such Lender in connection with the negotiation, execution, delivery, administration, amendment, modification, waiver, consent, collection and enforcement of or in connection with or relating to this Agreement and the other Credit Documents. The Company further agrees to indemnify each Agent-Related Person and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not any Agent-Related Person or any Lender is a party thereto, but excluding any such losses, claims, damages, penalties, judgments, liabilities or expenses resulting from willful misconduct or failure to follow customary banking procedures on the part of, the Person claiming indemnity under this sentence) which any of them may pay or incur arising out of or relating to (i) this Agreement, (ii) the other Credit Documents, (iii) the Collateral, (iv) the transactions contemplated hereby, (v) the direct or indirect application or proposed application of the proceeds of any Loan, (vi) any violation of any law, ordinance, order, rule or regulation including any such violation in respect of hazardous or toxic wastes or substances, (vii) the past or present disposal, release or threatened release of any hazardous or toxic waste or substance on the Site, or (viii) any personal injury (including wrongful death, or property damage arising out of or related to any hazardous or toxic waste or substance on the Site. Any Person claiming indemnity under the immediately preceding sentence shall give the Company prompt notice of any loss, claim, damage, penalty, judgment, liability or expense covered by the indemnity set forth in the immediately preceding sentence and shall give the Company the opportunity to assume the defense of such Person against any such loss, claim, damage, penalty, judgment, liability or expense; provided that (x) if the Company assumes such defense, it shall select counsel
--------
reasonably acceptable to such Person to conduct such defense and shall diligently defend against or settle the loss, claim, damage, penalty, judgment, liability or expense, (y) if such Person joins in any such defense, the Company shall have full authority, in consultation with such Person, to determine all action to be taken with respect thereto, and (z) the Company shall not consent to a settlement of, or the entry of any monetary judgment arising from, the loss, claim, damage, penalty, judgment, liability or expense being defended against, without the prior written consent of such Person which shall not be unreasonably withheld or delayed.

         SECTION 14.10 Severability of Provisions. Any provision in this
                       --------------------------
Agreement or any other Credit Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement and the other Credit Documents are declared to be severable.

         SECTION 14.11 Nonliability of Lenders. The relationship between the
                       -----------------------
Company and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Company. Neither the Agent nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations.

         SECTION 14.12 CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                       -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 14.13 CONSENT TO JURISDICTION, VENUE, ETC.  EACH PARTY HERETO
                       -----------------------------------
HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE COMPANY AT ITS ADDRESS.

         SECTION 14.14 WAIVER OF JURY TRIAL.  THE COMPANY, THE AGENT AND EACH
                       --------------------
LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF,

RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         SECTION 14.15 Giving Notice. Except as provided in Section 4.6(b), all
                       ------ ------                        --------------
notices and other communications provided to any party hereto under this Agreement or any other Credit Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its name on the signature pages hereof or at such other address as may be designated by such party in a notice to the other parties. Any notice shall be deemed given when received within normal business hours.

         SECTION 14.16 Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Lenders.

         IN WITNESS WHEREOF, the Company, the Agent, and the Lenders have executed this Agreement as of the date first above written.


                                           DEL-TIN FIBER, L.L.C.




                                           By:________________________________

                                           Title:_____________________________

                                           Address for Notices:

                                           Del-Tin Fiber L.L.C.
                                           c/o Temple-Inland Inc.
                                           1300 MoPac Expressway South
                                           Austin, Texas 78746

                                                 Attention:  David W. Turpin,
                                                             Assistant Treasurer

                                                 Telephone: (512) 434-8705
                                                 Facsimile: (512) 434-8710

                                           With a copy to:

                                           Del-Tin Fiber L.L.C.
                                           c/o Deltic Timber Corporation
                                           210 East Elm Street
                                           El Dorado, Arkansas 71730

                                                 Attention:  Clefton D. Vaughan,
                                                             Assistant Treasurer

                                                 Telephone: (870) 881-6407
                                                 Facsimile: (870) 881-6457

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Lender and as Agent


                                     By:____________________________________

                                     Title:_________________________________

                                     Address for Notices:

                                     One First National Plaza
                                     Mail Suite 0324
                                     Chicago, Illinois 60670

                                           Attention: Jennifer Gilpin

                                           Telephone: (312) 732-5867
                                           Facsimile: (312) 732-5296

                                     THE BANK OF NOVA SCOTIA, as Lender
                                     and as Co-Agent



                                     By:_________________________________

                                     Title:_______________________________

                                     Address for Notices:

                                     600 Peachtree
                                     Suite 2700
                                     Atlanta, Georgia 30308

                                         Attention: F.C.H. Ashby

                                         Telephone: (404) 877-1500
                                         Facsimile: (404) 888-8998

                                     with a copy to:

                                         1100 Louisiana Street
                                         Suite 3000
                                         Houston, Texas 77002

                                         Attention: Gregory George

                                         Telephone: (713) 752-3430
                                         Facsimile: (713) 752-2425

                                       HIBERNIA NATIONAL BANK, as Lender


                                       By:_________________________________

                                       Title:______________________________

                                       Address for Notices:

                                       333 Travis Street
                                       3rd Floor
                                       Shreveport, Louisiana 71101

                                       Attention: David Holden

                                       Telephone: (318) 677-5122
                                       Facsimile: (318) 674-3758

                                  Schedule 1
                                  ----------
                           Sinking Fund Requirements
                           -------------------------

              Quarter                   $ Amount          Required Balance
              -------                   --------          ----------------
     First Year, first quarter              0                    0
     First Year, second quarter             0                    0
     First Year, third quarter              0                    0
     First Year, fourth quarter             0                    0
     Second Year, first quarter             0                    0
     Second Year, second quarter            0                    0
     Second Year, third quarter             0                    0
     Second Year, fourth quarter            0                    0
     Third Year, first quarter           1,045,750          1,045,750
     Third Year, second quarter          1,045,750          2,091,500
     Third Year, third quarter           1,045,750          3,137,250
     Third Year, fourth quarter          1,045,750          4,183,000
     Fourth Year, first quarter          1,835,625          6,018,625
     Fourth Year, second quarter         1,835,625          7,854,250
     Fourth Year, third quarter          1,835,625          9,689,875
     Fourth Year, fourth quarter         1,835,625         11,525,500
     Fifth Year, first quarter           2,169,375         13,694,875
     Fifth Year, second quarter          2,169,375         15,864,250
     Fifth Year, third quarter           2,169,375         18,033,625
     Fifth Year, fourth quarter          2,169,375         20,203,000
     Sixth Year, first quarter           2,447,500         22,650,500
     Sixth Year, second quarter          2,447,500         25,098,000
     Sixth Year, third quarter           2,447,500         27,545,550
     Sixth Year, fourth quarter          2,447,500         29,993,000
     Seventh Year, first quarter         3,115,000         33,108,000
     Seventh Year, second quarter        3,115,000         36,223,000
     Seventh Year, third quarter         3,115,000         39,338,000
     Seventh Year, fourth quarter       49,662,000         89,000,000

                                                                      Schedule 2
                                                                      ----------
                               Required Permits
                               ----------------

                                                                      Schedule 3

                            Permits To Be Obtained
                            ----------------------

                                     None

                                                                      Schedule 4


                               Project Pro Forma
                               -----------------

                                                                      Schedule 5
                                                                      ----------
                          Insurance Requirements /1/
                          ----------------------

     A.   GENERAL PROVISIONS APPLICABLE TO ALL INSURANCE

          1. The Company shall provide required evidence of insurance to the Agent not less than one week prior to the Initial Funding Date in order to facilitate the Agent's review and approval.

          2. The Agent will accept for purposes of the Initial Funding Date a copy, certified by the insurer or a nationally recognized insurance broker, of a signed temporary insurance Binder. Such Binder must contain sufficient details so that the Agent can identify the insurer, term of Binder, Binder number, coverage provided, limits/amounts of the insurer's liability, and protection of the Agent's interest. Such Binder must be replaced with other evidence of insurance acceptable to the Agent as soon as possible.

          3. Every insurance company shall have at least a minimum Policyholder's Rating of "A" and a Financial Size Rating of X in the current edition of Best's Insurance Reports or shall otherwise be acceptable to the Required Lenders.

          4. All Insurance Policies, Certificates of Insurance and Binders shall contain a written proviso that insurance will not be canceled or contain a material change without at least sixty (60) days prior written notice to the Agent.

          5. Each Insurance Policy, Certificate of Insurance, Binder, and all notices shall be addressed to:

_______________________

          /1/    FOR PURPOSES OF THIS SCHEDULE 5, "MATERIAL CHANGE" SHALL NOT
                                      ----------
     INCLUDE CHANGES AFFECTING (I) PROPERTY OTHER THAN THAT REQUIRED TO BE INSURED BY THE CREDIT AGREEMENT OR ANY PROJECT CONTRACT (WHICH INCLUDES ALL OF THE PROJECT AND ALL OF THE COMPANY'S ASSETS) AND (II) INSUREDS OTHER THAN THE COMPANY, THE SECURED PARTIES AND ALL OTHER PERSONS REQUIRED TO BE INSURED BY THE CREDIT AGREEMENT OR ANY PROJECT CONTRACT.

          THE FIRST NATIONAL BANK OF CHICAGO
     Attention:  Jennifer Gilpin
     Phone No.:  (312) 732-5867

     6.   Evidence of all insurance shall consist of the following documents:

          a.   an original policy, or

          b. a certified duplicate policy with all forms and endorsements attached.

B.   LIABILITY RELATED COVERAGES

     1. The Company shall carry Commercial General Liability insurance covering, at a minimum, legal liability for Bodily Injury and Property Damage arising out of the premises and operations performed by independent contractors, under an "ISO" Commercial General Liability form or its equivalent. The amount of such insurance shall not be less than $10,000,000 per occurrence, including Umbrella/Excess form of liability coverage. When the Company utilizes its own work force, Automobile Liability coverage (including coverage for liability assumed under any contract), Workers' Compensation (as required by law), disability benefits insurance (as required by law), and Employers' Liability coverage shall be carried under the appropriate policies. As respects Automobile Liability and Employers Liability, the insurance shall be not less than $10,000,000 per occurrence, including umbrellas/excess form of liability coverage. All policies (except for Workers' Compensation, disability benefits and Employers' Liability insurance) shall include the Agent, the Agent and the other Secured Parties as Additional Insureds. Any aggregate limits of liability, other than an aggregate applying to products or completed operations, if written under a policy covering more than the Project, shall apply specifically to claims occurring with respect to the facility.

     2. The Company shall carry commercial general liability insurance covering claims arising out of: operations, independent contractors, products/completed operations with broad form property damage, liability assumed under contract on a broad form blanket basis, and underground, collapse and explosion hazards, when appropriate, under an "ISO" Commercial General Liability form or its equivalent. The total amount of such insurance shall not be less than

          $10,000,000 per occurrence including Umbrella/Excess Liability coverage. Automobile Liability coverage (including coverage for liability assumed under any contract), Workers' Compensation (as required by law), disability benefits insurance (as required by law) and Employers' Liability coverage shall be carried under the appropriate policies. As respects Automobile Liability and Employers Liability, the insurance shall be not less than $10,000,000 per occurrence including umbrella/excess form of liability coverage. All policies shall include the interest of the Company and the Agent, the Agent and the other Secured Parties as Additional Insureds except with respect to Workers' Compensation, disability benefits and Employers' Liability insurance. If the foregoing insurance is written under policies covering more than the Project, separate aggregate limits, if any, shall apply specifically to claims occurring with respect to the facility."

C.   PROPERTY COVERAGES AFTER COMPLETION

     1. The Property insurance shall be on an "All Risk" form of blanket insurance covering all real and personal property underwritten on a Replacement Cost basis and shall include the following:

          a.   an Agreed Amount Clause or Waiver of Coinsurance;

          b. a Standard Mortgage Clause or equivalent and Loss Payable Clause naming the Agent as Mortgagee and protecting the Secured Parties' interests.

     2.   Such insurance shall cover:

          a. the full insurable replacement cost of the Facility, including steam and electrical transmission lines along with related equipment for which the Company has an insurable interest (including foundations below the surface of the ground), in an amount not less than $95,000,000;

          b. "All Risk" form of Loss of Income (Business Interruption) insurance, as appropriate, covering the greater of (1) loss of gross earnings on an actual loss sustained basis or (2) the actual amount of fixed expenses and Debt Service for at least 12 months; such insurance shall also cover Contingent Business Interruption arising from an insured loss or occurrence at the premises of the electric utility, steam buyer or any gas supplier or transporter for a period of three months;

          c. flood and earthquake/land movement up to sublimits of $25,000,000 in the aggregate;

          d. Boiler & Machinery coverage on a blanket or comprehensive basis (if the boiler and machinery insurer is different from the property insurer, a joint loss agreement is required);

          e. expenses following a covered loss related to the reconstruction of the Project but not limited to Permit fees, attorney fees and engineering and consulting cost for an amount of $100,000;

          f. sub-limits applicable to certain coverages are acceptable as follows:

               (i)     Debris removal - at least 5% of the total gross loss;

               (ii)    Offsite and newly-acquired locations - $500,000 minimum;

               (iii)   Transit - $500,000 minimum;

          g.   deductibles shall be no greater than:

               (i) Up to $100,000 per occurrence for property loss perils other than losses to turbines from Boiler & Machinery perils;

               (ii) Up to $250,000 per occurrence for property loss to turbines from Boiler & Machinery perils;

               (iii) Up to 30 days, or an equivalent dollar deductible, for business interruption and 15 days, or an equivalent dollar deductible, for contingent business interruption;

          h. any loss shall not reduce the amount of the policy except for aggregate limits in flood and earthquake/land movement perils specific for the Project;

          i. increased cost of construction, debris removal, and loss to undamaged property as the result of enforcement of building laws or ordinances.

                                                                      Schedule 6
                                                                      ----------

                              Disclosure Schedule
                              -------------------


         On October 23, 1998, the Borrower received a letter and Proposed Consent Administrative Order (CSN: 70-0480) dated October 6, 1998, from the Arkansas Department of Pollution Control & Ecology alleging certain violations of Permit No. 1714-AOP-RO. A copy of the letter, the Proposed Consent Administrative Order, and the response of the Borrower dated November 13, 1998 have been previously provided to the Agent.

                                                                      Schedule 7
                                                                      ----------

                                 Existing Debt
                                 -------------

                                                                      Schedule 8
                                                                      ----------

                  Existing Mechanics' and Materialmen's Liens
                  -------------------------------------------

                                                                      Schedule 9
                                                                      ----------


                               Operating Leases
                               ----------------

                                   APPENDIX I


     As used in the Credit Documents (as defined below) and any other agreement to which this Appendix I is attached, the following terms shall have the
              ----------
meanings indicated below. The definitions set forth below shall be interpreted and governed by the Credit Agreement, including Sections 1.2 and 1.3 thereof.
                                                ------------     ---

     "ABR Rate" shall mean a fluctuating rate of interest per annum equal to the
      --------
higher of (a) the CBR in effect on such date, and (b) the Federal Funds Rate most recently determined by the Agent plus 1/2% per annum. Each change in any interest rate provided for in the Credit Agreement based upon the ABR Rate shall take effect at the time of such change in the ABR Rate.

     "ABR Loan" shall mean a Loan which bears interest at the ABR Rate.
      --------

     "Acceptable L/C Issuer" shall mean a bank acceptable to the Agent whose
      ---------------------
senior unsecured long-term deposit or debt obligations either (i) are rated "A" by S&P and Moody's or (ii) have been rated as less than "A" by S&P and Moody's for 10 days or less.

     "Account" shall have the meaning assigned to such term in Section 8 of the
      -------
Security Agreement.

     "Additional Contract" shall mean any agreement or contract related to the
      -------------------
construction, testing, maintenance, repair, operation or use of or supply to the Project entered into by the Company after the Closing Date.

     "Affiliate" shall mean, with respect to any Person, (a) a Person that,
      ---------
directly or indirectly, controls or is controlled by, or is under common control with, such Person, and (b) any Person (including the family members of such Person) that owns directly or indirectly more than 20% of the securities having ordinary voting power for the election of directors or other governing body of such Person if such Person is a corporation or more than 20% of the membership or other ownership interests of such Person if such Person is not a corporation. For the purposes of clause (a) of this definition, the concept of "control",
                    ----------
when used with respect to any specified Person, shall signify the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or membership or other ownership interests, by contract or otherwise.

     "Agent" shall mean the Agent referred to in the Preamble to the Credit
      -----
Agreement and any successor Agent appointed pursuant to Section 12.11 of the
                                                        -------------
Credit Agreement.

     "Agent-Related Person" shall mean the Agent, the Arranger and each
      --------------------
director, officer, employee or agent thereof.

     "Agent's Fees" shall mean the fees payable pursuant to Section 6.3 of the
      ------------                                          -----------
Credit Agreement.

     "Agent's Payment Office" shall mean One First National Plaza, Mail Suite
      ----------------------
0324, Chicago, Illinois 60670, attn: Jennifer Gilpin.

     "Aggregate L/C Outstandings" shall mean the sum of (i) Tax-Exempt L/C
      --------------------------
Outstandings and (ii) Taxable L/C Outstandings.

     "Aggregate W/C Commitments" shall mean the aggregate amount of the W/C
      -------------------------
Commitments of all Lenders.

     Air and Water Permits" shall mean, collectively, air pollution control
     ---------------------
system Permit No. 1714-AOP-RO and water discharge Permit No. AR0048461 issued by the State of Arkansas Department of Pollution Control and Ecology, as amended, restated, supplemented, or superseded and in effect from time to time.

     "Alternate Credit Date" shall mean the date the Company provides an
      ---------------------
Alternate Credit Facility (as such term is defined in the Indentures).

     "Applicable Margin" shall mean:
      -----------------

          (a)  with respect to W/C Loans, the Spread; and

          (b)  with respect to L/C Loans and Letters of Credit, the sum of:

               (i)  the Sinking Fund Ratio times 0.125%; plus

               (ii) the product of one minus the Sinking Fund Ratio times the
                    Spread.

     "Application" shall mean an application for a Letter of Credit on the
      -----------
Agent's standard form therefor (as set forth in Exhibit L) duly completed.
                                                ---------

     "Authorized Representative" shall mean (a) with respect to any Person that
      -------------------------
is a corporation, the President, a Vice President, the Treasurer or the Assistant Treasurer of such Person, (b) with respect to any Person that is a partnership, the President, a Vice President, the Treasurer or the Assistant Treasurer of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the President, a Vice President, the Treasurer or the Assistant Treasurer of such Person, in each case, whose name appears on a certificate of incumbency of such Person delivered concurrently with the execution of the Credit Agreement, and as such certificate of incumbency may be amended from time to time.

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978.
      ---------------

     "Bond Documents" shall mean the Bond Lease, the Indentures, the Bond Pledge
      --------------
Agreement, the Remarketing Agreements and the Land Transfer Document.

     "Bond Lease" shall mean a Lease Agreement between the Company and the
      ----------
Issuer in form and substance satisfactory to the Agent.

     "Bond Lease Payments" shall mean Lease Payments (as defined in the Bond
      -------------------
Lease).

     "Bond Pledge Agreement" shall mean a Bond Pledge Agreement between the
      ---------------------
Company and the Agent in form and substance satisfactory to the Agent.

     "Bonds" shall mean the Tax-Exempt Bonds and the Taxable Bonds.
      -----

     "Booking Office" shall mean, for each Lender, the office of such Lender (or
      --------------
of a majority-owned Affiliate of such Lender or the direct or indirect corporate parent, if any, of such Lender), which such Lender may from time to time specify to the Agent and the Company as the office by which its LIBOR Loans are to be made and maintained.

     "Business Day" shall mean (a) with respect to a borrowing of, a payment or
      ------------
prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a LIBOR Rate Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, a day other than Saturday or Sunday on which commercial banks are open for business in Chicago and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day other than Saturday or Sunday on which commercial banks are open for business in Chicago.

     "Calculation Period" shall mean a fiscal quarter commencing after the
      ------------------
Initial Funding Date.

     "Capital Lease" shall mean as applied to any Person, any lease of any
      -------------
property (whether real, personal or mixed) by that Person as Lessee which, in accordance with

GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Flow Available for Debt Service" shall mean, for any period, the
      ------------------------------------                              ---
excess, if any, of:
------

          (a)  the sum (without duplication) of
                   ---                       --

               (i) the cash receipts of the Company during such period from the Project (other than (A) withdrawals from the Debt Service Reserve
                             ----
          Accounts and the Sinking Fund Accounts, (B) Casualty Proceeds, (C) Subordinated Loans or (D) Member contributions with respect to their membership interests or capital accounts); plus
                                                     ----

               (ii) the cash receipts of the Company in respect of Permitted Investments during such period, plus
                                          ----

               (iii) withdrawals from the Insurance Account pursuant to Section 11(b)(iii) of the Security Agreement over
     ----

          (b) the capital expenditures made and the operating expenses incurred by the Company during such period, such expenses to include, without duplication,

               (i) repair, maintenance, labor, services, and expenses incurred pursuant to the MDF Marketing Agreement,

               (ii) expenses for fuel and other consumables and materials and payments pursuant to the Fiber Supply Agreement,

               (iii) rent for equipment leased under operating leases,

               (iv)  insurance premiums,

               (v)   property and other taxes (except income taxes),

               (vi)  water supply expense,

               (vii) expenses incurred (other than Debt Service) pursuant to any Project Document,

               (viii) expenses related to Repair Work, if and to the extent that at the time such expenses are incurred, sufficient Casualty Proceeds for the payment thereof are not available in accordance with Section
                                                                       -------
          9.27(b) of the Credit Agreement, and
          -------------------------------

               (ix) all other expenses that are necessary for the continued operation of the Project;

     this clause (b) excluding, however, Debt Service, depreciation and income
          ---------- ---------  -------
     taxes for any period, payments of principal or interest on Subordinated Loans and Distributions.

     "Casualty Event" shall mean any loss or destruction of, or damage to all or
      --------------
any portion of the Project or any Taking.

     "Casualty Proceeds" shall have the meaning assigned to such term in Section
      -----------------                                                  -------
9.27(a) of the Credit Agreement.
-------

     "CBR" shall mean the corporate base rate of interest announced by the Agent
      ---
from time to time, changing when and as such corporate base rate changes.

     "Change" is defined in Section 5.2 of the Credit Agreement.
      ------                -----------

     "Change in Control" shall mean the acquisition by any Person, or two or
      -----------------
more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

     "Closing Date" shall mean the date on which the Credit Agreement is
      ------------
executed and delivered by the Company, the Agent and all of the Persons who are Lenders as of the date upon which the Credit Agreement is executed and delivered by the Company and the Agent.

     "Code" shall mean the Internal Revenue Code of 1986.
      ----

     "Collateral" shall mean all of the real property and all of the personal
      ----------
property (both tangible and intangible) of the Company or any of other Person at any time now or hereafter subject to a Lien in favor of the Agent for the benefit of the Lenders under any of the Security Documents.

     "Collateral Account" shall have the meaning assigned to such term in
      ------------------
Section 8 of the Security Agreement.

     "Commitment" shall mean, for each Lender, the obligation of such Lender to
      ----------
issue and participate in Letters of Credit and to make Loans.

     "Commitment Fees" shall mean the fees payable pursuant to Section 6.2 of
      ---------------                                          -----------
the Credit Agreement.

     "Commitment Termination Event" shall mean each of (a) any date on which the
      ----------------------------
obligations of the Lenders to make Loans or the obligations of the Agent to issue and the Lenders to participate in Letters of Credit is terminated pursuant to Sections 3.3 or 10.1 of the Credit Agreement and (b) the Alternate Credit
   ------------    ----
Date.

     "Company" shall mean Del-Tin Fiber L.L.C., an Arkansas limited liability
      -------
company.

     "Company Change of Control" shall mean the failure of either Sponsor to
      -------------------------
own, directly or indirectly, 50% of the membership interests in the Company free and clear of all Liens (other than the Lien of the Security Documents); provided
                                                                        --------
that no Company Change of Control shall occur if a change in ownership percentages occurs pursuant to the terms of the LLC Agreement and the Members continue to own collectively 100 percent of the membership interests in the Company.

     "Compliance Certificate" shall have the meaning assigned to such term in
      ----------------------
Section 9.1(c) of the Credit Agreement.
--------------

     "Consent and Agreement" shall mean each of the Issuer Consent, the Fiber
      ---------------------
Supplier Consent, the MDF Marketing Agent Consent, each Hedge Consent and any other consent and agreement as may from time to time be entered into by any other Person which is a party to an agreement with the Company containing such Person's consent to the collateral assignment by the Company of its rights under such agreement to the Agent pursuant to the Security Agreement.

     "Consultants" shall mean the Independent Engineer and the Insurance
      -----------
Advisor.

     "Contingent Equity Contribution Agreements" means, collectively, the Deltic
      -----------------------------------------
Equity Contribution Agreement and the Temple-Inland Equity Contribution
Agreement.

     "Continue", "Continuation" and "Continued" shall refer to the continuation
      --------    ------------       ---------
pursuant to Section 3.3(a) of the Credit Agreement of a LIBOR Loan from one
            --------------
Interest Period to a succeeding Interest Period of equal duration.

     "Control Agreement" shall mean the Control Agreement, dated as of
      -----------------
__________, 1998, among the Members, the Company and the Agent, substantially in the form of Exhibit Q attached to the Credit Agreement.
            ---------

     "Convert", "Conversion" and "Converted" shall refer to a conversion
      -------    ----------       ---------
pursuant to Sections 2.9 or 3.7 of the Credit Agreement of ABR Loans into LIBOR
            -------------------
Loans, or of LIBOR Loans into ABR Loans.

     "Credit Agreement" shall mean the Project Credit Agreement, dated as of
      ----------------
_______, 1998, among the Company, the Lenders and the Agent.

     "Credit Documents" shall mean the Credit Agreement, the L/C-Related
      ----------------
Documents and the Security Documents.

     "Credit Obligations" shall mean, collectively, all of the indebtedness,
      ------------------
obligations and liabilities of the Company to the Agent and the Lenders now or in the future existing under or in connection with the Credit Agreement, the Loans, the Letters of Credit, the Reimbursement Obligations, the Security Agreement, the Project Mortgage or the other Security Documents (whether for principal, interest, fees, indemnities, hedge breakage costs or otherwise).

     "Creditors" is defined in Section 11.1 of the Credit Agreement.
      ---------                ------------

     "Debt" shall mean (a) indebtedness for borrowed money (which shall not
      ----
include obligations under any Hedge Agreement) or the deferred purchase price of property or services (excluding obligations under agreements for the purchase of
                      ---------
goods and services in the ordinary course of business which either are not more than 90 days past due or are being contested in good faith by appropriate proceedings (unless by such contest (i) the Liens of any Security Document are endangered or (ii) any portion of the Project would become subject to loss or forfeiture), but including obligations under agreements relating to acceptance financing), any obligations evidenced by bonds, debentures, notes or similar interests, (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (c) all indebtedness secured by any Lien on any property owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (d) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others, (e) obligations under or with respect to any letter of credit, and (f) obligations to reimburse any Person for such Person's reimbursement obligations under any letter of credit and obligations (arising by means of subrogation or otherwise) to reimburse any Person for such Person's payment under any guaranty.

     "Debt Coverage Ratio" shall mean, as at any date on or after the end of the
      -------------------
fourth full Calculation Period ending after the Initial Funding Date, a ratio of
(i) the Cash Flow Available for Debt Service for the period covering the most recently ended and prior three consecutive Calculation Periods, to (ii) the Debt Service for the period covering the most recently ended and prior three consecutive Calculation Periods.

     "Debt Service" shall mean, for any period (taking into account the net
      ------------
effect of each Hedge Agreement), the sum of (a) the amounts of principal and interest due and payable by the Company during such period on the outstanding L/C Loans and the amounts of interest due and payable by the Company during such period on the outstanding W/C Loans, plus (b) the Letter of Credit Fees, the Commitment Fees and the Agent's Fees payable pursuant to Section 6 of the Credit
                                                         ---------
Agreement, plus (c) all Bond Lease Payments and all payments constituting principal and/or interest or the equivalent thereof under the Remarketing Agreement due and payable by the Company during such period, plus (d) any amounts required to be deposited in the Sinking Fund Accounts pursuant to
Section 9.13 of the Credit Agreement, plus (e) any amounts required to be
------------
deposited in the Debt Service Reserve Accounts pursuant to Section 9.12(a) of
                                                           ---------------
the Credit Agreement, less (f) any amounts withdrawn from the Debt Service Reserve Accounts pursuant to Section 10(b)(ii) of the Security Agreement.

     "Debt Service Reserve Deficiency" shall exist if at any time the amount of
      -------------------------------
funds on deposit in the Debt Service Reserve Accounts is less than an amount equal to the sum of the projected aggregate Debt Service (including amounts required to be deposited in the Sinking Fund Accounts and assuming that the aggregate outstanding principal amount of W/C Loans will be (a) during the first two Calculation Periods after the Initial Funding Date, $5,000,000 borrowed at an interest rate of 6-1/2 per cent per annum and (b) thereafter, equal to the average aggregate outstanding principal amount of W/C Loans for the immediately preceding two Calculation Periods) for the next six months (using the applicable interest rates in effect as of the date of calculation and assuming fees payable under the Remarketing Agreement will be the amount of the most recent fees paid thereunder).

     "Debt Service Reserve Accounts" shall have the meaning assigned to such
      -----------------------------
term in Section 8 of the Security Agreement.

     "Default" shall mean an event described in Section 10.1 of the Credit
      -------                                   ------------
Agreement.

     "Deltic" shall mean Deltic Timber Corporation.
      ------

     "Deltic Equity Contribution Agreement" shall mean the Contingent Equity
      ------------------------------------
Contribution Agreement, dated ______________, 1998, among Deltic Timber Corporation, the Company and the Agent, substantially in the form of Exhibit H
                                                                     ---------
attached to the Credit Agreement.

     "Distribution" shall mean the distribution of funds by the Company to its
      ------------
Members with respect to their membership interests or capital accounts (other than funds distributed in accordance with Section 3.3 of the Production Support Agreement); and "Distribute" shall have a corresponding meaning.
                 ----------

     "Dollars" and "$" shall mean lawful money of the United States of America.
      -------       -

     "Drawdown Request" shall mean a Drawdown Request in substantially the form
      ----------------
of Exhibit B attached to the Credit Agreement duly executed by an Authorized
   ---------
Representative of the Company.

     "EBITDA" shall mean for any period, with respect to Deltic and its
      ------
Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which in the determination of (a) above for such period, has been deducted for (i) current Interest Expense, (ii) total Federal, state, foreign or other income taxes and (iii) all Non-Cash Charges, all as determined in accordance with GAAP.

     "Environmental Laws" shall mean any federal, State or local statute,
      ------------------
regulation or ordinance, whether currently existing or hereinafter promulgated, or any judicial or administrative decree or decision with respect to Hazardous Materials, potable water, ground water, solid waste, landfills and open dumps, storage tanks, underground storage tanks, wastewater, biosolids disposal, storm water run-off or emissions to the atmosphere (i.e., SO\\2\\, etc.). Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, as amended, and all regulations promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (Superfund or CERCLA) (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. (S) 9601 et seq.), the Clean Water Act of 1977 (33
                                 -- ---
U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the
                -- ---                                          -- ---
Resource Conservation and Recovery Act of 1975 (the Solid Waste Disposal Act or
RCRA) (42 U.S.C. (S) 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. (S)
                          -- ---
349; 42 U.S.C. (S)(S) 201 and 300f through 300j-9), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), and the Hazardous Materials Transportation
                        -- ---
Act, as amended (49 U.S.C. (S)(S) 1801-1812).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.
      -----

     "ERISA Event" shall mean the occurrence of any one or more of the
      -----------
following:

          (a) the occurrence with respect to any Plan or Multiemployer Plan of any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued under such section other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under 29 C.F.R. 2615; provided, that a failure to meet the minimum funding standard of Section
     --------
     412 of the Code or of Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

          (b) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan.

          (c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan.

          (d) the receipt by the Company of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA.

          (e) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part.

          (f) any event or circumstances which could reasonably be expected to constitute grounds for incurring liability under Title IV of ERISA pursuant to Section 4069(a) or 4212(c) of ERISA.

     "Facility" shall mean a medium density fiberboard manufacturing plant
      --------
located on the Site at 757 Newell Road, El Dorado, Arkansas 71730.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest
      ------------------
rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such Rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fiber Supplier" shall mean Deltic Timber Corporation.
      --------------

     "Fiber Supplier Consent" shall mean a Consent and Agreement among the Fiber
      ----------------------
Supplier, the Company and the Agent, in form and substance satisfactory to the Agent.

     "Fiber Supply Agreement" shall mean the Fiber Supply Agreement dated as of
      ----------------------
February 21, 1995, between the Fiber Supplier and the Company.

     "Final and Not Subject to Appeal" shall mean, with respect to any Permit at
      -------------------------------
any particular time, that such Permit shall be in full force and effect and shall not then be subject of a pending appeal, nor shall there then remain unexpired any period specified in any law, regulation or order applicable to such Permit within which the issuance of such Permit may as a matter of right be appealed.

     "Final Completion" shall mean (a) completion of all punch list items and
      ----------------
(b) satisfaction of all mechanics' and materialmens' Liens.

     "Final Completion Date" shall mean the date, as determined by the Agent, on
      ---------------------
behalf of the Lenders, and the Independent Engineer, to be the date on which all of the following requirements have been satisfied: (a) the Substantial Completion Date has occurred, (b) Final Completion has occurred, (c) all Permits required under Governmental Rules or any Project Document in order to own, construct, maintain or operate the Facility have been obtained and are in full force and effect and are Final and Not Subject to Appeal, to the extent that the failure to obtain any such Permits would have a Material Adverse Effect, (d) all Project Contracts are in full force and effect and no default has occurred thereunder; and (e) the Lenders shall have received a satisfactory report from the Independent Engineer with respect to the same.

     "First Chicago" is defined in the Preamble to the Credit Agreement.
      -------------

     "Fixed Charge Coverage Ratio" shall mean as of the end of each fiscal
      ---------------------------
quarter of Deltic, for the twelve month period ending on such date, with respect to Deltic on a consolidated basis, the ratio of (a) EBITDA for the applicable period minus dividends paid for the applicable period minus current income taxes for the applicable period to (b) the sum of (i) current Interest Expense for the applicable period plus (ii) Scheduled Funded Debt Payments for the applicable period.

     "Funded Debt" shall mean without duplication, the sum of (a) all
      -----------
indebtedness of Deltic and its Subsidiaries on a consolidated basis for borrowed money, (b) all purchase money indebtedness of Deltic and its Subsidiaries, (c) the principal portion of all obligations of Deltic and its Subsidiaries under Capital Leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of Deltic or its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty obligations of Deltic and its Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of any Person secured by a Lien on any property of Deltic or any of its Subsidiaries whether or not such Funded Debt has been assumed by Deltic or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent that Deltic or any of its Subsidiaries under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which Deltic or any of its Subsidiaries is a party, when such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Funded Debt Capitalization Ratio" shall mean as of any date of
      --------------------------------
determination, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date to (b) Funded Debt on such date plus Net Worth on such date.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States applied on a consistent  basis.

     "Governmental Authority" shall mean any United States federal, state,
      ----------------------
provincial, county, city or other local government or other political entity or any subdivision thereof (whether of an executive, legislative, judicial, regulatory or administrative nature).

     "Governmental Rule" shall mean any statute, law, regulation, ordinance,
      -----------------
rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, at the time in effect.

     "Guaranty Obligations" shall mean with respect to any Person, without
      --------------------
duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the indebtedness in respect of which such Guaranty Obligation is made.

     "Hazardous Material" shall mean all pesticides, pollutants, contaminants,
      ------------------
chemicals, gasoline, petroleum products, asbestos, radioactive materials (including by-product, source, and/or special nuclear materials), ureaformaldehyde, flammable explosives, or other hazardous wastes or toxic materials, now or hereafter subject to regulation as hazardous material under any applicable Environmental Law.

     "Hedge Agreement" shall mean an interest rate swap or exchange agreement
      ---------------
between the Company and a Hedge Counterparty which is in form and substance reasonably satisfactory to the Required Lenders and fixes the interest rate for a part or all of the Loans.

     "Hedge Consent" shall mean each Consent and Agreement entered into by and
      -------------
among each Hedge Counterparty, the Company and the Agent, in each case in form and substance satisfactory to the Agent.

     "Hedge Counterparty" shall mean the Person or Persons named as the
      ------------------
"Floating Rate Payer" under a Hedge Agreement.

     "Honor Date" is defined in Section 2.3 of the Credit Agreement.
      ----------                -----------

     "Immaterial Lien" shall mean (a) Liens in connection with worker's
      ---------------
compensation, unemployment insurance or other social security or old age pension obligations; (b) Liens for taxes, assessments or governmental charges or levies which are not yet due; (c) Liens arising in respect of taxes, assessments, governmental charges or levies or claims that the Company is contesting in accordance with the terms of Section 8.6 of the Credit Agreement; (d) legal or
                             -----------
equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same is being contested in good faith by appropriate proceedings (excluding any attachment prior to judgment, judgment Lien or attachment in aid of execution on a judgment) unless by such contest (i) the Liens of the Security Documents would be endangered or (ii) any portion of the Project would become subject to loss or forfeiture; (e) vendor's, mechanics', worker's, employee's or other like Liens arising in the ordinary course of construction or in the ordinary course of business in respect of obligations (i) which are not yet due, (ii) for which a bond in the full amount thereof has been posted, or (iii) which are being contested in good faith by appropriate proceedings (unless by such contest (1) the Liens of the Security Documents would be endangered or (2) any portion of the Project would become subject to loss or forfeiture); (f) minor defects, irregularities, encumbrances and clouds on title and statutory Liens which do not materially impair the property affected thereby and which do not individually or in the aggregate materially impair the value of the Collateral; and (g) those matters listed as exceptions to title in the title policy delivered to the Agent by the Company as contemplated by Section 7.2(h) of the Credit Agreement.
                           --------------

     "Indentures" shall mean, collectively, the Taxable Bond Indenture and the
      ----------
Tax-Exempt Bond Indentures.

     "Independent Engineer" shall mean C.P.M. Consultants (1992) Inc., or such
      --------------------
other engineering consultant reasonably satisfactory to the Company as the Agent may engage.

     "Initial Funding Date" shall mean the first date on which any W/C Loan is
      --------------------
made or any Letter of Credit is issued (which date must be within 90 days of the Closing Date); provided that the Initial Funding Date shall not occur unless (a)
               --------
the Closing Date shall have occurred, and (b) all of the conditions precedent set forth in Section 7.2 of the Credit Agreement shall have been satisfied or
             -----------
waived in writing by all of the Lenders.

     "Insolvency Proceeding" shall mean, with respect to any Person, (a) any
      ---------------------
case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaking under any Federal or state law, including the Bankruptcy Code.

     "Insurance Account" shall have the meaning assigned to such term in Section
      -----------------
8 of the Security Agreement.

     "Insurance Advisor" shall mean J&H Marsh & McLennan, Inc.
      -----------------

     "Interest Coverage Ratio" shall mean as of the end of each fiscal quarter
      -----------------------
of Deltic, for the twelve month period ending on such date, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period to (b) current Interest Expense for the applicable period.

     "Interest Expense" shall mean for any period, with respect to Deltic and
      ----------------
its Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP; it being understood that Interest Expense shall, at the option of Deltic, include the amortized cost of any interest rate protection agreements to the extent permitted by GAAP.

     "Interest Period" shall mean, with respect to any LIBOR Loan, each period
      ---------------
commencing on the date such LIBOR Rate Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Rate Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
Section 4.6 of the Credit Agreement, except that each Interest Period which
-----------                          ------
commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Stated Maturity Date, (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day falls in the next succeeding calendar month, in which case, such Interest Period shall end on the next preceding Business Day) and (iv) notwithstanding clauses (i) or (ii)
                                                          -----------    ----
above, no Interest Period shall have a duration of less than one month, and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available under the Credit Agreement.

     "Issuer" shall mean Union County, Arkansas.

     "Issuer Consent" shall mean a Consent and Agreement among the Issuer, the
      --------------
Company and the Agent, in form and substance satisfactory to the Agent.

     "Land Transfer Document" shall mean a deed and bill of sale executed and
      ----------------------
delivered by the Company, providing for the transfer of title in the Project to the Issuer, in form and substance satisfactory to the Agent.

     "L/C Commitment Termination Date" shall mean the earlier of (i) the
      -------------------------------
occurrence of a Commitment Termination Event and (ii) the third anniversary of the Initial Funding Date as such date may be extended pursuant to Section 2.11
                                                                  ------------
of the Credit Agreement.

     "L/C Loan" is defined in Section 2.7 of the Credit Agreement.
      --------                -----------

     "L/C-Related Document" shall mean an Application or a Letter of Credit.
      --------------------

     "Lender's Assignment Agreement" shall mean an assignment agreement,
      -----------------------------
substantially in the form of Exhibit F to the Credit Agreement.
                             ---------

     "Lenders" is defined in the Preamble to the Credit Agreement.
      -------

     "Letter of Credit" is defined in Section 2.1 of the Credit Agreement.
      ----------------                -----------

     "Letter of Credit Fees" shall mean the fees payable pursuant to Section 6.1
      ---------------------                                          -----------
of the Credit Agreement.

     "LIBOR Rate" shall mean, the applicable London interbank offered rate for
      ----------
deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two business days prior to the first day of the applicable interest period, and having a maturity approximately equal to such interest period, as adjusted for maximum statutory reserves. If no London interbank offered rate of such maturity then appears on Dow Jones Markets (Telerate) Page 3750, the LIBOR Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Dow Jones Markets (Telerate) Page 3750, as adjusted for maximum statutory reserves. If Dow Jones Markets (Telerate) Page 3750 is not available, the applicable LIBOR Rate for the relevant interest period shall be the arithmetic average of the rates at which First Chicago and certain other representative Lenders to be determined offer to place deposits in U.S. dollars with first-class banks in the London interbank market at 11:00 a.m. (London time) two (2) business days prior to the borrowing date in the approximate amount of, and for a maturity corresponding to, First Chicago's portion of the loan, adjusted for maximum statutory reserves.

     "LIBOR Loan" shall mean a Loan which bears interest at the LIBOR Rate.
      ----------

     "Lien" shall mean any lien (statutory or otherwise), as well as any
      ----
interest, encumbrance, preference, priority or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof.

     "LLC Agreement" shall mean the Articles of Organization of the Company and
      -------------
the Operating Agreement dated February 21, 1995 of the Company.

     "Loan" means an L/C Loan or a W/C Loan.
      ----

     "Material Adverse Effect" shall mean, with respect to the Company or any of
      -----------------------
the Members, as applicable, a material adverse effect on (a) the financial condition of the Company or any of the Members, (b) the ability or authority of the Company or any of the Members to carry out its obligations under the Project Documents, (c) the Collateral, or (d) the validity, enforceability or perfection of the Liens of the Security Documents.

     "MDF Marketing Agent" shall mean Temple-Inland Forest Products Corporation.
      -------------------

     "MDF Marketing Agent Consent" shall mean a Consent and Agreement among the
      ---------------------------
MDF Marketing Agent, the Company and the Agent, in form and substance satisfactory to the Agent.

     "MDF Marketing Agreement" shall mean the MDF Marketing Agreement dated as
      -----------------------
of February 21, 1995, between the MDF Marketing Agent and the Company.

     "Member" shall mean each Person with an ownership interest (beneficial or
      ------
otherwise) in the Company.

     "Member Change of Control" shall mean, with respect to any Member, (i) any
      ------------------------
change in the composition of its stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 20% or more of the combined voting power of the voting securities of such Member, or (ii) the Board of Directors of such Member shall cease to consist of a majority of the individuals who shall have become a member thereof subsequent to the Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of such Member as of the Closing Date (or their replacements approved as herein required).

     "Moody's" shall mean Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" shall mean a plan defined as such in Section 3(37) of
      ------------------
ERISA which is covered by Title IV of ERISA.

     "Net Income" shall mean for any periods, the net income after taxes for
      ----------
such period of Deltic on a consolidated basis, as determined in accordance with GAAP.

     "Net Worth" shall mean as of any date, shareholders' equity of Deltic on a
      ---------
consolidated basis, as determined in accordance with GAAP.

     "Non-Cash Charges" shall mean for any period, with respect to Deltic and
      ----------------
its Subsidiaries on a consolidated basis, all depreciation, amortization, deferred tax provisions, employee benefit accruals (other than those that require a trust fund contribution within twelve months) and other similar non-cash charges.

     "Nonrecourse Persons" shall have the meaning assigned to such term in
      -------------------
Section 11.1 of the Credit Agreement.
------------

     "Notice of Assignment" is defined in Section 13.3(b) of the Credit
      --------------------                ---------------
Agreement.

     "Obligor" shall mean each Sponsor, each Member and any other party to a
      -------
Project Document (other than the Agent and the Lenders).

     "Offering Memorandum" shall mean the offering memorandum relating to the
      -------------------
Project and dated May, 1998.

     "Operating Account" shall have the meaning assigned to such term in Section
      -----------------
8 of the Security Agreement.

     "Operating Budget" shall mean, with respect to each operating year, a
      ----------------
budget prepared by the Company pursuant to Section 9.25 of the Credit Agreement
                                           ------------
and in a manner similar to the Project Pro Forma setting forth (a) the costs the Company expects to incur in connection with the operation of the Project during such period, including repair and maintenance expenses, expenditures for fuel and the transportation thereof, expenditures for supplies, materials, replacement parts and other consumables, expenditures for labor and services (including all applicable taxes, payments to Governmental Authorities in lieu of taxes, employee benefits and workers' compensation relating to such labor), insurance premiums, taxes (other than taxes imposed on the overall net income of the Company or its Members) and expenditures for water and other utilities, and
(b) a projection of revenues the Company expects to earn.

     "Past-Due Rate" shall mean with respect to any amount payable by the
      -------------
Company under any Loan Document, a rate per annum equal to 2% above the ABR Rate as in effect from time to time (provided, that if the amount in default is
                                --------
principal of a LIBOR Rate Loan and the due date thereof is a day other than the last day of an Interest Period therefor, the "Past-Due Rate" for such principal shall be, for the period from (and including) the due date and to (but excluding) the last day of such Interest Period, 2% above the rate for such Loan as provided in Section 3.6(a)(ii) of the Credit Agreement and, thereafter, the
               ------------------
rate provided for above in this definition).

     "pay in full", "paid in full" or "payment in full" shall mean, with respect
      -----------    ------------      ---------------
to any obligation or liability, or any portion thereof, as the context may require, either (i) the payment thereof in full in cash in accordance with its respective terms, (ii) such other satisfaction in full thereof to which the holders thereof may agree or (iii) such other satisfaction or discharge in full thereof which a court of competent jurisdiction, taking into account the rights conferred upon the holders thereof under any agreement subordinating the payment of any other obligation or liability to the payment thereof, may implement.

     "Percentage" shall mean, for any Lender, such Lender's percentage as set
      ----------
forth against its signature to the Credit Agreement or, if such Lender is a party to a Lender's Assignment Agreement, the percentage set forth therein (after giving effect thereto) for such Lender.

     "Performance Test" shall mean the project performance tests set forth in
      ----------------
Exhibit P attached hereto.
---------

     "Permit" shall mean any authorization, consent, approval, license, ruling,
      ------
permit, tariff, certification, exemption, filing or registration required to be issued by, obtained from or made with any Governmental Authority for the construction, use, ownership, operation or maintenance of the Project or the execution, delivery or performance of any Project Document.

     "Permitted Investments" shall mean:
      ---------------------

          (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or any agency thereof;

          (b) certificates of deposit issued by any Lender or any other bank or trust company which is organized under the laws of the United States of America or any state thereof, Canada, Japan or any Western European country, has capital, surplus and undivided profits of at least $1,000,000,000 in the aggregate and has outstanding unsecured indebtedness which is rated (on the date of investment therein) A3 or better by Standard & Poor's or A or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is in the business of rating unsecured bank indebtedness);

          (c) commercial paper rated (on the date of investment therein) A-1 or better by Standard & Poor's or P-1 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

          (d) eurodollar certificates of deposit issued by any Lender or any other bank or trust company which is organized under the laws of the United States of America or any state thereof, Canada, Japan or any Western European country, has capital, surplus and undivided profits of at least $1,000,000,000 in the aggregate and has outstanding unsecured indebtedness which is rated (on the date of investment therein) A3 or better by Standard & Poor's or A or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is in the business of rating unsecured bank indebtedness);

          (e) tax-exempt short-term securities that are obligations of a city, county, state, territory, or a possession of the United States of America, or any political subdivision of any of the foregoing, rated (on the date of investment therein) A-1 (short-term) or A or higher (long-term) by Standard & Poor's or MIG-1, VMIG-1, or P-1 (short-term) or A2 or higher (long-term) by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such securities); and

          (f) other investment-grade instruments to be mutually agreed upon by the Agent and the Company.

     "Permitted Liens" is defined in Section 9.14 of the Credit Agreement.
      ---------------                ------------

     "Person" shall mean any individual, partnership, the Company, firm,
      ------
corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

     "Plan" shall mean an employee benefit or other plan (other than a
      ----
Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

     "Pledge Agreement" shall mean the Pledge Agreement dated as of
      ----------------
____________, 1998 among the Members and the Agent, substantially in the form of

Exhibit J attached to the Credit Agreement.
---------

     "Process Agent" is defined in Section 14.13 of the Credit Agreement.
      -------------                -------------

     "Production Support Agreement" shall mean the Production Support Agreement,
      ----------------------------
dated _______, 1998, among the Company and the Sponsors, substantially in the form of Exhibit M attached to the Credit Agreement.
        ---------

     "Project" shall mean the development, construction, ownership, financing,
      -------
operation and maintenance (as applicable) of the Facility and the Site.

     "Project Contract Consent" shall mean each Consent and Agreement pertaining
      ------------------------
to the assignment of a Project Contract to the Agent pursuant to the Security Agreement.

     "Project Contracts" shall mean, collectively, (a) on and after the Closing
      -----------------
Date, the Bond Documents, the Fiber Supply Agreement, the MDF Marketing Agreement and each Project Contract Consent, (b) on and after the date on which the first Hedge Agreement is executed and delivered, the Hedge Agreements, and
(c) when and if executed and delivered by the Company, any Additional Contract. No Project Contract Consent, and no document or agreement referred to in clause
                                                                         ------
(b) or (c), of the first sentence of the definition of "Project Contracts", will
---    ---
be included in such definition until
such Project Contract Consent or document or agreement is actually executed and delivered for the benefit of the Secured Parties.

     "Project Documents" shall mean, collectively, (a) the Credit Documents, (b)
      -----------------
the LLC Agreement and (c) the Project Contracts.

     "Project Mortgage" shall mean the Freehold and Leasehold Mortgage,
      ----------------
Assignment of Leases and Rents, Security Agreement, Financing Statement and Grant of Easement, dated as of ___________ ,1998 between the Company and the Agent, substantially in the form of Exhibit E attached to the Credit Agreement.
                                    ---------

     "Project Pro Forma" shall mean the financial projections for the operation
      -----------------
of the Project attached to the Credit Agreement as Schedule 5.
                                                   ----------

     "Purchaser" is defined in Section 14.3(a) of the Credit Agreement.
      ---------                ---------------

     "Regulation D" shall mean Regulation D of the Board of Governors of the
      ------------
Federal Reserve System and any other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" shall mean any amounts made available pursuant
      -------------------------
to a drawing under any Letter of Credit, and not either (i) reimbursed in accordance with Section 2.3(b) of the Credit Agreement or (ii) converted into an
                --------------
L/C Loan in accordance with Section 2.7 of the Credit Agreement.
                            -----------

     "Remarketing Agreements" shall mean, collectively, (a) a Remarketing
      ----------------------
Agreement between the Company and Goldman Sachs & Co., as remarketing agent, dated as of October 1, 1997 and (b) a Remarketing Agreement between the Company and First Chicago Capital Markets, Inc., as remarketing agent, in form and substance satisfactory to the Agent.

     "Repair Work" shall have the meaning assigned to such term in Section
      -----------                                                  -------
9.27(b) of the Credit Agreement.
-------

     "Required Equity Contribution" shall mean all amounts required to be paid
      ----------------------------
under the Contingent Equity Contribution Agreements.

     "Required Lenders" shall mean, on any date, Lenders having Loans
      ----------------
outstanding and/or unused Aggregate Commitments aggregating at least 66-2/3% of the total of the Loans outstanding and/or unused Aggregate Commitments.

     "Reserve Requirement" shall mean, with respect to an Interest Period, the
      -------------------
maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Restricted Action" shall have the meaning assigned to such term in Section
      -----------------                                                  -------
9.10(b) of the Credit Agreement.
-------

     "Revolving Committed Amount" shall mean One Hundred and One Million Two
      --------------------------
Hundred and Fifty Thousand Dollars ($101,250,000).

     "Risk-Based Capital Guidelines" is defined in Section 5.2 of the Credit
      -----------------------------                -----------
Agreement.

     "Scheduled Funded Debt Payments" shall mean as of the end of each fiscal
      ------------------------------
quarter of Deltic, for Deltic and its Subsidiaries on a consolidated basis, the sums of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments of the Revolving Commitment Amount.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Secured Obligations" shall mean, collectively, the Credit Obligations and
      -------------------
all of the indebtedness, obligations and liabilities of the Company to the Hedge Counterparties now or in the future existing under or in connection with any Hedge Agreement.

     "Secured Parties" shall mean, collectively, the Agent, the Lenders and each
      ---------------
Hedge Counterparty.

     "Security Agreement" shall mean the Assignment and Security Agreement,
      ------------------
dated as of _____________, 1998, between the Company and the Agent, substantially in the form of Exhibit D attached to the Credit Agreement.
                             ---------

     "Security Documents" shall mean, collectively, (a) the Security Agreement,
      ------------------
(b) the Project Mortgage, (c) the Pledge Agreement, (d) the Contingent Equity Contribution Agreements, (e) the Production Support Agreement, (f) the Control Agreement and (g) any other agreement or instrument hereafter entered into (if any) by the Company or any other Person which secures any of the Secured Obligations.

     "Sinking Fund Accounts" shall have the meaning assigned to such term in
      ---------------------
Section 8 of the Security Agreement.

     "Sinking Fund Deficiency" shall exist if at any time the sum of (x) the
      -----------------------
amount of funds on deposit in the Sinking Fund Accounts and (y) the aggregate stated amount available to be drawn under the Sinking Fund Letters of Credit and the amount of other Collateral acceptable to the Agent on any date set forth in Column I of Schedule 1 of the Credit Agreement is less than the amount set forth
--------    ----------
in Column III (Required Balance) of Schedule 1 of the Credit Agreement.
   ----------                       ----------

     "Sinking Fund Letters of Credit" shall mean letters of credit substantially
      ------------------------------
in the form of Exhibit I to the Credit Agreement issued by an Acceptable L/C Issuer in favor of the Agent.

     "Sinking Fund Ratio" shall mean the ratio (expressed as a decimal to 4
      ------------------
places) of:

     (a)  the aggregate balance in the Sinking Fund Accounts,

      over
      ----

     (b)  the sum of:

          (i)  the unpaid principal amount of all L/C Loans, plus

          (ii) the maximum amount available to be drawn under the outstanding Letter of Credit.

     "Site" shall mean the "Land" as such term is defined in the first recital
      ----
of the Project Mortgage.

     "Sponsors" shall mean Deltic Timber Corporation and/or Temple-Inland Forest
      --------
Products Corporation, as the context may require or allow.

     "Spread" shall mean:
      ------

     (a)  before the third anniversary of the Initial Funding Date, 1.375%;

     (b) from and after such third anniversary and before the sixth anniversary of the Initial Funding Date, 1.625%; and

     (c)  from and after such sixth anniversary, 1.875%.

     "Standard & Poor's" or "S&P" shall mean Standard & Poor's, a division of
      -----------------      ---
McGraw Hill Companies, Inc.

     "Stated Maturity Date" shall mean the seventh anniversary of the Initial
      --------------------
Funding Date.

     "Subordinated Loans" shall mean loans made pursuant to Section 2(b) and (c)
      ------------------
of a Contingent Equity Contribution Agreement which are subordinated on the terms and conditions set forth in Exhibit K to the Credit Agreement in form and
                                  ---------
substance satisfactory to that Agent.

     "Subsidiary" shall mean as to any Person, (a) any corporation more than 50%
      ----------
of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

     "Substantial Completion Date" shall mean the date, as determined by the
      ---------------------------
Lenders and the Independent Engineer, to be the date on which all of the following requirements have been satisfied: (a) the Facility is substantially complete except for punch list items not exceeding $100,000, (b) the Project has completed the Performance Test to the mutual satisfaction of the Company and the Agent and (c) all Permits required under Environmental Laws in order to own, construct, maintain or operate the Facility have been obtained and are in full force and effect and are Final and Not Subject to Appeal.

     "Taking" shall mean (a) the exercise of any power of eminent domain,
      ------
including any changes of the grades of streets, with respect to the Site, or any tenements, hereditaments, easements, rights of way and appurtenances thereunto belonging or in anywise appertaining, or any streets, ways, sidewalks, alleys, streams, rivers and areas adjacent thereto or used in connection therewith, and
(b) any other damage to the Site or the Facility or both for which compensation shall be given by any Governmental Authority.

     "Taxable Bond Debt Service Reserve Account" shall have the meaning assigned
      -----------------------------------------
to that term in Section 8 of the Security Agreement.

     "Taxable Bond Indenture" shall mean an Indenture of Trust between the
      ----------------------
Issuer and The First National Bank of Chicago, as trustee, in form and substance satisfactory to the Agent.

     "Taxable Bond Sinking Fund Account" shall have the meaning assigned to that
      ---------------------------------
term in Section 8 of the Security Agreement.

     "Taxable Bonds" shall mean the taxable bonds in the aggregate principal
      -------------
amount of $60,000,000 to be issued by the Issuer pursuant to the Taxable Bond Indenture.

     "Taxable Bonds Letter of Credit" shall mean a Letter of Credit under which
      ------------------------------
drawings are made for the purposes of repaying principal or interest owing in respect of the Taxable Bonds.

     "Taxable L/C Outstandings" shall mean, as of any date, the sum of (i) the
      ------------------------
maximum amount available to be drawn under any Taxable Bonds Letter of Credit,
(ii) any Reimbursement Obligation in respect of any such Letter of Credit and
(iii) L/C Loans in respect of any such Letter of Credit.

     "Tax-Exempt Bond Debt Service Reserve Account" shall have the meaning
      --------------------------------------------
assigned to that term in Section 8 of the Security Agreement.

     "Tax-Exempt Bond Indentures" shall mean, collectively, (a) the Indenture of
      --------------------------
Trust, dated as of October 1, 1997, between the Issuer and The First National Bank of Chicago, as trustee, providing for the issuance of aggregate principal amount $14,500,000 1997 Series A Solid Waste Disposal Revenue Bonds (Del-Tin Fiber L.L.C. Project) of the Issuer and (b) the Indenture of Trust, dated as of October 1, 1997, between the Issuer and The First National Bank of Chicago, as trustee, providing for the issuance of aggregate principal amount $14,500,000 1997 Series B Solid Waste Disposal Revenue Bonds (Del-Tin Fiber L.L.C. Project) of the Issuer.

     "Tax-Exempt Bond Sinking Fund Account" shall have the meaning assigned to
      ------------------------------------
that term in Section 8 of the Security Agreement.

     "Tax-Exempt Bonds" shall mean the tax-exempt solid waste disposal revenue
      ----------------
bonds in the aggregate principal amount of $29,000,000 issued by the Issuer pursuant to the Tax-Exempt Bond Indenture.

     "Tax-Exempt Bonds Letter of Credit" shall mean a Letter of Credit under
      ---------------------------------
which drawings are made for the purposes of repaying principal or interest owing in respect of the Tax-Exempt Bonds.

     "Tax -Exempt L/C Outstandings" shall mean, as of any date, the sum of (i)
      ----------------------------
the maximum amount available to be drawn under any Tax-Exempt Bonds Letter of Credit, (ii) any Reimbursement Obligation in respect of any such Letter of Credit and (iii) L/C Loans in respect of such Letter of Credit.

     "Temple-Inland Equity Contribution Agreement" shall mean the Contingent
      -------------------------------------------
Equity Contribution Agreement, dated ________, 1998, among Temple-Inland Forest

Products Corporation, the Company and the Agent, substantially in the form of Exhibit H attached to the Credit Agreement.
---------

     "Tender Draft" shall mean the tender for purchase of a Bond in accordance
      ------------
with any of Sections 2.06 through 2.10 of any of the Indentures.

     "Title Company" is defined in Section 7.2(h) of the Credit Agreement.
      -------------                --------------

     "Timber Ratio" shall mean as of the date of determination, with respect to
      ------------
Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) the market value of all timber owned by Deltic and its Subsidiaries to (b) the Revolving Committed Amount.

     "Total Loss" shall mean any Casualty Event which results in the loss of (i)
      ----------
either the Facility or the Site in its entirety, or (ii) a substantial portion of the Facility or the Site such that the then remaining portion of the Project cannot practically be utilized for the purposes intended, or (iii) all or a substantial portion of the use of the Facility or the Site for a period reasonably expected to extend for at least 24 consecutive months.

     "Trustee" shall mean, as applicable, each of the trustee under the Tax-
      -------
Exempt Bond Indentures and the trustee under the Taxable Bond Indenture.

     "Type" shall refer to whether a Loan is an ABR Loan or a LIBOR Loan.
      ----

     "UCC" shall mean the Uniform Commercial Code as adopted by the State of
      ---
Illinois.

     "Unmatured Default" shall mean an event which but for the lapse of time or
      -----------------
the giving of notice, or both, would constitute a Default.

     "W/C Commitment" shall mean, for each Lender, such Lender's Percentage of
      --------------
the W/C Commitment Amount.

     "W/C Commitment Amount" shall mean $10,000,000 (or such lesser amount as
      ---------------------
reduced by the Company pursuant to Section 3.3 of the Credit Agreement).
                                   -----------

     "W/C Commitment Termination Date" shall mean the earlier of (i) the
      -------------------------------
occurrence of a Commitment Termination Event and (ii) the third anniversary of the Initial Funding Date as such date may be extended pursuant to Section 3.8 of
                                                                  -----------
the Credit Agreement.

     "W/C Loan" is defined in Section 3.1 of the Credit Agreement.
      --------                -----------

     "Year 2000 Issues" means anticipated costs, problems and uncertainties
      ----------------
associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 8.20 of the Credit Agreement.
      -----------------                ------------

                         PRODUCTION SUPPORT AGREEMENT


     This PRODUCTION SUPPORT AGREEMENT (the "Agreement"), dated as of November
                                             ---------
23, 1998 (the "Effective Date"), is by and among TEMPLE-INLAND FOREST PRODUCTS
               --------------
CORPORATION ("TIFPC"), a Delaware corporation, DELTIC TIMBER CORPORATION
              -----
("Deltic" and, together with TIFPC, the "Sponsors"), a Delaware corporation, and
  ------                                 --------
DEL-TIN FIBER L.L.C. (the "Company"), an Arkansas limited liability company.
                           -------

1.   Recitals

     1.1. The Credit Agreement. The Company has entered into the Project Credit
          --------------------
          Agreement (as amended, restated, supplemented, or superseded and is so in effect from time to time, the "Credit Agreement"), dated as of the
                                            ----------------
          Effective Date, among the Company, certain financial institutions, The First National Bank of Chicago ("First Chicago") as a lender and as
                                           -------------
          agent, and The Bank of Nova Scotia as a lender and as co-agent, dated as of the Effective Date.

     1.2. Purpose and Consideration. The Company and the Sponsors enter into
          -------------------------
          this Agreement to provide, on the occurrence of certain events, additional funds for the payment of Debt Service under the Credit Agreement, to establish certain procedures the Company shall follow for the timely provision of such funds, and to fix the Sponsors' respective obligations respecting the provision of such funds.

2.   Production Support

     2.1. Delivery of PSA Certificate. If an Additional Funds Need occurs before
          ---------------------------
          the Substantial Completion Date, the Company shall promptly deliver to each of the Sponsors and the Agent a PSA Certificate dated as of the Determination Date.

     2.2. Payment of Support Obligation. Each Sponsor shall pay to the Company,
          -----------------------------
          within five Business Days of the Sponsor's receipt of the PSA Certificate, such Sponsor's Support Obligation.

     2.3. Computation of Current Operating Cash Flow Variance. For purposes of
          ---------------------------------------------------
          determining the Current Operating Cash Flow Variance for any
          Projection

     Period ending with any of the first three Computation Periods of any fiscal year,

     2.3.1. the year-to-date Gross Production as of the end of the most recently ended Calculation Period shall be:

            2.3.1.1. divided by the number of Calculation Periods that have, as of the Determination Date, ended in such year,

            2.3.1.2. the resulting quotient multiplied by four, and

            2.3.1.3. the resulting product input into the Cash Flow Model at
                     Actual for such year; and

     2.3.2. the Operating Cash Flows shown for such year by both the Cash Flow Model at Actual and the Cash Flow Model at 90% shall be:

            2.3.2.1. divided by four, and

            2.3.2.2. the resulting quotient multiplied by the number of
                     Calculation Periods that have, as of the Determination Date, ended in such year.

3.   Environmental Penalties And Costs

     3.1. Payment of Environmental Penalties and Costs. During the term of this
          --------------------------------------------
          Agreement and subject to the other provisions of this Agreement, each Sponsor shall pay to the Company an amount (without duplication as a result of prior requests hereunder) equal to

          3.1.1. the out of pocket Environmental Penalties and Costs the Company has expended and for which the Company has not been reimbursed or indemnified by any other person, times

          3.1.2. such Sponsor's Membership Percentage.

     3.2. Itemization. Payment under this Section 3 shall be made within five
          -----------                     ---------
          Business Days of the Sponsor's receipt of the Company's written request accompanied by a schedule detailing the Environmental Penalties and Costs and by copies of invoices and other supporting documents respecting the items shown on such schedule.

     3.3. Repayment of Indemnified Amounts. To the extent that the Company
          --------------------------------
          receives from any other person reimbursement or indemnity for any Environmental Penalties and Costs respecting which the Sponsors have already paid the Company, the Company shall promptly pay the amount of such reimbursement or indemnity so received to the Sponsors as a distribution of capital in the amounts each Sponsor has so paid.

4.   Payment

     4.1. Treatment of Payments. All payments to the Company that the Sponsors
          ---------------------
          make under this Agreement shall be treated as contributions of capital unless a clear contrary intention appears or the context otherwise requires.

     4.2. Late Payments. If the Sponsors fail to pay timely any amount due
          -------------
          hereunder, then interest thereon from time to time shall accrue at a rate per annum (calculated for the actual number of days elapsed over the number of days in the year of such accrual) equal to the lesser of
          (i) the ABR Rate or (ii) the maximum rate allowed by the law of the State of Arkansas, from the payment due date until the date actual payment is made.

5.   Defined Terms

     Unless a clear contrary intention appears or the context otherwise requires, the capitalized terms used in this Agreement have the following meanings:

     5.1. ABR Rate, Agent, Calculation Period, Contingent Equity Contribution
          --------  -----  ------------------  ------------------------------
          Agreement, Debt Service, Initial Funding Date, Operating Account,
          ---------  ------------  --------------------  -----------------
          Project, Stated Maturity Date, and Substantial Completion Date. The
          -------  --------------------      ---------------------------
          respective meaning each such term has in the Credit Agreement.

     5.2. Additional Funds Need. The simultaneous occurrence, as of the
          ---------------------
          Determination Date, of the following:

          5.2.1. the Support Obligation of either Sponsor is greater than zero; and

          5.2.2. the Equity Commitment Amount of both Sponsors is zero. Solely for the purposes of this Section 5.2.2, the Applied Equity
                                          -------------
                 Amount (as defined in the relevant Contingent Equity Contribution Agreement) shall include past due and unpaid payments required, under

                 Section 2(a) of the relevant Contingent Equity Contribution Agreement, from the relevant Sponsor.

     5.3. Air and Water Permits. Air pollution control system Permit No. 1714-
          ---------------------
          AOP-RO and water discharge Permit No. AR0048461 issued by the State of Arkansas Department of Pollution Control and Ecology, as amended, restated, supplemented, or superseded and in effect from time to time.

     5.4. Cash Flow Model at Actual. The most current (as of the Effective Date)
          -------------------------
          version, except as modified solely in accordance with Section 2.3, of
                                                                -----------
          Microsoft Excel workbook computer file named "Cash Flow Model at Actual.xls", delivered to the parties and to First Chicago, a printout of the screen display of which is attached as Exhibit C.

     5.5. Cash Flow Model at 90%. The cash flow model spreadsheet attached as
          ----------------------
          Exhibit B.

     5.6. Current Operating Cash Flow Variance. The difference, if any, between:
          ------------------------------------

          5.6.1. the Operating Cash Flow that the Cash Flow Model at 90% projected the Project was to have generated during the Current Projection Period, less

          5.6.2. the Operating Cash Flow that the Cash Flow Model at Actual computes the Project was to have generated during the Current Projection Period, after the Gross Production of the Project is input into the appropriate row of the Operating CF Analysis tab of the Cash Flow Model at Actual in accordance with Section
                                                                     -------
                 2.3.
                 ----

     5.7. Current Projection Period. As of the Determination Date, the period
          -------------------------
          (i) from the beginning of the first Calculation Period in the fiscal year during which the Determination Date occurs, (ii) through the end of the most recently ended Calculation Period.

     5.8. Debt Payment Requirement. The positive difference, if any, between:
          ------------------------

          5.8.1. the Debt Service then due and payable, less

          5.8.2. the amount of funds in the Operating Account available to pay the Debt Service then due and payable.

     5.9.  Determination Date. The date of the relevant determination of Support
           ------------------
           Obligation.

     5.1.  Environmental Penalties and Costs.
           ---------------------------------

           5.10.1. Penalties, awards, damages, and costs (including but not limited to agreed upon and/or stipulated penalties and costs such as expert and attorneys fees) and any costs of compliance (including but not limited to the cost of any required pollution control or other capital equipment or any required action)

           5.10.2. that are caused by any condition, any operation or maintenance of any equipment, or any business practice,

                    5.10.2.1. in effect at any time before the Substantial Completion Date, and

                    5.10.2.2. which at such time constitutes or causes a violation of the Air and Water Permits.

     5.11. Equity Commitment Amount. The meaning such term has in the Contingent
           ------------------------
           Equity Contribution Agreement executed by the Sponsor respecting whom the Support Obligation is calculated.

     5.12. Gross Production. The amount of actual gross production (before
           ----------------
           culls) of the Project, computed according to standard industry practices on a 3/4 inch basis, expressed in thousands of square feet.

     5.13. LLC Agreement. The Company's Articles of Organization dated March 30,
           -------------
           1995 and the Company's Operating Agreement dated February 21, 1995, both as amended or otherwise modified or superseded and in effect from time to time.

     5.14. Membership Percentage. With respect to any Sponsor, such Sponsor's
           ---------------------
           percentage of membership interest in the Company, as stated in or determined according to the LLC Agreement, for purposes of allocating to such Sponsor the Company's profits, gains, losses, and assets.

     5.15. Operating Cash Flow. The amount of the "Operating Cash Flow Available
           -------------------
           for Debt Service" for the relevant period, as shown on Row 38 of the

           Operating CF Analysis tab of, as the case may be, the Cash Flow Model at 90% or the Cash Flow Model at Actual.

     5.16. Operating Cash Flow Variance. The positive sum of:
           ----------------------------

           5.16.1. the difference, if any, between:

               5.16.1.1. the cumulative Operating Cash Flow that the Cash Flow
                         Model at 90% projected the Project was to have generated during the Previous Projection Period, less

               5.16.1.2. the cumulative Operating Cash Flow that the Cash Flow
                         Model at Actual computes the Project was to have generated during the Previous Projection Period, after the annual Gross Production of the Project for each fiscal year of the Projection Period ending before the Determination Date is input into the appropriate row of the Operating CF Analysis tab of the Cash Flow Model at Actual;

     plus
     ----

           5.16.2. the Current Operating Cash Flow Variance.

     5.17. Previous Projection Period. As of the Determination Date, the
           --------------------------
           period (i) from the beginning of the first Calculation Period after the Initial Funding Date, (ii) through the end of the most recently ended fiscal year.

     5.18. Production Support Amount. The lower of:
           -------------------------

           5.18.1. the Debt Payment Requirement, or

           5.18.2. the Operating Cash Flow Variance.

     5.19. PSA Certificate. The relevant certificate signed by an officer of the
           ---------------
           Company substantially in the form of the Production Support Agreement Certificate ("PSA Certificate") attached as Exhibit A, which certificate shall be dated as of the Determination date, shall certify the date of the occurrence of an Additional Funds Need, state each Sponsor's Support Obligation, show the calculation of each such Support Obligation and its components, and request from each Sponsor payment to the Company of such Sponsor's Support Obligation.

     5.20. Support Obligation. With respect to any Sponsor, the product of the
           ------------------
           Production Support Amount times such Sponsor's Membership Percentage, less any amounts previously paid pursuant to Section 2.2 of this
                                                        -----------
           Agreement by the Sponsor for whom the Support Obligation is being determined.

6.   Miscellaneous

     6.1.  Term. The term of this Agreement shall be from the Effective Date
           ----
           through and including the Stated Maturity Date.

     6.2.  Entire Agreement. This Agreement constitutes the entire agreement of
           ----------------
           the parties regarding its subject matter, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to its subject matter.

     6.3.  Amendment. This Agreement may be amended, modified or supplemented
           ---------
           only by an instrument in writing executed by all the parties hereto; provided that no such amendment, modification, or supplement shall be permitted or be effective without the prior written consent of the Agent; provided further that the Agent is an express, intended beneficiary of, and shall have the right to enforce directly and in its own name, the provisions of this Section 6.3. No failure or delay
                                                ------------
           on the part of either party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand made upon either party in any case shall entitle the recipient thereof to any other or further notice or demand in similar or other circumstances except to the extent this Agreement otherwise requires such notice or demand.

     6.4.  Severability. If any provision of this Agreement is held to be
           ------------
           illegal, invalid or unenforceable under present or future laws effective during the term hereof, then unless any party to this Agreement would be deprived of the substantial benefit of its bargain, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; (ii) the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by such severance; and (iii) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     6.5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
          -------------
          PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF ARKANSAS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE PERFORMABLE IN UNION COUNTY, ARKANSAS.

     6.6. Parties In Interest. No Third Party Beneficiaries. Except as otherwise
          -------------------------------------------------
          provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto to the extent such successors and assigns are permitted by this Agreement. Subject to Section 6.3,
                                                              -----------
          neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer any rights or remedies or to impose any obligations upon any person not a party to such agreement.

     6.7. Assignment. Neither this Agreement nor any right created hereby or in
          ----------
          any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except that the Company may assign, as security for an extension of credit to the Company and to the extent permitted under the Credit Agreement, its right to receive payments hereunder.

     6.8. Choice of Forum. The parties hereto agree that should any legal suit,
          ---------------
          action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Union County, Arkansas. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Union County, Arkansas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside in Union County, Arkansas may also have jurisdiction over legal suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside in Union County, Arkansas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses of any kind or nature whatsoever that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Union County, Arkansas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

     6.9.  Service of Process. Service of any and all process that may be served
           ------------------
           on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner described in Section 6.10
                                                                 ------------
           and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

     6.10. Confidentiality Publicity and Disclosures. Each party and its
           -----------------------------------------
           successors and assigns shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that is required by federal securities laws or the rules of the stock exchange on which the securities of any party are traded, (ii) to attorneys, accountants, or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement; or
           (iii) by the Company to a lender in connection with obtaining an extension of credit to the Company.

     6.11. Notice. Any notice or communication hereunder or in any agreement
           ------
           entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is actually received, whether or not given in the manner described in the previous sentence.

7.   Interpretive Provisions

     7.1. Captions. The captions in this Agreement are for convenience of
          --------
          reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     7.2. Gender and Number. When the context requires, the gender of all words
          -----------------
          used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     7.3. Reference to Agreement. Use of the words "herein", "hereof",
          ----------------------
          "hereinabove" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Section or provision of this Agreement, unless otherwise noted.

     7.4. No Limitation. The words "include",  "includes", and "including" shall
          -------------
          be deemed to be followed by the words "without limitation".

     7.5. Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
          each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


EXECUTED THIS 23rd DAY OF NOVEMBER, 1998.


                         DEL-TIN FIBER L.L.C.



                         By: ________________________________________
                         Name Printed: ______________________________
                         Title: _____________________________________

                         TEMPLE-INLAND FOREST PRODUCTS CORPORATION



                         By: ________________________________________
                         Name Printed: ______________________________
                         Title: _____________________________________

                         DELTIC TIMBER CORPORATION



                         By: ________________________________________
                         Name Printed: ______________________________
                         Title: _____________________________________

                                                                       EXHIBIT A
                                                 TO PRODUCTION SUPPORT AGREEMENT


                            FORM OF PSA CERTIFICATE

                                                                       EXHIBIT B
                                                 TO PRODUCTION SUPPORT AGREEMENT


                            CASH FLOW MODEL AT 90%

                                                                       EXHIBIT C
                                                 TO PRODUCTION SUPPORT AGREEMENT


                           CASH FLOW MODEL AT ACTUAL

                             DEL-TIN FIBER L.L.C.
                               200 PEACH STREET
                           EL DORADO, ARKANSAS 71739


                               CONTROL AGREEMENT

        To Perfect a Security in Limited Liability Company Memberships



                               November 23, 1998


The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Attention: Project Finance

Ladies/Gentlemen:

     Del-Tin Fiber L.L.C., an Arkansas limited liability company (the "Company") is party to a Project Credit Agreement, dated as of November 23, 1998 (as amended or modified and in effect from time to time, the "Credit Agreement"), among the Company, the lenders named therein (the "Lenders") and, The First National Bank of Chicago, as Agent (the "Agent"). Pursuant to the Credit Agreement, Deltic Timber Corporation and Temple-Inland Forest Products Corporation (each a "Pledgor" and collectively the "Pledgors") and the Agent have entered into a Pledge Agreement dated as of November 23, 1998, pursuant to which the Pledgors have granted to the Agent, for the benefit of the Lenders, a security interest and assignment in certain assets, including without limitation, the Pledgors' membership interest in the Company and all proceeds and products thereof (collectively, the "Collateral"). The Pledgors hereby request the Company to enter into this Control Agreement. The Company hereby agrees as follows:

          1. The Company agrees that it will comply with instructions from the Agent with respect to the Collateral without further consent by the Pledgors. Such instructions may include, without limitation, a direction to re-register the Collateral in the name of the Agent or another party designated by the Agent or, after an Event of Default, to make all

The First National Bank of Chicago
Page 2

     payments of member distributions and all other amounts paid in connection with the Collateral directly to the Agent.

          2. The Company hereby further agrees to register this pledge of the membership interests of the Pledgors on its books and records.

          3. The Pledgors may not amend or terminate this Control Agreement without the Agent's prior written consent.

          4. This Control Agreement is governed by the internal laws (and not the law of conflicts) of the State of Illinois.

          5. The Company covenants that it will not accept any notice of lien, encumbrance, pledge with respect to the Collateral, will not accept any notice of transfer unless such transfer does not result in a Company Change of Control (as defined in the Credit Agreement) and will not enter into any agreement to comply with instructions from any other party with respect to the Collateral, except for any such agreement with the Agent, until the Agent sends a notice to the Company that this Control Agreement has been terminated.

          6. The Company hereby represents and warrants that as of the date hereof:

               (a) each Pledgor is the registered owner of its respective Collateral on the books and records of the membership, and the Company has no knowledge of any lien, encumbrance, pledge or transfer of the Collateral, has not registered any security interest in the Collateral and has not entered into any agreement with any other party to comply with instructions from such party with respect to the Collateral;

               (b)  none of the Collateral is evidenced by a certificate; and

The First National Bank of Chicago
Page 3

               (c) the Company has not specified the laws of a state other than the state of its organization (as listed above) as governing the issuance or transfer of the Collateral.

                                             Very truly yours,

                                             DEL-TIN FIBER L.L.C.



                                             By:___________________________

                                             Title:________________________

Agreed and Acknowledged:

DELTIC TIMBER CORPORATION                    THE FIRST NATIONAL BANK OF
                                             CHICAGO, as Agent

By:_______________________                   By:___________________________

Title:____________________                   Title:________________________


TEMPLE-INLAND FOREST PRODUCTS
CORPORATION


By:_______________________

Title:____________________

                       ASSIGNMENT AND SECURITY AGREEMENT


     This ASSIGNMENT AND SECURITY AGREEMENT, dated as of November 23, 1998 (this "Agreement"), between DEL-TIN FIBER L.L.C., an Arkansas limited liability
 ---------
company (the "Company"), THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as
              -------
Agent (in such capacity, the "Agent") for the benefit of the Secured Parties (as
                              -----
defined in Appendix I to the Credit Agreement referred to below).
           ----------

                               R E C I T A L S:

     1. The Company is a party to a Project Credit Agreement, dated as of November 23, 1998 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), with certain financial institutions, as lenders
           ----------------
(collectively, the "Lenders") and the Agent.
                    -------

     2. The execution and delivery of this Agreement is a condition precedent set forth in the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Defined Terms; Interpretation.  (a)  Unless otherwise defined
                 -----------------------------
herein, capitalized terms used herein shall have their respective meanings set forth in Appendix I to the Credit Agreement.
         ----------

     (b) In this Agreement: (i) references to any Section, Appendix, Schedule or Exhibit of any Credit Document are references to such Section, Appendix, Schedule or Exhibit of such Credit Document; (ii) the singular includes the plural and the plural includes the singular; (iii) each reference to any Governmental Rule includes all amendments, modifications, supplements or replacements of such Governmental Rule; (iv) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation";
(v) each reference to any agreement or other contractual instrument includes all amendments, modifications and supplements made to such agreement or instrument;
(vi) each reference to a Person includes such Person's respective permitted successors and assigns, and each reference to a Governmental Authority includes any successor to or replacement of such Governmental Authority; and (vii) "herein", "hereof", "hereto" and "hereunder" and similar terms refer to such Credit Document as a whole.

     SECTION 2.  Assignment and Grant of Security Interest.  (a)  As security
                 -----------------------------------------
for the due and punctual payment and performance of all of the Secured Obligations now existing or hereafter arising, the Company hereby pledges, assigns, transfers and grants to the Agent, for the benefit of the Secured Parties, a lien on and continuing security interest in, all of the Company's right, title and interest, whether now owned or held or hereafter acquired, in, to and under the following wheresoever the same may now or hereafter be located (the "Collateral"):
      ----------

          (i)    each agreement, instrument, document and contract described in
     Schedule 1, any other contract or agreement to which the Company is a
     ----------
     party, any acknowledgment delivered to the Company, any consent to collateral assignment executed in connection with any such agreement, instrument, document, contract, other contract or agreement or acknowledgment, and any amendment, modification, restatement or supplement executed in connection with any such agreement, instrument, document, contract, other contract or agreement, acknowledgment or consent (each such agreement, instrument, document, contract, other contract or agreement, acknowledgment, consent, amendment, modification, restatement or supplement referred to above in this paragraph (i), as amended, modified, restated or
                               -------------
     supplemented from time to time, individually, an "Assigned Agreement", and,
                                                       ------------------
     collectively, the "Assigned Agreements"), including (1) all rights of the
                        -------------------
     Company to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (3) all claims of the Company for damages arising out of or for breach of or default under the Assigned Agreements, (4) all rights of the Company to terminate, amend, modify or supplement any of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (5) all collateral, liens and security interests now or hereafter granted to the Company pursuant to any of the Assigned Agreements to secure any of the obligations of any Person (other than the Company) under any of the Assigned Agreements, and (6) all rights of the Company to foreclose on or otherwise exercise any remedies with respect to any of such collateral, liens or security interests now or hereafter securing any of the obligations of any Person (other than the Company) under any of the Assigned Agreements;

          (ii) all "Accounts" (as such term is defined in the UCC), including all rights to receive payment for goods sold or leased or for services rendered (collectively the "Accounts Receivable");
                                 -------------------

          (iii) all Permits now or hereafter held in the name of the Company or for the benefit of the Project, including those listed on Schedule 2,
                                                               ----------
     except to the extent that the pledge, assignment, transfer or grant of a
     ------
     lien on or security interest in any of such Permits is prohibited by applicable law or would cause any of such Permits to become void, voidable, terminable or revocable;

          (iv) all automobiles, trucks, tractors, trailers and other rolling stock or moveable personal property, including rolling stock for which the title thereto is evidenced by a certificate of title issued by the United States or a state which permits or requires a lien thereon to be evidenced upon such title, in which the Company now or at any time in the future may have an interest (collectively, the "Rolling Stock");
                                          -------------

          (v) all "equipment" (as such term is defined in the UCC), including machinery, apparatus, installation facilities and other tangible personal property of the Company (including the medium density fiberboard plant to be constructed on the Site and all Rolling Stock) (collectively, the "Equipment");
          ---------

          (vi) all "inventory" (as such term is defined in the UCC) in all of its forms, wherever located (including (x) fuel, tires and other spare parts inventory, consumable supplies inventory and maintenance materials inventory and raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (y) goods in which the Company has an interest in mass or a joint or other interest or right of any kind, and (z) goods which are returned to or repossessed by the Company), and all accessions thereto and products thereof and documentation therefor (collectively, the "Inventory");
                                                            ---------

          (vii) all documents of title or other receipts of the Company covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");
          ---------

          (viii) all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto (collectively, the "Copyrights");
                                            ----------

          (ix) all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world (collectively, the "Patents");
                                                                    -------

          (x) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark (collectively, the "Trademarks");
      ----------

          (xi) all licenses or user or other agreements granted to the Company with respect to any of the Copyrights, Patents or Trademarks, in each case, whether now or hereafter owned or used, except to the extent that the pledge, assignment, transfer or grant of a lien on or security interest in any license or other agreement would cause the same to become void, voidable, terminable or irrevocable;

          (xii) all inventions, processes, production methods, proprietary information, know-how and trade secrets used in or relating to the Project;

          (xiii)  the Accounts (as defined in Section 8), all balances therein
                                              ---------
     and all Permitted Investments and other instruments, certificates and notes held or maintained therein;

          (xiv) all information, data, plans, blueprints, designs, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, prepared by or on behalf of the Company for the construction, acquisition, occupancy, use, operation, maintenance, repair or restoration of the Project or any part thereof;

          (xv) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment, including any such rights, claims or benefits against any Person storing or transporting Inventory or Equipment;

          (xvi) all Casualty Proceeds and other proceeds payable under any insurance policies or indemnities in respect of the Project or any part thereof including policies insuring against loss of revenues for reason of interruption of the operation of the Project, and all eminent domain proceeds;

          (xvii) all other tangible and intangible property of the Company, including accounts, vendor warranties, payment and/or performance bonds and letters of credit running to the Company or assigned to the Company, rights, interests, contract rights, tax refunds, chattel paper, securities (including certificated and Uncertificated Securities, Securities Accounts, and Security Entitlements, Commodity Accounts and Commodity

     Entitlements and other Investment Property) (as such terms are defined in the U.C.C.), documents, instruments, general intangibles, fixtures, trade fixtures, consumer goods and any indemnity, warranty or guaranty in respect of the Project or of any of the foregoing; and

          (xviii) to the extent not included in the foregoing, all proceeds, products, accessions, rents, revenues, incomes, royalties, benefits, additions, substitutions, replacements of and to any and all of the foregoing Collateral.

     (b) Except as may be permitted by the Credit Agreement, the Company shall not cancel, terminate, assign, amend, supplement or otherwise modify any of the Assigned Agreements. The Company shall comply with, maintain in full force and effect and enforce the terms and provisions of each Assigned Agreement in accordance with the Credit Agreement. Subject to the foregoing and to the other provisions of this Agreement and the provisions of the other Credit Documents, the Company may exercise all of its rights and privileges under, and with respect to, the Collateral, including the Assigned Agreements, but such right shall terminate automatically upon notice thereof from the Agent to the Company following the occurrence of a Default relating to the Assigned Agreements or a Default, provided that, upon the occurrence of a Default relating to the Company pursuant to Sections 9.6 or 9.7 of the Credit Agreement, such notice shall be deemed to have been given automatically upon the occurrence of such Default.

     SECTION 3.  Security for Obligations.  This Agreement secures the payment
                 ------------------------
and performance when due (by acceleration or otherwise) by the Company of all of the Secured Obligations.

     SECTION 4.  The Company Remains Liable.  Anything herein to the contrary
                 --------------------------
notwithstanding, prior to the date on which the Agent shall deliver notice to the Company that the Company may no longer exercise rights and privileges under, and with respect to, the Collateral pursuant to Section 2(b), the Company shall
                                                ------------
remain liable under the Assigned Agreements to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Agent of any of the rights assigned to it hereunder shall not release the Company from any of its duties or obligations under the Assigned Agreements or any other agreement included in the Collateral. The Agent shall not have any obligation or liability under the Assigned Agreements or any other agreement included in the Collateral by reason of having entered into this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 5.  Representations and Warranties.  The Company represents and
                 ------------------------------
warrants that the principal place of business of the Company and the office where the Company keeps its records concerning the Collateral are located at 757 Newell Road, El Dorado, Arkansas 71730.

     SECTION 6.  Further Assurances.  (a)  The Company shall from time to time,
                 ------------------
at the Company's expense promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby, or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Company shall: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (ii) execute and file such financing statements, or amendments thereto, and such other instruments, indorsement or notices as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby; (iii) execute and deliver to the Agent with respect to each Additional Contract and, upon the Agent's request cause each other party to such Additional Contract to execute and deliver or cause to be executed and delivered to the Agent, a consent; and
(iv) deliver to the Agent with respect to each Additional Contract and, upon the Agent's reasonable request to the extent practicable, cause each other party to such Additional Contract to deliver or cause to be delivered to the Agent, an opinion of counsel in form and substance satisfactory to the Agent with respect to such collateral assignment.

     (b) The Company hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Company where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to the Company.

     SECTION 7.  Notice of Change of Office.  The Company shall comply with
                 --------------------------
Sections 9.22 and 9.23 of the Credit Agreement.

     SECTION 8.  Establishment of Accounts.  The Company hereby establishes with
                 -------------------------
the Agent at its Principal Office the following accounts:

     (a) The Company hereby establishes with the Agent at its Principal Office the following accounts:

          (i) an account entitled "Del-Tin Fiber Operating Account" (Account No. 51-43160) (such account and all other accounts established by the Agent and the Company to be part of the Operating Account as herein defined are collectively called the "Operating Account");
                              -----------------

          (ii) an account entitled "Del-Tin Fiber Debt Service Reserve Account" (Account No. 51-43179) (such account and all other accounts established by the Agent and the Company to be part of the Taxable Bond Debt Service Reserve Account as herein defined are collectively called the Taxable Bond Debt Service Reserve Account");

          (iii) an account entitled "Del-Tin Fiber Debt Service Reserve Tax-Exempt" (Account No. 51-43187) (such account and all other accounts established by the Agent and the Company to be part of the Tax Exempt Bond Debt Service Reserve Account as herein defined are collectively called the "Tax-Exempt Bond Debt Service Reserve Account", and, together with the Taxable Bond Debt Service Reserve Account, the "Debt Service Reserve
                                                     --------------------
     Accounts").
     --------

     (b) The Company shall establish with the Agent at its Principal Office each of the following accounts, on or before the date any amount is to be deposited in such account pursuant to this Agreement:

          (i) an account or accounts entitled similar to "Del-Tin Fiber Insurance Account" (such accounts established by the Agent and the Company to be part of the Insurance Account as herein defined are collectively called the "Insurance Account");
                 -----------------

          (ii) an account or accounts entitled similar to "Del-Tin Fiber Taxable Bond Sinking Fund Account" (such account and all other accounts established by the Agent and the Company to be part of the Taxable Bond Sinking Fund Account as herein defined are collectively called the "Taxable
                                                                         -------
     Bond Sinking Fund Account"); and
     -------------------------

          (iii) an account or accounts entitled similar to "Del-Tin Fiber Tax-Exempt Bond Sinking Fund Account" such account and all other accounts established by the Agent and the Company to be part of the Taxable Bond Sinking Fund Account as herein defined are collectively called the "Tax-Exempt Sinking Fund Account" and, together with the Taxable Bond Sinking Fund Account, the "Sinking Fund Accounts").
                        ---------------------

     (c) For purposes hereof, the Operating Account, each of the Debt Service Reserve Accounts, the Insurance Account, and each of the Sinking Fund Accounts are sometimes referred to individually as an "Account" and collectively as the
                                              -------
"Accounts").
---------

     (d) The Agent shall establish an account at its principal office in Chicago, Illinois (the "Collateral Account") for the purpose of managing the
                        ------------------
receipt and application of funds as provided in Section 14 (or such other
                                                ----------
account as the Agent may from time to time specify to the Company). The Company shall have no right, title or interest in the Collateral Account or the contents thereof, except as otherwise provided herein.

     (e) Subject to Sections 9.12(b) and 9.13(b) of the Credit Agreement, the balance from time to time in each Account shall be invested by the Company in Permitted Investments and the earnings from such investments shall be credited to the Operating Account; provided, that if a Default shall have occurred and be
                          --------
continuing, the contents of each Account may be invested in such manner as the Agent may determine or as the Agent shall direct. The Company shall select Permitted Investments having such maturities as shall cause each Account to have a cash balance as of any day sufficient to cover the transfers reasonably expected to be made from such Account.

     (f) The balance of each Account shall constitute a part of the Collateral and shall not constitute payment of the Secured Obligations until applied to the payment of the Secured Obligations as provided in this Agreement and the Credit Agreement.

     (g) At any time that the Agent is authorized to debit any Account and apply the proceeds thereof in accordance with the terms of this Agreement, the Company hereby authorizes the Agent to liquidate any investments in such Account to the extent necessary to realize proceeds sufficient to enable the Agent to satisfy those obligations of the Company which are then due and payable even though such liquidation may be prior to the maturity thereof and early withdrawal penalties or similar charges or expenses may be incurred in connection therewith, which penalties, charges or expenses may be charged to such Account.

     SECTION 9.  Operating Account.
                 -----------------

     (a)  Deposits to Operating Account.  The following amounts shall be
          -----------------------------
deposited into the Operating Account:

          (i) all amounts payable to the Company under the Assigned Agreements (except any payment of any Required Contingent Equity
                 -------
     Contribution payment pursuant to the Equity Contribution Agreement), and all other Accounts Receivables or proceeds of Collateral;

          (ii) the proceeds of business interruption insurance (other than Casualty Proceeds to be deposited into the Insurance Account pursuant to
     Section 11(a));
     -------------

          (iii) each amount withdrawn from the Debt Service Reserve Account and transferred to the Operating Account pursuant to Section 10(b)(ii); and
                                                      -----------------

          (iv) each amount withdrawn from the Insurance Account and transferred to the Operating Account pursuant to Section 11(b)(ii) and
                                                      -----------------
     (iii).
     -----

     (b)  Withdrawals from Operating Account.  Withdrawals from the Operating
          ----------------------------------
Account shall be made as follows:

          (i) Prior to a Default, the Company may withdraw any amount from the Operating Account for application as provided in Section 9.28 of the Credit Agreement;

          (ii) If a Default shall have occurred and be continuing, the Company may request (in accordance with Section 28) permission to withdraw an
                                     ----------
     amount for application as provided in Section 9.28 of the Credit Agreement; and

          (iii) If a Default shall have occurred and be continuing the Agent may withdraw all or any portion of the contents of the Operating Account and transfer such contents to the Collateral Account or as otherwise directed by the Required Lenders

     SECTION 10.  Debt Service Reserve Account.
                  ----------------------------

     (a)  Deposits to Debt Service Reserve Account.  The following amounts shall
          ----------------------------------------
be deposited into the Debt Service Reserve Account:

          (i) Any amount required to be deposited by the Company into the Debt Service Reserve Account pursuant to Section 9.12(a) of the Credit Agreement; and

          (ii)   any payment required pursuant to Section 2(a)(iv) of the Equity
                                                   ----------------
     Contribution Agreement and payments pursuant to draws under any Equity Letter of Credit in lieu thereof.

     (b)  Withdrawals from Debt Service Reserve Account.  Withdrawals from the
          ---------------------------------------------
Debt Service Reserve Account shall be made as follows:

          (i) The Company, to the extent sufficient funds are not in the Operating Account, shall prior to a Default and the Agent may after a Default, withdraw any amount from the Debt Service Reserve Account for the payment of any Debt Service which is not paid in full when due; and

          (ii) In the event the amount on deposit in the Debt Service Reserve Account exceeds the amount required to be on deposit therein pursuant to
     Section 9.12 of the Credit Agreement, the Company may, prior to a Default, withdraw such excess amount from the Debt Service Reserve Account and deposit such amount in the Operating Account.

          (iii) After a Default, the Agent may, and upon the Required Lenders' direction shall, withdraw amounts from the Debt Service Reserve Account in the amount necessary to satisfy Secured Obligations and deposit such funds in the Collateral Account.

     SECTION 11.  Insurance Account.
                  -----------------

     (a)  Deposits to Insurance Account.  All Casualty Proceeds (other than the
          -----------------------------
proceeds of business interruption insurance, which proceeds shall be deposited into the Operating Account pursuant to Section 9(a)(ii)) shall be deposited into
                                       ----------------
the Insurance Account.

     (b)  Withdrawals from Insurance Account.  Withdrawals from the Insurance
         ----------------------------------
Account shall be made as follows:

          (i) The Agent may withdraw, for its own account, amounts referred to in Section 9.27(a)(iii) of the Credit Agreement;

          (ii) Prior to a Default, the Company may withdraw and transfer to the Operating Account an amount necessary to pay the cost of repairing, restoring or rebuilding the Project in accordance with Section 9.27(a)(i) and (ii) or Section 9.27(b) of the Credit Agreement;
                 ---------------

          (iii)  Prior to a Default and subject to the other provisions of this
     Section 11(b), the Company may withdraw and transfer to the Operating
     -------------
     Account of any Casualty Proceeds which remain on deposit in the Insurance Account after all Repair Work in connection with any Casualty Event shall have been completed in accordance with the Credit Agreement;

          (iv) Casualty Proceeds to be applied to the prepayment of Loans pursuant to Sections 9.27(e) and 9.28(d) of the Credit Agreement shall be withdrawn and transferred to the Agent for application as provided in the Credit Agreement and any excess funds remaining in the Insurance Account shall be transferred to the Operating Account; and

          (v) If a Default shall have occurred and be continuing, the Agent may withdraw all or any portion of the contents of the Insurance Account and transfer such amount to the Collateral Account.

     SECTION 12.  Debt Service Payment Priorities.   If a Default shall have
                  -------------------------------
occurred and be continuing, at any time and from time to time the Agent may withdraw funds from any Account in an aggregate amount sufficient to pay in full all Debt Service then due and transfer any funds so withdrawn to the Collateral Account.

     SECTION 13.  Sinking Fund Accounts.
                  ---------------------

     (a)  Deposits to Sinking Fund Accounts.  The following amounts shall be
          ---------------------------------
deposited into the Sinking Fund Accounts:

          (i) Any amount required to be deposited by the Company into the Sinking Fund Accounts pursuant to Section 9.13 of the Credit Agreement; and

          (ii) any payment required pursuant to Section 2(a)(iii) of the Equity Contribution Agreement and payments pursuant to draws under any Equity Letter of Credit in lieu thereof.

     (b)  Withdrawals from the Sinking Fund Accounts.  Withdrawals from the
         ------------------------------------------
Sinking Fund Accounts shall be made as follows:

          (i) Prior to a Default, no withdrawals may be made from the Sinking Fund Accounts;

          (ii)   Subject to Section 12, after a Default the Agent may withdraw
                            ----------
     any amount from the Sinking Fund Accounts for the payment of any liabilities which are not paid in full when due and transfer any such amounts to the Collateral Account.

     SECTION 14.  Collateral Account.
                  ------------------

     (a)  Deposits to Collateral Account.  The following amounts shall be
          ------------------------------
deposited into the Collateral Account:

          (i) any payment pursuant to Section 2(a)(i) of the Contingent Equity Contribution Agreement and payments pursuant to draws under the Equity Letters of Credit in lieu thereof; and

          (ii) amounts transferred from any Account pursuant to the provisions of Section 12 of this Agreement.
        ----------

     (b)  Withdrawals from the Collateral Account.  Any amount deposited in the
          ---------------------------------------
Collateral Account shall be applied at the times and in the manner set forth in
Section 19.
----------

     SECTION 15.  Default.  Notwithstanding anything to the contrary in this
                  -------
Agreement, at any time following the occurrence of a Default, the Agent may withdraw and transfer all or any portion of the balance of any Account to the Collateral Account; provided that the Agent in its discretion may, but shall not
                    --------
be required to, make demand for payment under any letters of credit assigned to the Agent hereunder or delivered to the Agent under the Project Documents and/or apply all or any of the then outstanding balance of any Account toward the payment of the Secured Obligations then due in the order set forth in Section
                                                                      -------
19. If, solely as a result of a transfer or withdrawal of funds as permitted in this Section 15, the Company is unable to fulfill its obligations under the
     ----------
Credit Agreement (including, without limitation, the failure to maintain adequate reserves in any Account), such failure shall not constitute a Default.

     If the Agent has transferred funds pursuant to this Section 15, the
                                                         ----------
Required Lenders shall not have exercised any rights under Section 10.2(i) or
                                                           ------------------
(ii) of the Credit Agreement and Default shall be continuing, the Agent shall,
----------------------------
to the extent funds remain in the Collateral Account, redeposit such funds in
the Accounts from which such funds were transferred.   In the event that there
are insufficient funds in the Collateral Account to redeposit such funds in the Accounts from which such funds were transferred, the Agent shall deposit such funds into the Operating Account for application pursuant to Section 9.28 of the Credit Agreement; provided, however, that if a deposit into the Debt Service
                  --------  -------
Reserve Account or the Sinking Fund Accounts is required to be made pursuant to the Credit Agreement on the date of such deposit, the Agent shall transfer to each such Account or Accounts (in the order of priority set forth in Section
9.28 of the Credit

Agreement), to the extent amounts are available therefor, the amount necessary so that the amount on deposit therein is equal to the amount required to be on deposit therein under the Credit Agreement.

     SECTION 16.  Agent and Appointed Attorney-in-Fact.  The Company hereby
                  ------------------------------------
irrevocably appoints the Agent as the Company's attorney-in-fact (which appointment as attorney-in-fact is coupled with an interest), with full authority in the place and stead of the Company and in the name of the Company, effective upon the occurrence of a Default and from time to time thereafter in the Agent's discretion to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including to ask, demand, collect, sue for, recover and receive moneys due and to become due under or in connection with the Collateral, to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith and to file any claims or take any action or institute any proceedings which the Agent, may reasonably deem necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Assigned Agreements or this Agreement. Notwithstanding the foregoing, the Agent shall not be obligated to exercise any right or duty as attorney-in-fact, and shall not have any duty to the Company in connection therewith.

     SECTION 17.  Agent May Perform.  Subject to provisions of any applicable
                  -----------------
Consent and Agreement, following a Default the Agent may, but shall not be required to, perform, or cause performance of, any agreement contained herein or in any of the Assigned Agreements and the expenses of the Agent incurred in connection therewith shall be payable by the Company pursuant to Section 20(b).
                                                                 -------------
Subject to the provisions of any applicable Consent and Agreement, if any default by the Company under any Assigned Agreement shall occur, the Agent shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to the Company and to the parties to such Assigned Agreement in default. The Agent shall have a reasonable opportunity to cure such default. Any cure by the Agent of the Company's default under any Assigned Agreement shall not be construed as an assumption by the Agent of any obligations, covenants or agreements of the Company under such Assigned Agreement, and the Agent shall not incur any liability to the Company or any other Person as a result of any actions undertaken by the Agent or in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of the Company under the Assigned Agreements.

     SECTION 18.  The Agent's Duties.  The powers conferred on the Agent
                  ------------------
hereunder shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral.

     SECTION 19.  Rights and Remedies.  (a)  All payments received by the
                  -------------------
Company under or in connection with the Assigned Agreements or otherwise in respect of the Collateral shall be received in trust to the extent of the Secured Obligations for the benefit of the Secured Parties, and shall be deposited in the same form as so received (with any necessary endorsement) in the Accounts as provided in this Agreement.

     (b) If a Default shall have occurred, all payments made under or in connection with the Assigned Agreements or in respect of the other Collateral and held by the Agent in the Collateral Account in accordance with the provisions of this Agreement may, subject to the provisions of this Agreement, at any time thereafter be applied as follows:

          First, to the payment of (A) all costs and expenses relating to the
          -----
     sale or other disposition of the Collateral or any part thereof and collection of amounts owing hereunder, including reasonable attorneys' fees and disbursements and the just compensation of the Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, and (B) all reasonable charges, expenses and advances incurred or made by the Agent in order to protect the lien and security interest of this Agreement or the security afforded hereby, together with interest accrued thereon at a rate per annum equal to the sum of the ABR Rate plus 2%;

          Second, to the payment of accrued interest on the Loans in such manner
          ------
     as the Agent shall direct so that each of the Lenders shall have an equivalent number of days with respect to which interest on the Loans shall have accrued and be unpaid;

          Third, to the payment in full of accrued interest on the Loans (to be
          -----
     paid to the Lenders pro rata in accordance with the respective unpaid amounts of interest owed to them);

          Fourth, to cash collateralize the Letters of Credit;
          ------

          Fifth, pro rata to the payment of:
          -----

               (i)  unpaid principal of the Loans then due and owing,

               (ii) the Termination Amount then due and owing with respect to the aggregate amount payable as a result of termination of the Hedge Agreements

          (payments under clause (i) to be made pro rata among the Lenders in accordance with the amounts of principal owed to them, and payments under clause (ii) to be made pro rata among the Hedge Counterparties);

          For purposes of this paragraph Fifth, "Termination Amount" shall mean
                                                 ------------------
          an amount equal to the aggregate amount payable as a result of termination of Hedge Agreements in connection with the Loans being repaid under this paragraph Fifth or the cash collateralization of the Letters of Credit under paragraph Fourth;

          Sixth, to the payment of all other Secured Obligations then due and
          -----
     owing to the Secured Parties (to be paid to the Secured Parties pro rata in accordance with the respective aggregate outstanding amounts of such other Secured Obligations owed to them); and

          Seventh, provided all Secured Obligations owed (whether or not then
          -------
     due) to the Secured Parties have been paid in full, the balance, if any, shall be paid to such other Person as shall be lawfully entitled to receive any thereof, and finally, to the Company.

     (c) If a Default shall have occurred, then, in addition to any other rights and remedies provided for herein or which may otherwise be available, the Agent shall, upon the direction of the Required Lenders, without any further demand, advertisement or notice (except as expressly provided for below in this
                                 ------
Section 19(c) or as required by applicable law), exercise all the rights and
-------------
remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral), and in addition may sell or otherwise dispose of the Collateral, or any part thereof, as hereinafter provided. In connection therewith, the Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Agent, at the Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, on such terms as the Agent shall deem appropriate and at such price or prices as the Agent shall deem best. The Agent and any other Secured Party may be the purchaser of any or all of the Collateral so sold at a public sale, and the obligations of the Company to any such purchaser may be applied as a credit against the purchase price. The Agent may, in its sole discretion, at any such sale, restrict the prospective bidders or purchasers as to the nature of their business, their experience and ability with respect to the operation of medium density fiberboard plants similar to the Facility and their ownership structure. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Agent and any other Secured Party) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of the Company of whatsoever kind, including any equity or right of redemption, and the Company hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal now existing or hereafter adopted. The Agent shall give the Company at least 10 days' notice (which the Company agrees is reasonable notification within the meaning of Section 9-504(3) of the UCC) of any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Agent shall fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels. The Agent shall not be obligated to make any sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the full selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof.

     (d) If a Default shall have occurred, instead of exercising the power of sale provided in Section 19(c), the Agent shall, upon the direction of the
                 -------------
Required Lenders, proceed by a suit or suits at law or in equity to foreclose the pledge and security interest under this Agreement and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

     (e) If a Default shall have occurred, the Agent, as attorney-in-fact pursuant to Section 16, may, in the name and stead of the Company, make and
            ----------
execute all conveyances, assignments and transfers of the Collateral sold pursuant to Section 19(c), and the Company hereby ratifies and confirms all that
            -------------
the Agent, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Company shall, if so requested by the Agent, ratify and confirm any sale or sales by executing and delivering to the Agent, or to such purchaser or purchasers, all such instruments as may, in the judgment of the Agent, be advisable for the purpose.

     (f) The receipt of the Agent for the purchase money paid at any sale made by it pursuant to Section 19(c) shall be a sufficient discharge to any purchaser
                  -------------
for the purchase price of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money, or any part thereof, or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

     (g) The Agent shall not incur any liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives, to the full extent permitted by applicable law, any claims against the Agent or the Secured Parties arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received, which the Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the extent permitted by law, the Company shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner.

     (h) Each and every right and remedy of the Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Credit Agreement or any other Project Document or now or hereafter existing at law or in equity or by statute.

     SECTION 20.  Indemnity and Expenses.  (a)  The Company agrees to indemnify
                  ----------------------
the Agent and each of the other Secured Parties from and against any and all claims, losses and liabilities growing out of or resulting from (i) this Agreement (including enforcement of this Agreement and any claims, losses and liabilities resulting from the negligence of the Person claiming indemnity under this Section 20(a), but excluding any such claims, losses or liabilities
     -------------
resulting from the gross negligence, bad faith or willful misconduct of such Person) or (ii) any refund or adjustment (other than any refund or adjustment ordered or required as a result of the gross negligence, bad faith or willful misconduct of any Secured Party) of any amount paid or payable to the Agent under or in respect of any of the Assigned Agreements, or any interest thereon, which may be ordered or otherwise required by any Person.

     (b) The Company shall, upon demand, pay to the Agent the amount of any and all reasonable expenses (together with interest thereon at a rate per annum equal to the sum of the ABR Rate plus 2%), including the reasonable fees and expenses of counsel and of any experts and agents, which the Agent may incur following the occurrence and during the continuance of a Default in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the collection from or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Agent hereunder or
(iv) the failure by the Company to perform or observe any of the provisions hereof.

     (c) In any suit, proceeding or action brought by the Agent or any Secured Party under any Assigned Agreement or for any sum owing thereunder, or to enforce any provisions of such Assigned Agreement, the Company will save, indemnify, and hold the Agent and the Secured Parties harmless from and against any and all expenses, losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the other party under such Assigned Agreement arising out of a breach by the Company of any obligation to the other party under such Assigned Agreement or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such other party or successors from the Company, and all such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Agent or the Secured Parties.

     SECTION 21.  Amendments; etc.  No amendment, modification or waiver of any
                  ----------------
provision of this Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Company and the Agent, acting with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 22.  Addresses for Notices.  All notices and other communications
                  ---------------------
provided for hereunder shall be given in the form and manner, shall be addressed, and shall become effective as specified in Section 14.15 of the Credit Agreement.

     SECTION 23.  Continuing Assignment and Security Interest.  (a)  This
                  -------------------------------------------
Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until termination of all of the Commitments and payment in full of the Secured Obligations, (ii) be binding upon the Company, its successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the equal and ratable benefit of the Secured Parties and their respective successors and permitted assigns.

     (b)  On the Termination Date (as defined in Section 23(c)), the security
                                                -------------
interest granted hereby shall terminate, and all rights to the Collateral shall, subject to any other security interest applicable thereto, revert to the Company. Upon any such termination, the Agent will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination. Upon the occurrence of any sale by the Company of any portion of the Collateral permitted by Section 9.10 or 9.15 of the Credit Agreement, the security interest granted hereby in such portion of the Collateral shall terminate, and the Agent will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     (c)  As used in Section 23(b), the term "Termination Date" shall mean the
                    -------------            ----------------
first date hereafter on which all of the following shall have occurred:

          (i)    all of the Commitments shall have been terminated,

          (ii)   each Hedge Agreement shall have been terminated, and

          (iii)  all of the Secured Obligations shall have been paid in full.

     SECTION 24.  Assignment of Permits; etc.  At any time following the
                  ---------------------------
occurrence of a Default, the Company shall, at the request of the Agent, assign, transfer or otherwise furnish to the Agent (to the extent so assignable or transferable) or to any transferee of the interest of the Agent, all of the Company's rights and interest in, to and under all Permits, offsets and similar rights issued under or in connection with any Environmental Law, including Permits respecting air emissions (including air emission reduction credits or offsets), wastewater discharge, and solid or hazardous waste management, which are required or advisable from time to time to permit the Project to be operated in accordance with all applicable laws. The Company agrees to use its best efforts to have renewed or extended in the name of the Agent (or other Person operating the Project) or otherwise to obtain for the Agent (or such other Person) the benefits of all of the Permits and other rights referred to in the immediately preceding sentence.

     SECTION 25.  GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF
                  -----------------------------------------------------------
JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
----------------------------------------------------------------------------
WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE
------------------------------------------------------------------------------
VALIDITY OF PERFECTION OF THE SECURITY INTEREST HEREUNDER MAY BE GOVERNED BY THE
--------------------------------------------------------------------------------
LAW OF A
--------

JURISDICTION OTHER THAN THE STATE OF ILLINOIS.  THE COMPANY HEREBY ACKNOWLEDGES
-------------------------------------------------------------------------------
AND AGREES THAT SECTIONS 14.13 (CONSENT TO JURISDICTION, VENUE, ETC.) AND 14.14
-------------------------------------------------------------------------------
(WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT APPLY BY THEIR TERMS TO THIS
---------------------------------------------------------------------------
AGREEMENT AND THAT SAID SECTIONS OF THE CREDIT AGREEMENT (AS THEY MAY BE
------------------------------------------------------------------------
AMENDED, MODIFIED OR SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME) SHALL BE
---------------------------------------------------------------------------
DEEMED INCORPORATED BY REFERENCE IN THIS SECTION 25 AND THE COMPANY SHALL BE
----------------------------------------------------------------------------
BOUND THEREBY TO THE SAME EXTENT AS IF SAID SECTIONS WERE SET FORTH HEREIN IN
-----------------------------------------------------------------------------
THEIR ENTIRETY.
--------------

     SECTION 26.  Headings.  Headings used in this Agreement are for convenience
                  --------
of reference only and do not constitute part of this Agreement for any purpose.

     SECTION 27.  Limitations on Recourse.  The Agent hereby acknowledges and
                  -----------------------
agrees that Section 11 (Limitations on Recourse) of the Credit Agreement applies by its terms to this Agreement and that said Section 11 of the Credit Agreement (as the same may be amended, modified or supplemented and in effect from time to time) shall be deemed incorporated by reference in this Section 27 and the Agent
                                                        ----------
shall be bound thereby to the same extent as if said Section were set forth herein in its entirety.

     SECTION 28.  Requisitions.  (a)  Each withdrawal of funds requested
                  ------------
pursuant to Section 9(b)(ii) shall be made pursuant to a written requisition
            ----------------
executed and completed by the Company and delivered to the Agent as follows:

          (1) such requisition shall be delivered to the Agent not fewer than 5 Business Days prior to the date such withdrawal of funds is to be made, unless the Agent shall otherwise agree;

          (2) such requisition shall cite the specific provision of this Agreement with respect to which such requisition is presented; and

          (3) such requisition shall contain a certification from an Authorized Representative of the Company that the full amount which is to be withdrawn in accordance with such requisition shall be applied exclusively for the purpose specified under the provision with respect to which such requisition is presented and in the case of any withdrawal requested under
     Section 9(b)(ii), such requisition shall certify the particular obligation
     ----------------
     to be paid with the proceeds of such withdrawal (and shall be supported by invoices or other supporting data evidencing that such obligation is properly due and payable).

     (b) The Agent is entitled to assume that any requisition presented to the Agent under this Agreement complies with the requirements of this Section 28 and
                                                                  ----------
the Agent shall have no
duty to any Person to confirm whether such requisition does in fact so comply or to investigate the actual application of funds received in connection with such requisition.

     SECTION 29.  Acknowledgments.
                  ---------------

     (a) The Agent and the Company each represents and warrants that it has not received any notice, writ, order or any form of legal process from any other party asserting, claiming or exercising any other security interest or other purported form of claim in or with respect to the Accounts or any Account or any of the Collateral prior to its execution and delivery of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                         DEL-TIN FIBER L.L.C.



                                         By:____________________________________

                                         Title:_________________________________


                                         THE FIRST NATIONAL BANK OF CHICAGO, as
                                         Agent



                                         By:____________________________________

                                         Title:_________________________________



                                         By:____________________________________

                                         Title:_________________________________

                                  SCHEDULE 1
                                      to
                       Assignment and Security Agreement


Capitalized terms set forth below shall have the respective meanings assigned to them in Appendix I of the Credit Agreement.
        ----------


                          Certain Assigned Agreements
                          ---------------------------

Land Transfer Document
Bond Lease
Bond Pledge Agreement
Each Remarketing Agreement
Production Support Agreement
Fiber Supply Agreement
Agreement for Electric Service, dated as of January 6, 1997, between the Company and Entergy Arkansas, Inc., as amended
MDF Marketing Agreement
Each Project Contract Consent
Each Hedge Agreement
Each other Consent and Agreement
Each Additional Contract
Each other Project Document

                                  SCHEDULE 2
                                      to
                       Assignment and Security Agreement


            DESCRIPTION OF CERTAIN ASSIGNED GOVERNMENTAL APPROVALS
            ------------------------------------------------------

1. Air Permit: State of Arkansas Department of Pollution Control and Ecology Permit No. 1714-AOP-RO, issued July 3, 1997.

2. Water Permit: State of Arkansas Department of Pollution Control and Ecology Permit No. AR0048461, issued June 30, 1998.

3. Radioactive Material License: Arkansas Department of Health, Division of Radiation Control & Emergency Management License No. ARK-874-BP-07-02, expires July 1, 2002.

4.   Pressure Vessels (9 in number): State of Arkansas, Department of Labor:


     NB Number         State Number      Inspected Date     Expiration Date
     ---------         ------------      --------------     ---------------
     535991            AR61712           2/12/98            2/28/00
     531776            AR61713           2/12/98            2/28/00
     531137            AR61714           2/12/98            2/28/00
     97294             AR61715           2/12/98            2/28/00
     97296             AR61716           2/12/98            2/28/00
     530601            AR61717           2/12/98            2/28/00
     96017             AR61718           2/12/98            2/28/00
     96018             AR61719           2/12/98            2/28/00
     19327             AR62820           5/21/98            5/21/00

                                   EXHIBIT E

                          Document No. _____________


                       FREEHOLD AND LEASEHOLD MORTGAGE,
                        ASSIGNMENT OF LEASES AND RENTS,
                    SECURITY AGREEMENT, FINANCING STATEMENT
                             AND GRANT OF EASEMENT

                         dated as of November 23, 1998



                                    between


                      THE FIRST NATIONAL BANK OF CHICAGO,
                  as Agent for certain financial institutions

                             having an address at:

                           One First National Plaza
                            Chicago, Illinois 60603

                               (the "Mortgagee")

                                      and

                             Del-Tin Fiber L.L.C.,
                     an Arkansas limited liability company

                            having its address at:

                                757 Newell Road
                           El Dorado, Arkansas 71730

                               (the "Mortgagor")


 Recording Area
-------------------------------------

 Instrument drafted by and
 when recorded return to:
 J. Paul Forrester, Esq.
 Mayer, Brown & Platt
 190 South LaSalle Street
 Chicago, Illinois 60603
-------------------------------------

 Parcel I.D. No. __________________

                       FREEHOLD AND LEASEHOLD MORTGAGE,
                        ASSIGNMENT OF LEASES AND RENTS,
                    SECURITY AGREEMENT, FINANCING STATEMENT
                             AND GRANT OF EASEMENT


     THIS FREEHOLD AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT and GRANT OF EASEMENT (herein sometimes called the "Mortgage") is made as of November 23, 1998 by and between: DEL-TIN FIBER L.L.C. (the "Mortgagor"), a limited liability company duly organized and validly existing under the laws of the State of Arkansas and having its chief executive office and principal place of business at 757 Newell Road, El Dorado, Arkansas 71730, and THE FIRST NATIONAL BANK OF CHICAGO located at One First National Plaza, Chicago, Illinois 60670, as Agent for itself and the Lenders (defined below), (herein, in such capacity, together with its successors and assigns, called the "Mortgagee").

                               R E C I T A L S:

     A.   Credit Agreement and Loan Amount; Sale and Lease-Back.   The Mortgagor
          -----------------------------------------------------
is well seized of the Premises (as defined herein), and of a good, indefeasible freehold estate therein. The Mortgagor and the Mortgagee have entered into a Project Credit Agreement (herein, as it may from time to time be amended, supplemented or modified, referred to as the "Credit Agreement") bearing even date herewith providing for the Mortgagor's performance of certain covenants, satisfaction of certain conditions and making of certain representations and warranties and for loans and advances to be made from time to time by the Lenders (as defined in the Credit Agreement) and letters of credit to be issued by the Mortgagee or participated in by the Lenders, to or for the account and benefit of the Mortgagor pursuant to the terms and conditions set out therein, in amounts not to exceed in the aggregate One Hundred and One Million Two Hundred and Twenty-Five Thousand Dollars ($101,225,000) (such amount is herein called the "Credit Amount"). Any term capitalized but not specifically defined in this Mortgage, which is capitalized and defined in the Credit Agreement, shall have the same meaning for purposes of this Mortgage as it has in and for purposes of the Credit Agreement, and the provisions of the Credit Agreement are hereby incorporated in this Mortgage as if set forth in their entirety. It is contemplated that the Mortgagor will, subject to the Lien of this Mortgage, sell, assign and transfer its freehold estate in the land (the "Land") described on Exhibit A attached hereto to Union County, Arkansas (the "County") subject to the simultaneous execution and delivery of the Bond Lease (as defined herein), pursuant to which the Mortgagor will become the lessee of the Land.

     B.   Project Mortgage; Other Security Documents.  Pursuant to the Credit
          ------------------------------------------
Agreement, the Mortgagor has executed and delivered to the Mortgagee this Mortgage and other Security Documents (defined for purposes hereof as defined in the Credit

Agreement). This document, together with all amendments, modifications or restatements hereto is the "Project Mortgage" identified in the Credit Agreement.

     C.   The Liabilities.  As used in this Mortgage, the term "Liabilities"
          ---------------
means and includes all of the following: (i) the principal of, interest on and any and all other amounts which may at any time be or become due or owing under the Credit Agreement; (ii) all of the Secured Obligations (each defined for purposes hereof as defined in the Credit Agreement); (iii) all of the covenants, obligations and agreements (and the truth of all representations and warranties) of the Mortgagor in, under or pursuant to the Credit Agreement, the Letters of Credit, this Mortgage, and all of the other Security Documents; (iv) any and all advances, costs or expenses paid or incurred by the Mortgagee to protect any or all of the Collateral (hereinafter defined), perform any obligation of the Mortgagor hereunder or collect any amount owing to the Mortgagee which is secured hereby; (v) any and all other liabilities, obligations and indebtedness, howsoever created, arising or evidenced, direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, owing by the Mortgagor to the Mortgagee under the Credit Documents (provided, however, that the maximum amount included within the Liabilities on account of principal shall not exceed the sum of an amount equal to two times the Credit Amount plus the total amount of all advances made by the Mortgagee to protect the Collateral and the security interest and lien created hereby); (vi) interest on all of the foregoing; (vii) and all costs (including, without limitation, attorneys' fees and expenses) of enforcement and collection of this Mortgage and the other Security Documents, and the other documents, instruments, obligations and
liabilities described hereinabove.   Any future advances under the Credit
Agreement, whether obligatory or made at the option of the Mortgagee, shall be secured by this Mortgage, and shall be entitled to the same priority as if such future advances were made on the date hereof.

     D.   The Collateral.  For purposes of this Mortgage, the term "Collateral"
          --------------
means and includes all of the following, whether now owned or hereafter acquired by the Mortgagor:

          (a)  Real Estate.  (i) The Mortgagor's right, title and interest (the
               -----------
     "Mortgagor's Interest") in and to all of the Land, together with the Mortgagor's Interest in and to all and singular the tenements, rights, easements, hereditaments, rights-of-way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in anywise appertaining to the Land (including, without limitation, the Mortgagor's Interest in and to all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); (ii) the Mortgagor's Interest in and to all development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Land; (iii) the Mortgagor's Interest in and to all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway, or alley (vacated or otherwise) adjoining the Land or any part thereof; (iv) the Mortgagor's

     Interest in and to all strips and gores belonging, adjacent or pertaining to the Land; and (v) the Mortgagor's Interest in and to any after-acquired title to any of the foregoing (all of the foregoing is herein referred to collectively as the "Real Estate");

          (b)  Lease Agreement.  The lessee's interest in, to and under that
               ---------------
     certain lease agreement to be entered into between the Mortgagor, as lessee, and the County, as lessor (as amended, modified or supplemented from time to time, the "Bond Lease"), pursuant to which the Mortgagor will own, operate and maintain on the Premises (as defined in the Bond Lease) the Facility, including, without limitation, all privileges, rights of way and easements under Section 4.02 of the Bond Lease.

          (c) Improvements and Fixtures.  All buildings, structures,
              -------------------------
     replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Real Estate, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparati, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Real Estate, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (all of the foregoing is herein referred to collectively as the "Improvements").

          (d) Personal Property.  All building materials, goods, construction
              -----------------
     materials, appliances (including stoves, refrigerators, water fountains and coolers, fans, heaters, incinerators, compactors, dishwashers, clothes washers and dryers, water heaters and similar equipment), supplies, blinds, window shades, carpeting, floor coverings, elevators, office equipment, growing plants, fire sprinklers and alarms, control devices, equipment (including motor vehicles and all window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, air conditioning, pest control and other equipment), tools, furnishings, furniture, light fixtures, non-structural additions to the Premises (defined hereinafter), and all other tangible property of any kind or character now or hereafter owned by the Mortgagor and used or useful in connection with the Premises, any construction undertaken in or on the Premises, any trade, business or other activity (whether or not engaged in for profit) for which the Premises is used, the maintenance of the Premises or the convenience of any guests, licensees or invitees of the Mortgagor, all regardless of whether located in or on the Premises or located elsewhere for purposes of fabrication, storage or otherwise (all of the foregoing is herein referred to collectively as the "Goods").

          (e) Intangibles.  All goodwill, trademarks, trade names, option
              -----------
     rights, purchase contracts, contract rights, books and records and general intangibles of the Mortgagor relating to the Premises, and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of the Mortgagor related to the Premises (all of the foregoing is herein referred to collectively as the "Intangibles").

          (f) Rents.  All rents, issues, profits, royalties, avails, income and
              -----
     other benefits derived or owned by the Mortgagor directly or indirectly from the Premises (all of the foregoing is herein collectively called the "Rents").

          (g) Leases.  All rights of the Mortgagor under all leases, licenses,
              ------
     occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any person agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Premises or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing is herein referred to collectively as the "Leases").

          (h) Plans.  All rights of the Mortgagor to plans and specifications,
              -----
     designs, drawings and other matters prepared for any construction or improvements in or on the Premises (all of the foregoing is herein called the "Plans").

          (i) Contracts for Construction.  All rights of the Mortgagor under any
              --------------------------
     contracts executed by the Mortgagor as lessee with any provider of goods or services for or in connection with any construction undertaken on, or services performed or to be performed in connection with, the Premises (all of the foregoing is herein referred to collectively as the "Contracts for Construction").

          (j) Contracts for Sale or Financing.  All rights of the Mortgagor as
              -------------------------------
     seller or borrower under any agreement, contract, understanding or arrangement pursuant to which the Mortgagor has or may hereafter have, with the consent of the Mortgagee, obtained the agreement of any person to pay or disburse any money for the Mortgagor's sale (or borrowing on the security) of the Collateral or any part thereof (all of the foregoing is herein referred to collectively as the "Contracts for Sale").

          (k) Project Contracts.  All rights of the Mortgagor under any of the
              -----------------
     Project Contracts (as defined in the Credit Agreement).

          (l) Other Property.  All other property or rights of the Mortgagor of
              --------------
     any kind or character related to the Premises, and all proceeds (including, without limitation, insurance and condemnation proceeds) and products of any of the foregoing. (All of the Real Estate and the Improvements, and any other property which is real estate under applicable law, is sometimes referred to collectively herein as the "Premises".)

                                   G R A N T

     NOW THEREFORE, for and in consideration of the Mortgagee's executing and delivering the Credit Agreement, and of the Mortgagee's making any loan, advance or other financial accommodation at any time to or for the benefit of the Mortgagor, and in consideration of the various agreements contained herein and in the Credit Agreement and the Security Documents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Mortgagor, and in order to secure the full, timely and proper payment and performance of each and every one of the Liabilities,

     THE MORTGAGOR HEREBY GIVES, MORTGAGES, CONVEYS, GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS AND WARRANTS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, AND GRANTS TO THE MORTGAGEE A CONTINUING SECURITY INTEREST IN AND TO, ALL OF THE COLLATERAL,

     TO HAVE AND TO HOLD the Premises unto the Mortgagee and its successors and assigns forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State or other jurisdiction in which the Real Estate is located providing for the exemption of homesteads from sale on execution or otherwise.

     The Mortgagor hereby covenants with and warrants to the Mortgagee and with the purchaser at any foreclosure sale: (i) that at the execution and delivery hereof it is well seized of the Premises, and of a good, indefeasible freehold estate therein; (ii) that the other Collateral is free from all encumbrances whatsoever (and any claim of any other person thereto) other than the encumbrances defined in the Credit Agreement as the "Permitted Liens"; (iii) that it has good and lawful right to sell, mortgage and convey the Collateral; and (iv) that it and its successors and assigns will forever warrant and defend the Collateral against all claims and demands whatsoever.

               I.  C O V E N A N T S  A N D  A G R E E M E N T S
                            O F  M O R T G A G O R

     Further to secure the full, timely and proper payment and performance of the Liabilities, the Mortgagor hereby covenants and agrees with, and warrants to, the Mortgagee as follows:

     1.   Payment of Liabilities.  The Mortgagor agrees that it will pay, timely
          ----------------------
and in the manner required in the appropriate documents or instruments, the principal of and interest on the Loans (which Loans, pursuant to the terms of the Credit Agreement as in effect on the date hereof, are required to be repaid in full no later than the earlier of (a) the seventh anniversary of the Initial Funding Date or (b) March 31, 2006) and all other Liabilities (including fees and charges).

     2.   Payment of Taxes.  Except as otherwise provided in the Credit
          ----------------
Agreement, the Mortgagor will pay, before delinquent, all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and liens, ordinary or extraordinary, governmental or non-governmental, statutory or otherwise, due or to become delinquent, that may be levied, assessed, made, imposed or charged on or against the Collateral or any property used in connection therewith, and will pay before due any tax or other charge on the interest or estate in lands created or represented by this Mortgage or by any of the other Credit Documents, whether levied against the Mortgagor or the Mortgagee or otherwise, and will submit to the Mortgagee upon request all receipts showing payment of all of such taxes, assessments and charges.

     3.   Maintenance and Repair.  Except as permitted by the Credit Agreement,
          ----------------------
the Mortgagor will: (i) not abandon the Premises; (ii) not do or suffer anything to be done which would depreciate or impair the value of the Collateral or the security of this Mortgage; (iii) not remove or demolish any of the Improvements; (iv) pay promptly for all labor and materials for all construction, repairs and improvements to or on the Premises; (v) not make any changes, additions or alterations to the Premises or the Improvements except as required by the Credit Agreement or any applicable governmental requirement or as otherwise approved in writing by the Mortgagee; (vi) maintain, preserve and keep the Goods and the Improvements in good, safe and insurable condition and repair and promptly make any needful and proper repairs, replacements, renewals, additions or substitutions required by wear, damage, obsolescence or destruction; (vii) promptly restore and replace any of the Improvements or Goods which are destroyed or damaged; (viii) not commit, suffer, or permit waste of any part of the Premises; and (ix) maintain all grounds and abutting streets and sidewalks in good and neat order and repair.

     4.   Sales; Liens.  Except as permitted by the Credit Agreement, the
          ------------
Mortgagor will not: (i) sell, assign, transfer, convey, lease or otherwise dispose of, or permit to be sold, assigned, transferred, conveyed, leased or otherwise disposed of, the Collateral or any part thereof or any interest (whether legal, beneficial or otherwise) or estate in any thereof; (ii) remove any of the Collateral from the Premises or from the state in which the Real Estate is located; or (iii) create, suffer or permit to be created or to exist any mortgage, lien, claim, security interest, charge, encumbrance or other right or claim of any kind whatsoever upon the Collateral or any part thereof, except those of current taxes not delinquent and the Permitted Liens; provided that the
                                                               --------
Mortgagor may sell the Premises (subject to the Lien of this Mortgage) to the County subject to the simultaneous execution and delivery of the Bond Lease; provided further that such sale to the County
                                -------- -------
shall not release the Mortgagor in any respect from its obligations hereunder.

     5.   Access by Mortgagee.  The Mortgagor will at all times permit the
          -------------------
Mortgagee and its agents and designees, at all reasonable times, to enter on and inspect the Premises.

     6.   Stamp and Other Taxes.  If the Federal, or any state, county, local,
          ---------------------
municipal or other, government or any subdivision of any thereof having jurisdiction, shall levy, assess or charge any tax (excepting therefrom any income tax on the Mortgagee's receipt of interest payments on the principal portion of the indebtedness secured hereby), assessment or imposition upon this Mortgage, the Liabilities or any of the other Credit Documents, the interest of the Mortgagee in the Collateral, or any of the foregoing, or upon the Mortgagee by reason of or as holder of any of the foregoing, or shall at any time or times require revenue stamps to be affixed to this Mortgage, or any of the other Credit Documents, the Mortgagor shall pay all such taxes and stamps to or for the Mortgagee as they become due and payable in accordance with the Credit Agreement. If any law or regulation is enacted or adopted permitting, authorizing or requiring any such tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits the Mortgagor from paying such tax, assessment, stamp, or imposition to or for the Mortgagee, then such event shall constitute a Default hereunder and all sums hereby secured shall become immediately due and payable at the option of the Mortgagee.

     7.   Insurance.  The Mortgagor will at all times maintain (or caused to be
          ---------
maintained) on the Goods, the Improvements and on all other Collateral, all insurance required at any time or from time to time by the Mortgagee or by the provisions of the Credit Agreement and the Bond Lease and in any event fire and extended coverage insurance for the benefit of the Mortgagee, to the full extent of the Mortgagee's interest therein, against loss or damage (whether to such Collateral or Improvements or by loss of rentals, business interruption, loss of occupancy or other damage therefrom) from such hazards as may be required by the Mortgagee pursuant to the Credit Agreement. The Mortgagor agrees that any loss paid to the Mortgagee under any of such policies of property or casualty (but not including business or rental interruption) insurance shall be applied in the manner set forth in the Credit Agreement.

     8.   Eminent Domain.  In case the Collateral, or any part or interest in
          --------------
any thereof, is the subject of a Taking, all condemnation awards or other compensation paid as a result thereof (all of which the Mortgagor hereby assigns to the Mortgagee), shall be forthwith applied in the manner set forth in the Credit Agreement.

     9.   Governmental Requirements.  The Mortgagor will at all times fully
          -------------------------
comply in all material respects with, and cause the Collateral and the use and condition thereof fully to comply with, all federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders and decrees of any kind whatsoever that apply or relate to the Mortgagor or the Collateral or the use thereof, and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions (including, without limitation, those relating to land use and development, landmark preservation, construction, access, water rights and use, noise and pollution) which are applicable to the Mortgagor or have been granted for the Collateral or the use thereof, all in accordance with the Credit Agreement.

     10.  No Mechanics' Liens.  The Mortgagor will use its best efforts not to
          -------------------
do or permit to be done any act or thing whereby any mechanics' lien under the laws of the State of Arkansas can arise against or attach to the Premises or any part thereof unless such lien shall first be wholly waived as against this Mortgage; provided that, if any such lien should be filed the Mortgagor will use
          --------
its best efforts to have any such lien removed within 21 days after the date the Mortgagor learns of such lien. In addition, it is further expressly made a covenant and condition hereof that the lien of this Mortgage shall extend to any and all improvements and fixtures now or hereafter on the Premises, prior to any other lien thereon that may be claimed by any person, so that subsequently accruing claims for lien on the Premises shall be junior and subordinate to this Mortgage. TO THE EXTENT PROVIDED BY LAW, ALL CONTRACTORS, SUBCONTRACTORS, AND OTHER PARTIES DEALING WITH THE PREMISES, OR WITH ANY PARTIES INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE ABOVE PROVISIONS.

     11.  Continuing Priority.  The Mortgagor will: (i) pay such fees, taxes and
          -------------------
charges, execute and file (at the Mortgagor's expense) such financing statements, obtain such acknowledgments or consents, notify such obligors or providers of services and materials and do all such other acts and things as the Mortgagee may from time to time request to establish and maintain a valid and perfected first and prior lien on and security interest in the Collateral and to provide for payment to the Mortgagee directly of all cash proceeds thereof, with the Mortgagee in possession of the Collateral to the extent it requests; (ii) maintain its executive office and principal place of business at all times at the address shown above; (iii) keep all of its books and records relating to the Collateral on the Premises or at such address; (iv) keep all tangible Collateral on the Real Estate except as the Mortgagee may otherwise consent in writing; (v) make notations on its books and records sufficient to enable the Mortgagee, as well as third parties, to determine the interest of the Mortgagee hereunder; and
(vi) not collect any rents or the proceeds of any of the Leases or Intangibles more than 30 days before the same shall be due and payable except as the Mortgagee may otherwise consent in writing, all in accordance with the Credit Documents.

     12.  Utilities.  The Mortgagor will pay all utility charges incurred in
          ---------
connection with the Collateral and maintain all utility services available for use at the Premises.

     13.  Contract Maintenance; Other Agreements.  The Mortgagor will, in
          --------------------------------------
accordance with the Credit Agreement, for the benefit of the Mortgagee, fully and promptly perform each obligation and satisfy each condition imposed on it under the Bond Lease, any Contract for Sale, Contract for Construction, Project Contract, Lease, Intangible or other agreement so that there will be no default thereunder and so that the persons (other than the Mortgagor) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Mortgagee; and the Mortgagor will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such person to avoid such performance.

     14.  Agreements Affecting the Collateral.  The Mortgagor shall keep,
          -----------------------------------
observe, perform and comply with all covenants, conditions and restrictions affecting the Premises, any operating agreements or other writings relating to the Collateral, and all leases, instruments and documents relating thereto or evidencing or securing any indebtedness secured thereby, all in accordance with the Credit Agreement.

     15.  No Assignments; Future Leases; Assignment of Rents.  Except as
          --------------------------------------------------
permitted by the Credit Agreement, the Mortgagor will not cause or permit any Rents, issues, profits, the Bond Lease, Leases, Contracts for Sale, or other contracts relating to the Premises, or any interest in any thereof, to be assigned, transferred, conveyed, pledged or disposed of, to any party other than the Mortgagee without first obtaining the express written consent of the Mortgagee thereto which consent may be granted or withheld in the sole discretion of the Mortgagee. In addition, the Mortgagor shall not cause or permit all or any portion of or interest in the Premises or the Improvements to be leased (that word having the same meaning for purposes hereof as it does in the law of landlord and tenant) directly or indirectly to any person, except with the prior written consent of the Mortgagee, which consent may be granted or withheld in the sole discretion of the Mortgagee.

     The Mortgagor does hereby grant, bargain, sell, assign, transfer and set over to the Mortgagee, all of the rents, income, proceeds and benefits under the Leases; provided, however, that permission is hereby given to the Mortgagor, unless a Default has occurred and is continuing and the Mortgagee has given notice to the Mortgagor, to collect, receive, and apply the Rents, proceeds thereof and other rents, income, proceeds and benefits as they become due and payable, but not in advance thereof, and in accordance with all of the other terms, conditions and provisions hereof, the Credit Documents and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence of and during the continuance of a Default, such permission shall terminate immediately upon notice from the Mortgagee, and once so terminated shall not be reinstated upon a cure of such Default without the express written consent of the Mortgagee. Such assignment shall be fully effective without any further action on the part of the Mortgagor or the Mortgagee and the Mortgagee shall be entitled, in accordance with the Credit Documents, upon the occurrence of and during the continuance of a Default hereunder, upon notice to the

Mortgagor, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Collateral, including all right, title and interest of the Mortgagor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Mortgagee takes possession of the Collateral or any part thereof.

     16.  Collections.  Until such time as the Mortgagee shall notify the
          -----------
Mortgagor of the revocation of such power and authority, the Mortgagor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Rents, Leases, Contracts for Sale, Intangibles and other Collateral, including the taking of such action with respect to such collection as the Mortgagee may reasonably request, or, in the absence of such request, as the Mortgagor may deem advisable. The Mortgagee, however, may, at any time, whether before or after any Default or any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Rents, Leases, Contracts for Sale, Intangibles and other Collateral to make payment to the Mortgagee of any amounts due or to become due thereunder and enforce collection of any of the Rents, Leases, Contract for Sale, Intangibles or other Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Mortgagee, the Mortgagor will, in accordance with the Credit Documents, at its own expense, notify any parties obligated on any of the Rents, Leases, Contracts for Sale, Intangibles or other Collateral to make payment to the Mortgagee of the amounts due or to become due thereunder. Except as the Mortgagee may otherwise consent in writing, the Mortgagor will, in accordance with the Credit Documents, forthwith, upon receipt, transmit and deliver to the Mortgagee, in the form received, all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Mortgagee) which may be received by the Mortgagor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Any such items which may be received by the Mortgagor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Mortgagee until delivery is made to the Mortgagee. The Mortgagee is authorized to endorse, in the name of the Mortgagor, any item, howsoever received by it, representing any payment on or other proceeds of any of the Collateral and to endorse and deliver, in the name of the Mortgagor, any instrument, chattel paper or other item of Collateral held by the Mortgagee hereunder, in connection with the sale or collection of Collateral, in accordance with the Credit Documents. The Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor's attorney-in-fact to exercise and perform any or all of the foregoing rights and duties.

     17.  Mortgagee's Performance.  If the Mortgagor fails to pay or perform any
          -----------------------
of its obligations herein contained (including payment of expenses of foreclosure and court costs), the Mortgagee may (but need not), as agent or attorney-in-fact of the Mortgagor, after giving the Mortgagor notice of its intention to do so (no such notice need be given after the occurrence of a Default), make any payment or perform (or cause to be performed) any obligation of the Mortgagor hereunder, in any form and manner deemed expedient by the Mortgagee, and any amount so paid or expended (plus reasonable compensation to the Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), with interest thereon at the rate applicable after maturity as provided in the Credit Agreement, shall be added to the principal debt hereby secured and shall be repaid to the Mortgagee upon demand. By way of illustration and not in limitation of the foregoing, the Mortgagee may (but need not) do all or any of the following: (i) make payments of principal or interest or other amounts on any lien, encumbrance or charge on any of the Collateral; (ii) make payments under the Bond Lease; (iii) complete construction; (iv) make repairs; (v) collect rents; (vi) prosecute collection of the Collateral or proceeds thereof;
(vii) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; (viii) contest any tax or assessment; and (ix) redeem from any tax sale or forfeiture affecting the Premises. In making any payment or securing any performance relating to any obligation of the Mortgagor hereunder, the Mortgagee shall (as long as it acts in good faith) be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Mortgagee shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes a Default (defined hereinafter).

     18.  Subrogation.  To the extent that the Mortgagee, on or after the date
          -----------
hereof, pays any sum due under any provision of law or any instrument or document creating any lien prior or superior to the lien of this Mortgage, or the Mortgagor or any other person pays any such sum with the proceeds of the Loan, the Mortgagee shall have and be entitled to a lien on the Collateral equal in priority to the lien discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Liabilities. Without limiting the generality of the foregoing, and in addition thereto (rather than in limitation thereof), the Mortgagee shall be subrogated to the liens of all other mortgages, trust deeds, superior titles, vendors' liens, liens, charges, encumbrances, rights and equities on the Premises, to the extent that either (i) any obligation under any thereof is paid or discharged with proceeds of disbursements or advances under the Credit Agreement or of other indebtedness secured hereby or (ii) the release thereof was granted or delivered in complete or partial consideration for the granting of this Mortgage.

     19.  Hazardous Materials.  The Mortgagor hereby reaffirms all
          -------------------
representations, warranties and covenants made by the Mortgagor with respect to environmental matters in the Credit Agreement.

     20.  Mortgagor's Right to Contest.  The Mortgagor may contest or object to
          ----------------------------
the legal validity or amount of any tax in accordance with the Credit Agreement or any mechanics' or materialmen's lien on the Premises on and subject to the following conditions: (i) After having given the Mortgagee at least five business days' prior written notice of its intention to institute such proceedings, the Mortgagor shall in good faith have instituted appropriate legal proceedings with respect thereto, the pendency of which shall have the legal effect of staying the effectiveness and enforcement of such taxes or lien (as the case may be) and any and all other remedies relating thereto which may affect the Premises or the title thereto, and the Mortgagor shall at all times thereafter prosecute such proceedings diligently and in good faith to completion; (ii) the Mortgagor shall either (A) have duly paid the full amount of the tax or lien under protest or
(B) have fully bonded over or title-insured over such tax or lien to the Mortgagee's full satisfaction; and (iii) the Mortgagee shall have notified the Mortgagor that the Mortgagee is satisfied that the validity, priority, value and utility of its lien and security interest on and in the Collateral will not be adversely affected by such contest, objection or proceedings.


                      II.  D E F A U L T; R E M E D I E S

     The Mortgagor and the Mortgagee hereby agree further as follows:

     1.   Defaults; Acceleration.  The occurrence of an Event of Default under
          ----------------------
any of the Credit Documents shall constitute a "Default" hereunder. Upon the occurrence of any Default, the entire indebtedness pursuant to the Credit Agreement and all other Liabilities, together with interest thereon at the rate applicable after maturity as provided in the Credit Agreement, shall become and be immediately due and payable in accordance with the Credit Agreement.

     2.   Remedies Cumulative.  No remedy or right of the Mortgagee hereunder or
          -------------------
under the Credit Agreement or any other Security Documents or otherwise, or available under applicable law, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on any Default shall impair any such remedy or right or be construed to be a waiver of any such Default or an acquiescence therein, nor shall it affect any subsequent Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by the Mortgagee. All obligations of the Mortgagor, and all rights, powers and remedies of the Mortgagee, expressed herein shall be in addition to, and not in limitation of, those provided by law or in the Credit Agreement or the Security Documents or any other written agreement or instrument relating to any of the Liabilities or any security therefor.

     3.   Possession of Premises; Remedies under Credit Agreement.  The
          -------------------------------------------------------
Mortgagor hereby waives all right to the possession, income, and rents of the Premises from and after the occurrence of any Default, and, in accordance with the Credit Agreement, the Mortgagee is hereby expressly authorized and empowered, at and following any such occurrence, to enter into and upon and take possession of the Premises or any part thereof, to complete any construction in progress thereon at the expense of the Mortgagor, to lease the same, to collect and receive all Rents and to apply the same, less the necessary or appropriate expenses of collection thereof, either for the care, operation and preservation of the Premises or, at the election of the Mortgagee in its sole and unreviewable discretion, to a reduction of such of the Liabilities in such order as the Mortgagee may elect. The Mortgagee, in addition to the rights provided under the Credit Agreement, is also hereby granted full and complete authority to enter upon the Premises, employ watchmen to protect the Goods and Improvements from depredation or injury and to preserve and protect the Collateral, and to continue any and all outstanding contracts for the construction and completion of Improvements to the Premises, to make and enter into any contracts and obligations wherever necessary in its own name, and to pay and discharge all debts, obligations and liabilities incurred thereby, all at the expense of the Mortgagor. All such expenditures by the Mortgagee shall be Liabilities under this Mortgage for all purposes. Upon the occurrence of any Default, the Mortgagee may also exercise any or all rights or remedies under the Credit Agreement.

     4.   Foreclosure; Receiver.  Upon the occurrence of any Default, the
          ---------------------
Mortgagee shall also have the right, in accordance with the Credit Agreement, immediately or at any time thereafter (in the Mortgagee's sole discretion), to foreclose this Mortgage. Upon the filing of any complaint for that purpose, the court in which such complaint is filed shall, upon application of the Mortgagee or at any time thereafter, either before or after foreclosure sale, and without notice to the Mortgagor or to any person claiming under or through the Mortgagor and without regard to the solvency or insolvency at the time of such application of any person then liable for the payment of any of the Liabilities, without regard to the then value of the Premises or whether the same shall then be occupied, in whole or in part, as a homestead, by the owner of the equity of redemption, and without regarding any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Mortgagee (and the Mortgagor hereby irrevocably and unconditionally agrees and consents to the appointment of any such receiver that the Mortgagee may designate or request or that such court may appoint), with power to take possession, charge, and control of the Premises, to lease the same, to keep the buildings thereon insured and in good repair, and to collect all Rents during the pendency of such foreclosure suit and during any period from the appointment of the receiver up to and including the date of the confirmation of sale. The court may, from time to time, authorize said receiver to apply the net amounts remaining in his hands, after deducting reasonable compensation for the receiver and his counsel as allowed by the court, in payment (in whole or in part) of any or all of the Liabilities, including without limitation the following, in such order of application as the Mortgagee in its sole and unreviewable discretion may elect: (i) amounts due upon the Loans and Letters of Credit, (ii) amounts due upon any decree entered in any suit foreclosing this Mortgage, (iii) costs and expenses (including, without limitation, attorneys' fees and expenses) of foreclosure and litigation upon the Premises, (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs, in connection with the Premises, (v) any other lien or charge upon the Premises that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same and (vi) all moneys advanced by the Mortgagee to cure or attempt to cure any default by the Mortgagor in the performance of any obligation or condition contained in the Credit Agreement, the Security Documents or this Mortgage or otherwise, to protect the security hereof provided herein, in the Credit Agreement or in any of the Security Documents, with interest on such advances at the interest rate applicable after maturity under the Credit Agreement. The surplus of the proceeds of sale, if any, shall then (to the fullest extent permitted by applicable law) be paid to the Mortgagor (and, if not permitted by law to be paid to the Mortgagor, such surplus shall be paid and applied as required by applicable law). This Mortgage may be foreclosed once against all, or successively against any portion or portions, of the Premises, as the Mortgagee may elect, until all of the Premises have been foreclosed against and sold. In case of any foreclosure of this Mortgage (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by the Mortgagee for the enforcement, protection or collection of this security, including court costs, attorneys' fees, stenographers' fees, costs of advertising, and costs of title insurance and any other documentary evidence of title, shall be paid by the Mortgagor.

     5.   Assignment of Rents; Remedies for Leases and Rents.  If any Default
          --------------------------------------------------
occurs, then, whether before or after institution of legal proceedings to foreclose the lien of this Mortgage or before or after the sale thereunder, the Mortgagee shall be entitled, in its discretion in accordance with the Credit Agreement, to do all or any of the following: (i) enter and take actual possession of the Premises, the Rents, the Leases and other Collateral relating thereto or any part thereof personally, or by its agents or attorneys, and exclude the Mortgagor therefrom; (ii) with or without process of law, enter upon and take and maintain possession of all of the documents, books, records, papers and accounts of the Mortgagor relating thereto; (iii) as attorney-in-fact or agent of the Mortgagor, or in its own name as mortgagee and under the powers herein granted, hold, operate, manage and control the Premises, the Rents, the Leases and other Collateral relating thereto and conduct the business, if any, thereof either personally or by its agents, contractors or nominees, with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Rents, the Leases and other Collateral relating thereto (including actions for the recovery of rent, actions in forceable detainer and actions in distress of rent); (iv) cancel or terminate any Lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same; (v) elect to disaffirm any Lease or sublease made subsequent hereto or subordinated to the lien hereof; (vi) make all necessary or proper repairs, decoration, renewals, replacements, alterations, additions, betterments and improvements to the Premises that, in its discretion, may seem appropriate; (vii) insure and reinsure the Collateral for all risks incidental to the Mortgagee's possession, operation and management thereof; and (viii) receive all such Rents and proceeds, and perform such other acts in connection with the management and operation of the Collateral, as the Mortgagee in its discretion may deem proper, the Mortgagor hereby granting the Mortgagee full power and authority to exercise each and every one of the rights, privileges and powers contained herein at any and all times after any Default without notice to the Mortgagor or any other person. The Mortgagee, in the exercise of the rights and powers conferred upon it hereby, shall have full power to use and apply the Rents to the payment of or on account of the following, in such order as it may determine: (a) to the payment of the operating expenses of the Premises, including the cost of management and leasing thereof (which shall include reasonable compensation to the Mortgagee and its agents or contractors, if management be delegated to agents or contractors, and it shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into Leases), established claims for damages, if any, and premiums on insurance hereinabove authorized; (b) to the payment of taxes, charges and special assessments, the costs of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Collateral, including the cost from time to time of installing, replacing or repairing the Collateral, and of placing the Collateral in such condition as will, in the judgment of the Mortgagee, make it readily rentable; and (c) to the payment of any Liabilities.

     6.   Performance of Contracts.  The Mortgagee may, in its sole discretion
          ------------------------
at any time after the occurrence of a Default in accordance with the Credit Agreement, notify any person obligated to the Mortgagor under or with respect to any Intangible, any Contract for Sale or any Contract for Construction of the existence of a Default, require that performance be made directly to the Mortgagee at the Mortgagor's expense, and advance such sums as are necessary or appropriate to satisfy the Mortgagor's obligations thereunder; and the Mortgagor agrees to cooperate with the Mortgagee in all ways reasonably requested by the Mortgagee (including the giving of any notices requested by, or joining in any notices given by, the Mortgagee) to accomplish the foregoing.

     7.   No Liability on Mortgagee.  Notwithstanding anything contained in this
          -------------------------
Mortgage, the Mortgagee shall not be obligated to perform or discharge, and does not undertake to perform or discharge, any obligation, duty or liability of the Mortgagor, whether under this Mortgage, under any of the Leases, under any Intangible, under any Contract for Construction, under any Contract for Sale or otherwise, and the Mortgagor shall and does hereby agree to indemnify against and hold the Mortgagee harmless of and from: (i) any and all liabilities, losses or damages which the Mortgagee may incur or pay under or with respect to any of the Collateral or under or by reason of its exercise of rights hereunder; and
(ii) any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Collateral or in any of the contracts, documents or instruments evidencing or creating any of the Collateral, except for any liabilities, losses, damages, claims or demands that arise from the Mortgagee's gross negligence or wilful misconduct. The Mortgagee shall not have responsibility for the control, care, management or repair of the Premises or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person. No liability shall be enforced or asserted against the Mortgagee in its exercise of the powers herein granted to it, and the Mortgagor expressly waives and releases any such liability. Should the Mortgagee incur any such liability, loss or damage under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, the Mortgagor agrees to reimburse the Mortgagee immediately upon demand for the full amount thereof, including costs, expenses and attorneys' fees.

                              III  G E N E R A L

     1.   Permitted Acts.  The Mortgagor agrees that, without affecting or
          --------------
diminishing in any way the liability of the Mortgagor or any other person (except any person expressly released in writing by the Mortgagee) for the payment or performance of any of the Liabilities or for the performance of any obligation contained herein or affecting the lien hereof upon the Collateral or any part thereof, the Mortgagee may at any time and from time to time, without notice to or the consent of any person, do any or all of the following: (i) release any person liable (whether directly or indirectly, primarily or secondarily, or otherwise) for the payment or performance of any of the Liabilities; (ii) extend the time for, or agree to alter the terms of payment of, any indebtedness under the Credit Agreement or any of the Liabilities; (iii) modify or waive any obligation or performance; (iv) subordinate, modify or otherwise deal with the lien hereof; (v) accept additional security of any kind;
(vi) release any Collateral or other property securing any or all of the Liabilities; (vii) make releases of any portion of the Premises; (viii) consent to the making of any map or plan of the Premises; (ix) consent to the creation of a condominium regime on all or any part of the Premises, or to the creation of any easements on the Premises or of any covenants restricting the use or occupancy thereof; or (x) exercise or refrain from exercising, or waive, any right the Mortgagee may have.

     2.   Suits and Proceedings.  The Mortgagor agrees to indemnify the
          ---------------------
Mortgagee, and hold the Mortgagee harmless, from and against any and all losses, damages, costs, expenses and claims of any kind whatsoever (including, without limitation, attorneys' fees) which the Mortgagee may pay or incur in connection with any suit or proceeding in or to which the Mortgagee may be made or become a party, which suit or proceeding does or may affect all or any portion of the Collateral or the value, use or operation thereof or this Mortgage or the validity, enforceability, lien or priority hereof or of any of the Liabilities or indebtedness secured hereby.

     3.   Credit Agreement; Construction Mortgage; Obligatory Future Advances.
          -------------------------------------------------------------------

          (a) The Mortgagor covenants that it will timely and fully perform and satisfy all the terms, covenants and conditions of the Credit Agreement and the Bond Lease in accordance with the terms thereof.

          (b) This Mortgage is granted to secure future advances and loans, including W/C Loans and LC Loans, from the Mortgagee and the Lenders to or for the benefit of the Mortgagor or the Premises, as provided in the Credit Agreement, regardless of whether, at the time or times of such advances, the Mortgagor is then the owner of the Collateral or any interest in any hereof, and costs and expenses of enforcing the Mortgagor's obligations under this Mortgage, the Credit Documents and the Credit Agreement. All advances, disbursements or other payments required by the Credit Agreement are obligatory advances up to the credit limits established therein and shall, to the fullest extent permitted by law, have priority over any and all mechanics' liens and other liens and encumbrances arising after this Mortgage is recorded and shall be secured by this Mortgage. Notice is hereby given that the indebtedness and Liabilities secured hereby may increase as a result of any defaults hereunder by the Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Mortgagee elects to advance, defaults under leases that the Mortgagee elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by the Mortgagee in protecting the Collateral, the security of this Mortgage or the Mortgagee's rights and interests.

     4.   Partial Releases. While not presently contemplated, it is possible
          ----------------
that the Mortgagee may from time to time consent in writing to one or more partial releases of the lien of this Mortgage as it applies to one or more parts of the Premises, but no such release (or any other release) shall affect the lien of this Mortgage on the remainder of the Premises.

     5.   Security Agreement and Financing Statement.  This Mortgage, to the
          ------------------------------------------
extent that it conveys, grants a security interest in, or otherwise deals with personal property or with items of personal property which are or may become fixtures, shall also be construed as a security agreement, and also as a financing statement, under the Uniform Commercial Code as in effect in the State of Arkansas, with the Mortgagor as Debtor (with its address as set forth above) and with the Mortgagee as Secured Party (with its address as set forth above).

     6.   Defeasance.  Upon full payment of all indebtedness secured hereby and
          ----------
full payment, performance and satisfaction of all the Liabilities in accordance with their respective terms and at the time and in the manner provided, and when the Mortgagee has no further obligation (whether contingent, conditional or otherwise) to make any advance, disbursement or payment of any kind or to extend any credit under or with respect to the Credit Agreement, this conveyance shall be null and void, and thereafter, upon demand therefor, an appropriate instrument of quitclaim reconveyance or release shall in due course be made by the Mortgagee to the Mortgagor at the Mortgagee's expense.

     7.   Notices.  Each notice, demand or other communication in connection
          -------
with this Mortgage shall be in writing and shall be given and served upon the addressee thereof in the manner set forth in the Credit Agreement.

     8.   Successors; The Mortgagor; Gender.  All provisions hereof shall inure
          ---------------------------------
to and bind the parties and their respective successors, vendees and assigns; provided, however, that the foregoing shall not in any way limit, restrict or modify the provisions of Article I, Section 4 above. The word "Mortgagor" shall include all persons claiming under or through the Mortgagor and all persons liable for the payment or performance of any of the Liabilities whether or not such persons shall have executed the Credit Agreement or this Mortgage. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     9.   Care by the Mortgagee.  The Mortgagee shall be deemed to have
          ---------------------
exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Mortgagor requests in writing, but failure of the Mortgagee to comply with any such request shall not be deemed to be (or to be evidence of) a failure to exercise reasonable care, and no failure of the Mortgagee to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Mortgagor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     10.  No Obligation on Mortgagee.  This Mortgage is intended only as
          --------------------------
security for the Liabilities.  Anything herein to the contrary notwithstanding,
(i) the Mortgagor shall be and remain liable under and with respect to the Collateral to perform all of the obligations assumed by it under or with respect to each thereof, (ii) the Mortgagee shall have no obligation or liability under or with respect to the Collateral by reason or arising out of this Mortgage and
(iii) the Mortgagee shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Mortgagor under, pursuant to or with respect to any of the Collateral.

     11.  No Waiver by the Mortgagee; Writing.  No delay on the part of the
          -----------------------------------
Mortgagee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Mortgagee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No amendment, waiver or supplement in any way affecting this Mortgage shall in any event be effective unless set out in a writing signed by the Mortgagee.

     12.  Governing Law; Severability; Section Headings.  This Mortgage has been
          ---------------------------------------------
executed and delivered at Chicago, Illinois, where the Mortgagee maintains its principal place of business, and shall be construed in accordance with and governed by the laws of the State of Illinois except for the lien rights and remedies pertaining thereto which must be governed by the laws of the state in which the premises are situated, regarding which Arkansas law shall govern. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Mortgage, it being the parties' intention that this Mortgage and each provision hereof be effective and enforced to the fullest extent permitted by applicable law. The Section headings used herein are for convenience of reference only, and shall not be deemed to be a part of this Mortgage or be considered in the interpretation, or construction thereof.

     13.  No Merger.  It being the desire and intention of the parties hereto
          ---------
that this Mortgage and the lien hereof do not merge in fee simple title to the Premises, it is hereby understood and agreed that should the Mortgagee acquire an additional or other interests in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

     14.  Mortgagee Not a Joint Venturer or Partner.  The Mortgagor and the
          -----------------------------------------
Mortgagee acknowledge and agree that in no event shall the Mortgagee be deemed to be a partner or joint venturer with the Mortgagor. Without limitation of the foregoing, the Mortgagee shall not be deemed to be such a partner or joint venturer on account of its becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of the Liabilities secured hereby, or otherwise.

     15.  Limited Recourse.  The limitations on recourse set forth in Section 11
          ----------------
of the Credit Agreement are expressly incorporated herein by reference.

     16.  No Reliance by Others on the Premises.  The Mortgagor covenants that
          -------------------------------------
it will not cause or permit any land, building or other improvement, or other property of any kind whatsoever which is not subject to the lien of this Mortgage (regardless of whether such property is owned by the Mortgagor) to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement of any kind whatsoever, and the Mortgagor hereby assigns to the Mortgagee any and all rights to give or withhold consent for all or any portion of the Premises or any interest therein to be so used. The Mortgagor represents, warrants and covenants that no building or other improvement situated on or comprising part of the Premises does, or at any time will, rely on any property not subject to the lien of this Mortgage to fulfill any governmental or municipal requirement of any kind whatsoever. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this Section shall be void abinitio and of no force or effect for
                                         --------
any purpose whatsoever.

     17.  No Property Manager's Lien.  Any property management agreement for or
          --------------------------
relating to all or any part of the Premises, whether now in effect or entered into hereafter by the Mortgagor or any agent of the Mortgagor, with a property manager shall contain a "no lien" provision whereby the property manager forever and unconditionally waives and releases any and all mechanics' lien rights and claims that it or anyone claiming through or under it may have at any time pursuant to any statute or law. Such property management agreement or a short form thereof including such waiver shall, at the Mortgagee's request, be recorded with the Office of the Recorder of Deeds for the county in which the Premises are located. In addition, the Mortgagor shall cause the property manager to enter into a subordination agreement with the Mortgagee, in recordable form, whereby the property manager subordinates its present and future lien rights and those of any party claiming by, through or under it, to the lien of this Mortgage. The Mortgagor's failure to cause any of the foregoing to occur shall constitute a default under this Mortgage.

     18.  WAIVERS.
          -------

     THE MORTGAGOR, ON BEHALF OF ITSELF AND ALL PERSONS NOW OR HEREAFTER INTERESTED IN THE PREMISES OR THE COLLATERAL, VOLUNTARILY AND KNOWINGLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL OTHER RIGHTS TO REINSTATEMENT OR REDEMPTION AND ANY AND ALL OTHER RIGHTS AND BENEFITS UNDER ALL PRESENT AND FUTURE APPRAISEMENT, HOMESTEAD, MORATORIUM, VALUATION, EXEMPTION, STAY, EXTENSION, REDEMPTION AND MARSHALING STATUTES, LAWS OR EQUITIES NOW OR HEREAFTER EXISTING, AND AGREES THAT NO DEFENSE, CLAIM OR RIGHT BASED ON ANY THEREOF WILL BE ASSERTED, OR MAY BE ENFORCED, IN ANY ACTION ENFORCING OR RELATING TO THIS MORTGAGE OR ANY OF THE COLLATERAL. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE, THE MORTGAGOR, ON ITS OWN BEHALF AND ON BEHALF OF EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN OR TITLE TO THE PREMISES SUBSEQUENT TO THE DATE OF THIS MORTGAGE, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS OF REINSTATEMENT OR REDEMPTION FROM SALE OR FROM OR UNDER ANY ORDER, JUDGMENT OR DECREE OF FORECLOSURE OF THIS MORTGAGE OR UNDER ANY POWER CONTAINED HEREIN OR UNDER ANY SALE PURSUANT TO ANY STATUTE, ORDER, DECREE OR JUDGMENT OF ANY COURT. WITHOUT LIMITING THE FOREGOING,

MORTGAGOR EXPRESSLY WAIVES ANY RIGHT OF REDEMPTION AFFORDED BY THE ACT PASSED BY THE ARKANSAS GENERAL ASSEMBLY ON MAY 8, 1899.

     19.  WAIVER OF JURY TRIAL.  THE MORTGAGOR IRREVOCABLY WAIVES ALL RIGHTS TO
          --------------------
A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR IN ANY WAY RELATED TO
(i) THE LOANS (DEFINED FOR PURPOSES HEREOF AS DEFINED IN THE CREDIT AGREEMENT),
(ii) ANY CONDUCT, ACT, STATEMENT OR OMISSION BY THE AGENT OR LENDERS WHICH IN ANY WAY RELATED TO, OCCURRED IN CONNECTION WITH, OR CONCERNS THE LOANS OR THE MORTGAGOR'S APPLICATION THEREFOR, THE CREDIT AGREEMENT, THE CREDIT DOCUMENTS, OR THE PREMISES, OR (iii) THIS MORTGAGE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE MORTGAGOR, AND THE MORTGAGOR ACKNOWLEDGES THAT NEITHER THE MORTGAGEE NOR ANY PERSON ACTING FOR OR ON BEHALF OF THE MORTGAGEE HAS MADE ANY STATEMENT OR REPRESENTATION (i) TO INDUCE THE MORTGAGOR TO AGREE TO THIS WAIVER OF TRIAL BY JURY OR (ii) IN ANY WAY TO MODIFY, LIMIT, RESTRICT, OR NULLIFY IT. THE MORTGAGOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL OF ITS OWN CHOICE IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH ITS LEGAL COUNSEL. THE MORTGAGOR FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT THE INITIALS OF ITS AUTHORIZED REPRESENTATIVE ARE SIGNED HERE: ________________.


                IV.  E N V I R O N M E N T A L  E A S E M E N T

     1.   Grant of Environmental Easement and Security Interest.  In
          -----------------------------------------------------
consideration of the premises and of the elements of consideration recited in the granting clause (i.e., the first paragraph following the caption "Grant")
                     ---
above, the Mortgagor hereby grants and conveys to the Mortgagee and its successors and assigns until the Liabilities have been paid in full an easement (the "Environmental Easement") to enter on, upon and within the Premises in accordance with the Credit Agreement at any time and from time to time for the purpose of making such tests, inspections, investigations and examinations (including, without limitation, soil borings and tests and other subsurface explorations, investigations, examinations and tests) as the Mortgagee, in its discretion, deems necessary, convenient, or useful to enable it to determine (i) whether any Hazardous Materials are or may be present on, under, upon or within the Premises or any part thereof and (ii) whether the ownership, use, condition, and operation of the Premises and the conduct of the activities engaged in thereat are in compliance with federal, state, and local environmental laws, rules, and regulations. The Mortgagor hereby irrevocably grants to the Mortgagee and its agents, contractors and designees the right, in accordance with the Credit Agreement, to inspect and copy all of the Mortgagor's records relating to environmental matters and to enter all buildings, improvements, and facilities of the Mortgagor for such purpose. The Mortgagor hereby grants to the Mortgagee a continuing security interest in and to all of the Mortgagor's existing and future records that relate in any way to any environmental matters, whether located at the Premises or elsewhere, whether in the possession or control of the Mortgagor or any other person (including any federal, state, or local agency or instrumentality), and whether written, photographic, computerized, or in any other form, state or condition, and the proceeds and products thereof. The Mortgagee or its agent, contractor or designee may, in accordance with the Credit Agreement, interview any or all of the Mortgagor's agents, employees, and independent contractors and consultants regarding environmental matters, including any consultants or experts retained by the Mortgagor, all of whom are hereby irrevocably authorized and directed by the Mortgagor to discuss environmental issues fully and openly with the Mortgagee and its agents, contractors and designees and to provide to them such information as may be requested by any of them. All reasonable costs and expenses paid or incurred by the Mortgagee pursuant to this Section 1 of Article IV for or with respect to the tests, inspections, investigations and examinations which the Mortgagee may conduct, including (without limitation) the fees and expenses of the Mortgagee's consultants, engineers, laboratories, and contractors, shall be paid by the Mortgagor on demand by the Mortgagee. The Mortgagee may, but shall not be required to, advance such costs and expenses on behalf of the Mortgagor. All sums so advanced shall bear interest at the highest rate provided with respect to the Loan, and all such advances shall be deemed indebtedness owing under the Credit Agreement and secured by the Security Documents.

     2.   Duration and Defeasance.  The Environmental Easement shall exist and
          -----------------------
continue until such time as all of the Liabilities have been fully paid, performed and satisfied, the Mortgagee has no further obligation to advance any amounts to the Mortgagor under or with respect to the Credit Agreement or any of the Credit Documents, and this Mortgage has been released of record. A release of this Mortgage shall also be deemed to constitute and evidence a termination of the Environmental Easement.

     3.   Enforcement.  The Mortgagor (i) acknowledges that no adequate remedy
          -----------
at law exists for a violation of the Environmental Easement or for the Mortgagor's failure or refusal to provide to the Mortgagee any or all of the access, rights or other benefits set out or described in any provision of this
Article IV, and (ii) agrees that the Mortgagee shall have the right to enforce the Environmental Easement and all of the other provisions of this Article IV by any and all equitable writs, decrees, remedies and relief (including, without limitation, temporary and preliminary injunctive relief). The Mortgagor agrees to pay all of the Mortgagee's costs and expenses of enforcement (including, without limitation, court costs and attorneys' fees and expenses) of the provisions of this Article IV.

     4.   Running with the Land; Assignability.  The Environmental Easement is
          ------------------------------------
intended to be and shall be construed as an interest in the Premises and as an easement in gross; it is not intended to be a personal right of the Mortgagee or a mere license. The Environmental Easement, and all rights and benefits of the Mortgagee as set out in this Article IV, shall run with and bind the Land and the Premises, shall be binding upon all successor owners of any and every estate and interest in the Premises, and shall be deemed to have been assigned to and be enforceable by and inure to the benefit of whomever holds the indebtedness secured by this Mortgage.

     5.   Revocability.  The Environmental Easement is irrevocable.
          ------------

     6.   Mortgagee not Mortgagee in Possession.  The exercise of the rights
          -------------------------------------
granted hereunder shall not constitute the Mortgagee a mortgagee in possession with respect to the Premises.

     7.   Mortgagor's Understanding.  The Mortgagor acknowledges that it has
          -------------------------
received a true, complete and accurate copy of this Mortgage at no charge to the Mortgagor and understands the meaning of this Mortgage and the terms provided herein.

     WITNESS the respective hand and seal of the Mortgagor at Chicago, Illinois, on the day and year first above written, pursuant to proper authority duly granted.


                              DEL-TIN FIBER, L.L.C.
                              an Arkansas limited liability company


                              By:___________________________________

                              Name:_________________________________

                              Title:________________________________

Common Address of Property: 757 Newell Road, El Dorado, Arkansas 71730.

STATE OF TEXAS    )
                  )   SS.
COUNTY OF TRAVIS  )


     I, __________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT ____________________, personally known to me to be the _________________ of DEL-TIN FIBER, L.L.C., an Arkansas limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such _______________ of said limited liability company, he/she signed and delivered the said instrument pursuant to proper authority duly given by the Board of Managers of said limited liability company as aforesaid, as his/her free and voluntary act, as the free and voluntary act, deed of said limited liability company for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this __________ day of ______________, 19__.



                              __________________________________
                              Notary Public

My Commission expires:

                              [SEAL]

______________________

EXHIBIT A
---------


                                   THE LAND
                                   --------


ALL THAT certain tract or tracts found in Sections 3 and 10, Township 18 South, Range 16 West, lying and being in Union County, Arkansas, more particularly described as follows:

All of the Southeast Quarter (SE/4) of Section 3, Township 18 South, Range 16 West; all of the Northeast Quarter (NE/4) of Section 10, Township 18 South, Range 16 West; and the East Half of the Northwest Quarter (E/2 NW/4) of Section 10, Township 18 South, Range 16 West.

LESS AND EXCEPT: The South Half of the Southwest Quarter of the Southeast Quarter of the Northwest Quarter (S/2 SW/4 SE/4 NW/4) of Section 10, Township 18 South, Range 16 West, containing 5 acres more or less.

All of the above containing 395 acres, more or less.

================================================================================


                   CONTINGENT EQUITY CONTRIBUTION AGREEMENT

                         dated as of November 23, 1998


                                     among


                             DEL-TIN FIBER L.L.C.
                                  as Company,


                           DELTIC TIMBER CORPORATION

                              and as Equity Owner


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO
                                   as Agent

================================================================================

                   CONTINGENT EQUITY CONTRIBUTION AGREEMENT


     This CONTINGENT EQUITY CONTRIBUTION AGREEMENT, dated as of November 23, 1998 (this "Agreement"), is made by and among Del-Tin Fiber L.L.C., an Arkansas
            ---------
limited liability company (the "Company"), Deltic Timber Corporation, a Delaware
                                -------
corporation (the "Equity Owner"), and The First National Bank of Chicago, as
                  ------------
Agent.

                               R E C I T A L S:

     1. The Equity Owner and Temple-Inland Forest Products Corporation ("Temple-Inland") organized the Company to develop, finance, construct, own, operate or otherwise have a possessory interest in the Facility, and to manufacture and deliver medium-density fiberboard therefrom.

     2. The Company, simultaneously herewith, is entering into a Credit Agreement, pursuant to which it will, subject to the terms and conditions of the Credit Agreement, and for the purposes set forth therein, including development and construction of the Facility, borrow funds and otherwise obtain credit accommodation from the Lenders.

     3. The Equity Owner has agreed to provide cash equity in accordance with the terms of the LLC Agreement and this Agreement.

     4. The Equity Owner will benefit from the loans and other credit accommodation made to the Company pursuant to the Credit Agreement.

     5. It is a condition precedent to the Lenders and the Agent entering into the Credit Agreement that the Equity Owner enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Agent to enter into the Credit Agreement with the Company, the parties hereby agree as follows:

     1.   Definitions.  All capitalized terms used herein which are defined in
          -----------
the Credit Agreement shall have their respective meanings as therein defined and the terms set forth immediately below shall have the respective meanings assigned thereto. All references to sections and exhibits are to sections and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     "Applied Equity Amount" means, as of any date, all payments made by the
      ---------------------
Equity Owner pursuant to Section 2.
                         ---------

     "Credit Agreement" means the Project Credit Agreement, dated as of the date
      ----------------
hereof, among the Company, certain financial institutions as Lenders and The First National Bank of Chicago, as Agent, as amended or otherwise modified and in effect from time to time.

     "Distributions" means, as of any date, the sum of (i) all payments made to
      -------------
the Equity Owner on Permitted Subordinated Loans from the Closing Date plus (ii) all distributions made to the Equity Owner from the Closing Date pursuant to
Section 9.28(c)(i) of the Credit Agreement.

     "Equity Commitment Amount" means, as of any date, the lesser of (i)
      ------------------------
$17,500,000 and (ii) the positive difference of $17,500,000 minus Applied Equity Amount plus Distributions made since the date of the first payment which the Equity Owner makes pursuant to Section 2.

     "LLC Agreement" means the Operating Agreement dated February 21, 1995
      -------------
between the Members regarding the Company.

     "Required Equity Contribution" shall mean that the Equity Owner has
      ----------------------------
satisfied in full its obligations to pay the entire Equity Commitment Amount pursuant to the terms and conditions of this Agreement and the Credit Agreement.

     2.   Equity Funding.
          --------------

     (a)  Equity Fundings.  The Equity Owner will pay to the Agent on behalf of
          ---------------
the Company with respect to the Equity Commitment Amount from time to time as follows:

          (i) upon the occurrence and during a continuation of a Default, within one Business Day of notice from the Agent, the Equity Owner shall fund the entire Equity Commitment Amount; and

          (ii) upon the occurrence and during the continuation of an Unmatured Default, within three Business Days of notice from the Agent, the Equity Owner shall fund the entire Equity Commitment Amount or such portion thereof as is necessary to cure such Unmatured Default; and

          (iii) if there is a Sinking Fund Deficiency at any time, the Equity Owner shall fund an amount equal to the lesser of (x) the Equity Commitment Amount or (y) such Sinking Fund Deficiency within one Business Day of notice from the Agent or the Company; and

          (iv) if there is a Debt Service Reserve Deficiency which has been continuing for at least one fiscal quarter, the Equity Owner shall fund an amount equal to the lesser of (x) the Equity Commitment Amount or (y) such Debt Reserve Deficiency on or before the next payment date with respect to any Loans (the "Equity Contribution Date") unless the Company has cured such Debt Service Reserve Deficiency on or before the Equity Contribution Date.

The obligations of the Equity Owner under this Agreement shall continue until the later of the following events: (i) all Secured Obligations have been paid in full and all Letters of Credit have been terminated and (ii) the Required Equity Contribution shall have been made.

     (b)  Voluntary Equity Fundings.  The Equity Owner, from time to time, at
          -------------------------
its option, may:

          (i) voluntarily fund all or any portion of the Equity Commitment Amount provided that the Equity Owner shall have given the Company and the
            --------
     Agent at least three Business Days' prior notice of such prepayment and the amounts prepaid pursuant to this Section 2(b) (x) shall be paid on behalf of the Company to the Agent and applied by the Agent as provided in Section 9.28(b) of the Credit Agreement, and (y) to the extent any such amounts are then remaining, shall be deposited into the Sinking Fund; or

          (ii) voluntarily make cash capital contributions or subordinated loans to the Company, in addition to such contributions or loans as it may make pursuant to Section 2(b)(i); provided that the Equity Commitment
                      ---------------  --------
     Amount shall not be reduced to the extent that such additional contributions or loans exceed the Distributions; provided further that any
                                                      -------- -------
     such loans shall be Permitted Subordinated Loans subject to the conditions set forth in Section 2(c).
                  ------------

     (c)  Permitted Subordinated Loans.  Any funding of a payment under this
          ----------------------------
Section 2 shall be, at the election of the Equity Owner, either a capital contribution by the Equity Owner to the Company pursuant to Section 2(a) or a subordinated loan by the Equity Owners to the Company ("Permitted Subordinated Loan"). Permitted Subordinated Loans shall, pursuant to a note executed by the
Company:

          (i) be unsecured and subordinated to the Secured Obligations as required by the Credit Agreement, on the terms and conditions set forth in Exhibit L to the Credit Agreement;

          (ii) provide that (A) principal be payable no earlier than one year after the Stated Maturity Date, and (B) interest be payable not more frequently than quarterly and accrue on the principal balance from time to time outstanding at the rate of eight percent per annum or, if less, the highest rate allowed by Applicable Law; and

          (iii) be made in accordance with and subject to all applicable terms and conditions of the Credit Agreement and the LLC Agreement.

     (d)  Reinstatement, etc.  The Equity Owner agrees that this Agreement shall
          -------------------
continue to be effective or be reinstated, as the case may be, if at any time any contribution or other payment (in whole or in part) under this Agreement is rescinded or must otherwise be restored by the Company, the Agent or any Lender upon the insolvency, bankruptcy or other reorganization of the Company or any other Equity Owner or otherwise, all as though such contribution or other payment had not been made.

     3.   Equity Funding Security.
          -----------------------

     (a) The Equity Owner, shall, as security for the performance of its obligation to fund the Required Equity Contribution, furnish or cause to be furnished, to the Agent, and thereafter maintain at all times, a letter of credit (an "Equity Letter of Credit") in the form of Exhibit A hereto,
            -----------------------                  ---------
appropriately completed, in the stated amount of no less than the Equity Commitment Amount and otherwise in form and substance satisfactory to the Agent, and issued by an Acceptable LC Issuer upon the occurrence of the following event:

          Deltic Timber Corporation shall furnish an Equity Letter of Credit in the event that it fails to:

               A. maintain an Interest Coverage Ratio, as of the end of any fiscal quarter, equal to or greater than 5.0 to 1.0;

               B. maintain a Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, equal to or greater than 2.0 to 1.0;

               C. maintain of a Funded Debt/Capitalization Ratio, at all times, equal to or less than .50 to 1.0;

               D. maintain Net Worth, at all times, equal to greater than $140,000,000; or

               E. maintain a Timber Ratio, at all times, equal to or greater than 2.0 to 1.0.

(Defined terms used in this Section 3(a) shall have the meanings set forth in
                            ------------
Schedule 1 hereto)].

     (b) The Equity Owner may, from time to time, provide the Agent with a substitute letter of credit meeting the requirements of Section 3(a) in lieu of
                                                        ------------
any Equity Letter of Credit then issued for the benefit of the Agent. The Agent, upon receipt of such substitute letter of credit, shall return the Equity Letter of Credit then held by it to the Equity Owner for cancellation.

     4.   Method of Payment; Overdue Interest.
          -----------------------------------

     (a)  Payment Instructions.  All payments to be made to the Agent by any
          --------------------
Equity Owner under this Agreement shall be made by such Equity Owner in cash in immediately available funds and shall be payable directly to the Agent at The First National Bank of Chicago, Chicago, Illinois, Account No. 481152860000; ABA No. 071000013. All such payments shall be held and applied as provided in the Credit Agreement. If any payment required hereunder is not paid when due, the Agent shall have the right to draw under the Equity Letter of Credit for the amount of such payment due.

     (b)  Interest.  From the date any obligation by the Equity Owner shall
          --------
become due and payable under this Agreement until the date such obligation has been paid in full, interest shall accrue at the Past Due Rate on the amount of such payment due, and shall be payable to the Company on demand. Interest paid pursuant to this Section 4 shall not reduce the Equity Commitment Amount.
                 ---------

     5.   No Setoff.  The obligations of the Equity Owner hereunder shall be
          ---------
satisfied in all events at the times and in the amounts set forth herein without offset, abatement, withholding or reduction of any kind.

     6.   Completion Undertaking.  Payments by the Equity Owner pursuant to the
          ----------------------
Completion Undertaking shall not offset, abate or reduce the Equity Commitment Amount or the obligations of the Equity Owner under this Agreement.

     7.   Nature of Obligations.
          ---------------------

     (a)  Unconditional Obligations.  The obligations of the Equity Owner
          -------------------------
hereunder are absolute and unconditional, without regard to any circumstance of any nature whatsoever that constitutes or might constitute an equitable or legal discharge of the Company, Deltic or any other Member of any of its respective obligations under the Credit Documents, in bankruptcy or in any other instance. To the extent permitted by applicable law, the Equity Owner hereby waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Company or itself with respect to any amounts due under the Credit Agreement or any other Credit Document. The Equity Owner shall remain obligated hereunder notwithstanding that, without any reservation of rights by or against the Equity Owner and without notice to or further assent by or against the Equity Owner, any demand for payment of any amount due pursuant to the Credit Agreement or the other Credit Documents may be rescinded by the Secured Parties, or any of the loans or other extensions of credit thereunder continued or such amounts, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties, or the Credit Agreement, the Temple-Inland Equity Contribution Agreement or any other Credit Document or any other document executed in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time, or any collateral security or guaranty or right of offset at any time held by the Secured Parties for the payment of such amounts may be sold, exchanged, waived, surrendered or released; provided, that no such amendment shall increase, accelerate, modify or otherwise
--------
alter any obligations of the Equity Owner hereunder in any respect without the Equity Owner's consent.

          (b)  Exercise of Remedies, etc.  When pursuing its rights and remedies
               -------------------------
hereunder against the Equity Owner, the Agent and the other Secured Parties may, but shall be under no obligation to, pursue such rights and remedies as it may have against any collateral security or right of offset with respect to any amounts due under the Credit Agreement, the Temple-Inland Equity Contribution Agreement or any other Credit Document, and any failure by the Secured Parties to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any collateral security or to exercise any right of offset, or to release the Company or any such other Person or any collateral security or right of offset shall not relieve the Equity Owner of any of its liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Parties against the Equity Owner. No delay on the part of any Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Secured Party of any right or remedy shall preclude any further exercise thereof. The failure of any Secured Party at any time or times hereafter to require strict performance by the Equity Owner of any of the provisions, warranties, terms and conditions applicable to the Equity Owner contained in any agreement, guarantee, instrument or document now or at any time or times hereafter executed by the Equity Owner with respect to the Equity Owner's obligations hereunder and delivered to any Secured Party shall not result in the waiver of or affect or diminish any right of the Agent at any time or times thereafter to demand strict performance of the obligations applicable to any hereunder and such right shall not be deemed to have been waived by any act or knowledge of any Secured Party other than by a specific written waiver by the appropriate Secured Parties. No waiver by any Secured Parties of any default or failure to pay when due all or any portion of the obligations applicable to the Equity Owner hereunder shall operate as a waiver of any other default or failure or the same default or failure on a future occasion. None of the Secured Parties shall have any liability for the performance or observance of any of the obligations or duties of the Company under the Credit Agreement or under any other Project Document and the Company's failure to perform any such obligations or duties shall not impair the obligations of the Equity Owner hereunder.

     8.   Representations and Warranties.  The Equity Owner represents and
          ------------------------------
warrants to the Agent and the Secured Parties that:

     (a) The Equity Owner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary or desirable except where failure to qualify would not reasonably be expected to result in a Material

Adverse Effect; and has full corporate power and authority to own its property and conduct its business as presently conducted by it.

     (b) The execution and delivery by the Equity Owner of this Agreement and each other Credit Document to which it is intended to be a party, and the performance by the Equity Owner of its obligations under each Credit Document to which it is intended to be a party are within the corporate powers of the Equity Owner, have been duly authorized by all necessary corporate action on the part of the Equity Owner (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (i) violate any provision of law or any order, decree or judgment of any court or other Government Authority which is binding on the Equity Owner to the extent that any such violation could reasonably be expected to have a Material Adverse Effect, (ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, by-laws or other organizational documents of the Equity Owner or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on the Equity Owner to the extent that any such contravention, conflict or breach could reasonably be expected to have a Material Adverse Effect or (iii) result in, or require, the creation or imposition of any Lien on any property of the Equity Owner (other than pursuant to the Credit Documents) to the extent that any such creation or imposition could reasonably be expected to have a Material Adverse Effect.

     (c) This Agreement is, and upon the execution and delivery thereof each other Credit Document to which the Equity Owner is intended to be a party will be, the legal, valid and binding obligation of the Equity Owner, enforceable against the Equity Owner in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

     (d) Since December 31, 1997, no event or events have occurred which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

     9.   Covenants and Agreements.  The Equity Owner hereby covenants and
          ------------------------
agrees, with regard to itself only, that it shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Secured Obligations to be paid or performed by the Company under the Credit Documents have been paid and performed in full.

     (a) The Equity Owner shall at all times preserve and maintain in full force and effect (i) its existence as a corporation under the laws of its state of incorporation, (ii) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary or desirable except where failure to qualify would not reasonably be expected to result in a Material Adverse Effect and (iii) all of its rights, powers, privileges and franchises necessary for the fulfillment of its obligations under each of the Project Documents to which it is a party, except, in the case of this clause (iii), where the failure to do so would not have a Material Adverse Effect on the financial condition, business, operations or prospects of the Equity Owner or the Company.

     (b) The Equity Owner shall not create, incur or permit to exist any Lien (other than any Lien created pursuant to the Security Documents) on any of its respective interests in the Company or transfer or assign any of its respective interests in a manner which results in a Company Change of Control.

     (c) The Equity Owner acknowledges and agrees that (i) the rights of the Equity Owner to receive any Distributions, or arising out of or in connection with such Equity Owner's interests in the Company or its rights under the LLC Agreement, shall be payable by the Company only from funds properly available to the Company upon distributions, payments or releases pursuant to Section 9.28 of the Credit Agreement or any other provision of the Credit Agreement expressly providing for distribution, payment or release of funds to the Company, as long as such distribution, payment or release of funds is made in accordance with the Credit Agreement, and (ii) any distributions, payments or releases made by the Company to such Equity Owner that do not comply with the Credit Agreement shall be restored to the Company by such Equity Owner by deposit into an account designated by the Agent, promptly upon demand by the Agent or the Company.

     (d)  Deltic.  The Equity Owner shall give the Agent prompt notice of any
          ------
default in any of the financial covenants set forth in Section 3(a).
                                                       ------------

     10.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11.  Enforcement.  The Equity Owner hereby agrees that the Secured Parties
          -----------
shall have the right to directly enforce the provisions hereof through the Agent against the Equity Owner and such Equity Owner agrees to pay all reasonable costs, including attorneys' fees, incurred with respect to the enforcement of such Equity Owner's obligations under this Agreement against such Equity Owner. Any amounts payable pursuant to this Section 11 shall not reduce the amount of
                                     ----------
the Required Equity Commitment Amount.

     12.  Giving Notice.  All notices and other communications provided to any
          -------------
party hereto under this Agreement or any other Project Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its name on the signature pages hereof or at such other address as may be designated by such party in a notice to the other parties. Any notice shall be deemed given when received within normal business hours.

     13.  CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
          -------------
THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     14.  CONSENT TO JURISDICTION, VENUE, ETC.  EACH PARTY HERETO HEREBY
          -----------------------------------
IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER PROJECT DOCUMENTS AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN
SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.   SUCH SERVICE MAY BE
MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE EQUITY OWNER AT ITS ADDRESS.

     15.  WAIVER OF JURY TRIAL.  THE COMPANY, THE AGENT, THE EQUITY OWNER AND
          --------------------
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER PROJECT DOCUMENTS OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     16.  Amendments.  No modification or waiver of any of the provisions of
          ----------
this Agreement shall be binding on the Agent or the Equity Owner or the Company except as expressly set forth in a writing duly signed and delivered by the Agent, the Company and the Equity Owner; provided that any amendment to this
                                         --------
Agreement shall be accompanied by a corresponding amendment to the Temple-Inland Equity Contribution Agreement.

     17.  Successors; Survival.  The terms of this Agreement shall be binding
          --------------------
upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. All representations, warranties and indemnities contained herein or made in writing by the Equity Owner in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents until the indefeasible satisfaction of the Secured Obligations.

     18.  Severability.  Any provision of this Agreement which is prohibited,
          ------------
unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     19.  Non-Business Day.  Whenever any payment hereunder shall be due, or any
          ----------------
calculation shall be made, on a day which is not a Business Day, the date for payment or calculation, as the case may be, shall be extended to the next Business Day, and any interest on any payment shall be payable for such extended time at the specified rate.

     20.  Number and Gender.  Whenever used in this Agreement, the singular
          -----------------
number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

     21.  Captions.  The captions, headings and table of contents used in this
          --------
Agreement are for convenience only and do not or shall not be deemed to effect, limit, amplify or modify the terms and provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their duly authorized representatives as of the date hereof.

                                       DEL-TIN FIBER L.L.C.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       DELTIC TIMBER CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       THE FIRST NATIONAL BANK OF CHICAGO, as
                                       Agent


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       Address for Notices:

                                             One First National Plaza
                                             Mail Suite 0324, 10th Floor
                                             Chicago, Illinois  60670

                                             Attention: Jennifer Gilpin
                                             Telephone: (312) 732-5867
                                             Facsimile: (312) 732-5296

                                                                       EXHIBIT A


                   IRREVOCABLE TRANSFERABLE LETTER OF CREDIT


                                                                          [date]


Beneficiary:   The First National Bank of Chicago, as Agent
               One First National Plaza
               Chicago, Illinois 60670

               Attention:  [name]
                           [title]

Amount:        U.S.$[amount in figures]
               ([amount in words] United States Dollars and no Cents)

Subject:       Irrevocable Letter of Credit No. [number]


Ladies and Gentlemen:

     We hereby issue in your favor this Irrevocable Letter of Credit No. [number] (this "Letter of Credit") for the account of [account party] and in an amount (the "Stated Amount") equal to U.S.$[amount in figures] (the "Maximum Stated Amount"), as the same may be reduced from time to time by drawings under and in accordance with this Letter of Credit (as so reduced, the "Available Amount").

     We understand that this Letter of Credit is being issued to you in connection with that certain Equity Contribution Agreement (as amended, modified or supplemented from time to time, the "Equity Contribution Agreement") dated as of _________, 1998 between [name of member/account party] and The First National Bank of Chicago, as Agent.

     Prior to the Termination Date (hereafter defined) of this Letter of Credit, you may draw under this Letter of Credit from time to time an amount not exceeding the Available Amount on the conditions set forth herein against presentation of: (1) this Letter of Credit, in the manner and for the purposes provided herein; (2) your sight draft on us (marked "Draw under [issuing bank] Irrevocable Letter of Credit No. [number]"); and (3) a signed Drawing Certificate appropriately completed in the form attached as Annex A.

     Presentation of this Letter of Credit and such draft and certificate shall be made at our office located at [issuing bank presentation address] either by physical delivery of such documents or by facsimile transmission of such documents to the office stated above. Upon such presentation, the payment of a drawing shall be made in accordance with the terms set forth herein. In the event of a presentation by facsimile transmission, such documents shall be sent to our office by overnight courier for receipt by us within one Business Day of the date of such facsimile transmission. Our only obligation with regard to a drawing under this Letter of Credit shall be to examine the draft and certificate and to pay in accordance with this Letter of Credit and such draft and certificate, and we shall not be obligated to make any inquiry in connection with the presentation of the draft or certificate.

     If this Letter of Credit and the requisite draft and certificate are presented to us at or prior to 12:00 noon (Chicago time) on a Business Day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions of this Letter of Credit, payment of the amount specified shall be made to you in immediately available funds on the next Business Day. If a drawing is made hereunder after 12:00 noon (Chicago time) on a Business Day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions of this Letter of Credit, payment of the amount specified shall be made to you in immediately available funds, not later than 12:00 noon (Chicago time), on the second succeeding Business Day. If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold the documents at your disposal or return the same to you.
Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand if and to the extent that you are entitled and able to do so.

     This Letter of Credit is effective immediately and, unless terminated early in accordance with the provisions of this Letter of Credit, expires at the close of business at our office in [issuing bank city, state], on [initial expiration date] (as extended as provided herein, the "Stated Expiration Date"); provided, that the Stated Expiration Date shall be automatically extended for a period of one year effective upon the initial Stated Expiration Date and each annual anniversary of the Stated Expiration Date, unless, at least sixty (60) days prior to the Stated Expiration Date, we notify you, by registered mail or similar overnight courier service at the above address, that this Letter of Credit shall not be extended beyond the then effective Stated Expiration Date. If (x) you are so notified by us that the Stated Expiration Date of this Letter of Credit shall not be extended, (y) a renewal or replacement of this Letter of Credit is required and (z) you have not been provided with a renewal or replacement of this Letter of Credit at least thirty (30) days prior to the Stated Expiration Date, you may on or before the Stated Expiration Date draw the full Available Amount. Any drawing under this Letter of Credit will be paid with our own funds and not out of funds or other assets of any other person or entity.

     Only you may make a drawing under this Letter of Credit. Multiple drawings may be made under this Letter of Credit. Upon the payment of a drawing, we shall be fully discharged of any obligation under this Letter of Credit in respect of any amount in excess of the Available Amount after giving effect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of any amount in excess of the Available Amount after giving effect to such drawing.

     Upon payment of any drawing under this Letter of Credit, if any amount remains to be drawn under this Letter of Credit, the new Available Amount shall be evidenced by an endorsement on the reverse side of the original Letter of Credit and we shall promptly return such endorsed Letter of Credit by overnight courier to you at the address specified herein.

     Upon the earliest of (i) the close of business on the Stated Expiration Date or (ii) the date we have paid the Maximum Stated Amount in the aggregate under all drawings made hereunder (which earliest date of (i) or (ii) is referred to herein as the "Termination Date"), this Letter of Credit shall automatically terminate and expire and the original of this Letter of Credit shall be immediately delivered to us for cancellation.

     Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at [issuing bank address], specifically referring to this Letter of Credit by number.

     The Letter of Credit is transferable in its entirety (but not in part) to a successor Agent (as defined in the Equity Contribution Agreement) upon presentation to us of this Letter of Credit accompanied by the transfer form attached hereto as Annex B to the transferee specified therein.

     As used herein (a) "Authorized Officer" means any of your Vice Presidents and (b) "Business Day" means any day on which commercial banks in [issuing bank city, state] are open for purpose of conducting commercial banking business.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any documents, instrument or agreement except for such certificates.

     This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP"). To the extent that the provisions of this Letter of Credit are not covered by the UCP, this Letter of Credit shall be governed by, and enforced and construed in accordance with, the laws of the State of _________, including Article 5 of the Uniform Commercial Code of the State of _________.

                                       Very truly yours,

                                       [ISSUING BANK]



                                       By_______________________________________
                                       Its______________________________________



                                       [By______________________________________
                                       Its_____________________________________]

                                    ANNEX A

                         [Form of Drawing Certificate]


Date:

To:  [issuing bank name]
     [issuing bank address]

Re:  Irrevocable Letter of Credit No. [number] (the "Letter of Credit")


Ladies and Gentlemen:

     The undersigned, duly authorized officer of The First National Bank of Chicago, as Agent (the "Agent") pursuant to the Equity Contribution Agreement (as defined in the Letter of Credit) hereby certifies to [issuing bank name], as Letter of Credit Issuer (the "Issuer"), with reference to the Letter of Credit as follows:

(1)            (Check One)

__________     A required capital contribution has become due and payable by
               [name of member/account party] in the amount of $[amount in figures] pursuant to the Equity Contribution Agreement (as defined in the Letter of Credit) and has not been made as required thereby;

__________     Not less than thirty (30) days have passed since the Agent has given written notice to [name of member/account party] that the Issuer has been deemed not to be an Acceptable L/C Issuer (as defined in the Equity Contribution Agreement), a replacement letter of credit is required to be provided and no replacement letter of credit has been provided; or

__________     The Letter of Credit will expire within thirty (30) days, you have informed the Agent that the Stated Expiration Date (as defined in the Letter of Credit) will not be extended, a replacement letter of credit is required to be provided and no replacement has been provided.

(2) The amount of the sight draft accompanying this certificate equals the amount due and payable as set forth above and does not exceed the Available Amount (as defined in the Letter of Credit).

                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO, as
                                  Agent



                                  By____________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                    ANNEX B

                        [Form of Transfer Certificate]


Date:

To:  [issuing bank name]
     [issuing bank address]

Re:  Irrevocable Letter of Credit No. [number] (the "Letter of Credit")


Ladies and Gentlemen:

     For value received, the undersigned, The First National Bank of Chicago, as Agent, hereby irrevocably transfers to:


                        ______________________________
                             [Name of Transferee]


                        ______________________________
                        ______________________________
                                   [Address]

all rights of the undersigned as beneficiary under the Letter of Credit. The transferee has succeeded the undersigned as Agent under the Equity Contribution Agreement (as defined in the Letter of Credit).

     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee, and the transferee shall hereafter have the sole rights as beneficiary thereof.

     The Letter of Credit is returned herewith and, in accordance therewith, we ask that this transfer be effective and that you transfer the Letter of Credit to our transferee or that, if so requested by the transferee, you issue a new irrevocable Letter of Credit in favor of the transferee with provisions consistent with the Letter of Credit.

                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO, as
                                  Agent



                                  By____________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  SCHEDULE 1
                  TO CONTINGENT EQUITY CONTRIBUTION AGREEMENT


     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Deltic" means Deltic Timber Corporation.

     "Del-Tin" means Del-Tin Fiber, L.L.C.

     "EBITDA means, for any period, with respect to Deltic and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which in the determination of (a) above for such period, has been deducted for (i) current Interest Expense, (ii) total Federal, state, foreign or other income taxes and
(iii) all Non-Cash Charges, all as determined in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of Deltic, for the twelve month period ending on such date, with respect to Deltic on a consolidated basis, the ratio of (a) EBITDA for the applicable period minus dividends paid for the applicable period minus current income taxes for the applicable period to (b) the sum of (i) current Interest Expense for the applicable period plus (ii) Scheduled Funded Debt Payments for the applicable period.

     "Funded Debt" means, without duplication, the sum of (a) all indebtedness of Deltic and its Subsidiaries on a consolidated basis for borrowed money, (b) all purchase money indebtedness of Deltic and its Subsidiaries, (c) the principal portion of all obligations of Deltic and its Subsidiaries under Capital Leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of Deltic or its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of Deltic and its Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of any Person secured by a Lien on any property of Deltic or any of its Subsidiaries whether or not such Funded Debt has been assumed by Deltic or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent that Deltic or any of its Subsidiaries under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which Deltic or any of its Subsidiaries is a party, when such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Funded Debt/Capitalization Ratio" means, as of any date of determination, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date to (b) Funded Debt on such date plus Net Worth on such date.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

     "Guaranty Obligations" means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the indebtedness in respect of which such Guaranty Obligation is made.

     "Interest Coverage Ratio" means, as of the end of each fiscal quarter of Deltic, for the twelve month period ending on such date, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period to (b) current Interest Expense for the applicable period.

     "Interest Expense" means, for any period, with respect to Deltic and its Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP; it being understood that Interest Expense shall, at the option of Deltic, include the amortized cost of any interest rate protection agreements to the extent permitted by GAAP.

     "Lien" means, any lien (statutory or otherwise), as well as any interest, encumbrance, preference, priority or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof.

     "Net Income" means, for any periods, the net income after taxes for such period of Deltic on a consolidated basis, as determined in accordance with GAAP.

     "Net Worth" means as of any date, shareholders' equity of Deltic on a consolidated basis, as determined in accordance with GAAP.

     "Non-Cash Charges" means, for any period, with respect to Deltic and its Subsidiaries on a consolidated basis, all depreciation, amortization, deferred tax provisions, employee benefit accruals (other than those that require a trust fund contribution within twelve months) and other similar non-cash charges.

     "Person" means any individual, partnership, Del-Tin, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

     "Revolving Committed Amount" means One Hundred Million Dollars ($100,000,000).

     "Schedule Funded Debt Payments" means, as of the end of each fiscal quarter of Deltic, for Deltic and its Subsidiaries on a consolidated basis, the sums of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments of the Revolving Commitment Amount.

     "Subsidiary" means as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

     "Timber Ratio" means as of the date of determination, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) the market value of all timber owned by Deltic and its Subsidiaries to (b) the Revolving Committed Amount.

                                    FORM OF
                               PLEDGE AGREEMENT


     This Pledge Agreement dated as of November 23 ,1998 (as it may from time to time be amended, supplemented or otherwise modified, this "Pledge Agreement") is
                                                           ----------------
made by Deltic Timber Corporation, a Delaware corporation, and Temple-Inland Forest Products Corporation, a Delaware corporation (collectively, the

"Pledgors" and individually, a "Pledgor") to and in favor of the Agent (as
 --------                       -------
defined below), on behalf of and for the ratable benefit of the Secured Parties.

                               R E C I T A L S:

     WHEREAS, Del-Tin Fiber L.L.C., an Arkansas limited liability company (the "Company"), certain financial institutions as Lenders, and The First National
 -------
Bank of Chicago, as Agent have entered into that certain Project Credit Agreement of even date herewith (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement")
                                                            ----------------
whereunder certain financial institutions agree to make certain loans to, and issue (or participate in) letters of credit for the account of, the Company; and

     WHEREAS, the Pledgors are the only members of the Company;

     WHEREAS, as a condition precedent to the extension of credit under the Credit Agreement, the Pledgors are required to execute and deliver this Agreement;

     NOW THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees as follows:

1.   DEFINITIONS.

     As used in this Pledge Agreement:

          "Additional Rights" means, with respect to any Pledgor, any membership
           -----------------
     interest, other ownership interest, dividend or other distribution and any other right or property which such Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any portion of the Membership Interest and any membership interest, ownership interest or right to receive any membership interest, ownership interest or dividend or distribution in which such Pledgor now has or hereafter acquires any right, issued by the Company. It is expressly acknowledged and agreed that payments made to any Pledgor pursuant to the terms of the MDF Marketing Agreement or the Fiber Supply Agreement are not Additional Rights.

          "Agent" means The First National Bank of Chicago in its capacity as
           -----
     Agent pursuant to the Credit Agreement and its respective successors and assigns in such capacity.

          "Collateral" means, the Membership Interests and the Additional
           ----------
     Rights, including any and all proceeds thereof.

          "Company" is defined in the Recitals of this Pledge Agreement.
           -------

          "Indebtedness" means, with respect to any Pledgor, such Pledgor's (a)
           ------------
     obligations for borrowed money, (b) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade and (c) obligations under leases which would be capitalized on a balance sheet of such Pledgor prepared in accordance with generally accepted accounting principles.

          "Liabilities" means all obligations (monetary or otherwise) of the
           -----------
     Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, the Letters of Credit, any other Credit Document or any other document or instrument executed in connection therewith (including any Hedging Agreement (as defined in the Credit Agreement) entered into with any person who at the time such Hedging Agreement is entered into is a Lender or an affiliate thereof) and all obligations of any Pledgor pursuant to this Pledge Agreement.

          "LLC Agreement" means the Operating Agreement dated as of February 21,
           -------------
     1995 between the Pledgors relating to the Company, as it may from time to time be amended or otherwise modified.

          "Membership Interest" means, with respect to any Pledgor, such
           -------------------
     Pledgor's entire membership interest in the Company including, without limitation, all of such Pledgor's rights in and to all profits, proceeds and distributions of every kind and nature whatsoever due to such Pledgor pursuant to the terms of the LLC Agreement.

          "Pledgor" is defined in the Recitals to this Pledge Agreement.
           -------

          "Pledgor Default" shall mean the occurrence of any one or more of the
           ---------------
     following events:

     (a) Any representation or warranty made by a Pledgor to the Agent under or in connection with this Pledge Agreement shall be materially false as of the date on which made;

     (b) The breach by the Pledgor of any of the terms or provisions of section 4.1(a), 4.1(d) or 4.2;
------  ------    ---

     (c) The breach by a Pledgor (other than a breach which constitutes a Pledgor Default under subsections (a) and (b) above) of any of the terms or provisions of this Pledge Agreement which is not remedied within five days after written notice from the Agent;

     (d) The Secured Parties shall not have a first perfected security interest in the Collateral, other than ordinary cash dividends and distributions which the Pledgor is entitled to retain pursuant to sections 4.1(a) and 4.2(d).
                                              ---------------     ------

     (e) Failure of a Pledgor to pay any Credit Obligation when due, or the default by a Pledgor in the performance of any other term, provision or condition contained in any agreement under which any such Credit Obligation was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Credit Obligation to cause, such Credit Obligation to become due prior to its stated maturity.

     (f) Any "Default", as defined therein, shall occur under the Credit Agreement.

          "Section" means a numbered section of this Pledge Agreement, unless
           -------
     another document is specifically referenced.

          "Unmatured Pledgor Default" means an event which but for the lapse of
           -------------------------
     time or the giving of notice, or both, would constitute a Pledgor Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless the context otherwise requires, capitalized terms used herein which are defined in Appendix I to the Credit Agreement shall have their same defined meanings when used in this Pledge Agreement.

2.   GRANT OF SECURITY INTEREST.

     Each Pledgor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Liabilities.

3.   REPRESENTATIONS AND WARRANTIES.

     Each Pledgor represents and warrants to the Secured Parties that:

     3.1  Validity and Enforceability.  The execution and delivery by such
          ---------------------------
Pledgor of this Pledge Agreement constitutes a legal, valid and binding obligation of such Pledgor, creates a security interest that is enforceable against such Pledgor in its Membership Interest and will create a security interest enforceable against such Pledgor in the Additional Rights and the proceeds of the Collateral at the time such Pledgor acquires any right therein.

     3.2  Conflicting Laws and Contracts.  Neither the execution and delivery by
          ------------------------------
such Pledgor of this Pledge Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Pledgor or any indenture, instrument or agreement to which such Pledgor is a party or is subject (including, without limitation, the LLC Agreement), where violation of any such indenture, instrument or agreement could reasonably be expected to have a Material Adverse Effect, or by or which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement. No financing statement covering the Collateral which has not lapsed or been terminated naming such Pledgor as debtor has been filed in any jurisdiction except financing statements naming the Agent as secured party.

     3.3  No Default.  No Pledgor Default or Unmatured Pledgor Default exists.
          ----------

     3.4  Ownership.  Such Pledgor is the direct and beneficial owner of the
          ---------
entire membership interest represented by its Membership Interest, and the Membership Interest represents the applicable percentage of the aggregate issued and outstanding membership interests of the Company, in each case as set forth on Schedule I. Such Pledgor owns no ownership interests in the Company other
   ----------
than those included in the Collateral.

     3.5  Issuance of Company Interest.  All of the membership interest
          ----------------------------
represented by the Membership Interest of such Pledgor have been duly and validly issued, are fully paid and are owned by such Pledgor free and clear of any Lien, other than the security interest created by this Pledge Agreement.

4.   COVENANTS.

     From the date of this Pledge Agreement, and thereafter until this Pledge Agreement is terminated pursuant to Section 7.7,
                                    -----------

     4.1  Each Pledgor will:

          (a)  Delivery of Certain Items.  Hold in trust for the Secured Parties
               -------------------------
     upon receipt and immediately thereafter deliver to Agent, on behalf of the Secured Parties, any certificate of ownership or other instrument or document evidencing or constituting Collateral which may be issued after the date hereof (except ordinary cash dividends and distributions paid with respect to such Pledgor's Membership Interest and the Additional Rights, to the extent expressly permitted by the Credit Agreement).

          (b)  Taxes.  Pay before they become delinquent all taxes, assessments
               -----
     and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

          (c)  Notice of Default.  Give prompt notice in writing to the Agent of
               -----------------
     the occurrence of any Pledgor Default or Unmatured Default.

          (d)  Financing Statements and Other Actions.  Execute and deliver to
               --------------------------------------
     Agent, on behalf of the Secured Parties, all stock powers, financing statements and other documents and do such other things from time to time requested by the Agent in order to maintain a first perfected security interest in the Collateral in favor of the Secured Parties and to effect a transfer of the Collateral, or any part thereof.

          (e)  Reports.  Furnish to the Secured Parties such reports relating to
               -------
     the Collateral as any Secured Party shall from time to time reasonably request.

     4.2  Each Pledgor will not:

          (a)  Liens.  Create, incur, or suffer to exist any Lien on the
               -----
     Collateral except the security interest created by this Pledge Agreement.

          (b)  Disposition of Collateral.  Sell or otherwise dispose of all or
               -------------------------
     any part of the Collateral if such sale or transfer would cause a Company Change of Control (except ordinary cash dividends and distributions paid with respect to the Membership Interest and the Additional Rights, to the extent expressly permitted by the Credit Agreement).

          (c)  Changes in Capital Structure of Company.  (a) Permit or suffer
               ---------------------------------------
     the Company to dissolve, liquidate, retire any of its ownership interests, or merge or consolidate with any other entity or (b) vote any of the Collateral in favor of any of the foregoing; provided that no violation of this provision shall occur if a change in ownership percentages occurs pursuant to the terms of the LLC Agreement and the Members continue to own collectively 100 percent of the membership interests in the Company.

          (d)  Issuance of Additional Ownership Interests.  Permit or suffer the
               ------------------------------------------
     Company to issue any membership or other ownership interest, or any right to receive any membership or other ownership interest, or any right to receive earnings if such sale or transfer would cause a Company Change of Control.

          (e)  Member Change of Control.  Permit or suffer a Member Change of
               ------------------------
     Control to occur.

5.   REMEDIES.

     5.1. Acceleration and Remedies.  If any Pledgor Default occurs, the Agent
          -------------------------
shall, if so requested by the Required Lenders, exercise any or all of the rights and remedies provided in this Pledge Agreement or any other Credit Document, in the Uniform Commercial Code as in effect in Illinois or by any other applicable law. Without limiting the foregoing, whenever Pledgor Default shall exist and be continuing the Agent (a) shall, if so requested by the Required Lenders, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of any Pledgor therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale; and (b) shall have the right, for and in the name, place and stead of any Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies during the continuance of a Pledgor Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed by certified or registered mail at least ten (10) days before such disposition, postage prepaid, addressed to any Pledgor, either at the address of such Pledgor shown below, or at any other address of such Pledgor appearing on the records of the Agent. Any proceeds of any of the Collateral may be applied by the Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the applicable Pledgor or as a court of competent jurisdiction shall direct).

     The Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or the loss of qualifying facility status for the Facility or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Agent shall not be liable or accountable to such Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     5.2  Care of Collateral.  The Agent shall be deemed to have exercised
          ------------------
reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as any Pledgor shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by such Pledgor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of any Collateral.

     5.3  Sharing of Collateral.  The Secured Parties agree that the net
          ---------------------
proceeds of any sale or disposition of the Collateral after the occurrence of a Pledgor Default shall be distributed among the Secured Parties as set forth in the Security Agreement.

     5.4  Registration of Collateral.  At the option of the Agent, any
          --------------------------
registerable Collateral may at any time be registered in the name of the Agent or its nominee.

     5.5  Exercise of Rights in Collateral.  After the occurrence of a Pledgor
          --------------------------------
Default, the Agent and/or the Secured Parties or their nominee may at any time and from time to time, without notice, exercise all voting, corporate, managerial and membership rights relating to the Collateral, including, without limitation, rights to receive dividends and distributions, as well as exchange, subscription or any other rights, privileges, or options pertaining to the Membership Interests and the Additional Rights as if it were the absolute owner thereof.

6.   WAIVERS, AMENDMENTS AND REMEDIES.

     No delay or omission of the Agent or the Secured Parties to exercise any right or remedy granted under this Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Pledgor Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by the Agent, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Secured Parties until the Liabilities have been paid in full and all commitments to lend under the Credit Agreement have been terminated.

7.   GENERAL PROVISIONS.

     7.1  Specific Performance of Certain Covenants.  Each Pledgor acknowledges
          -----------------------------------------
and agrees that a breach of any of the covenants contained in Sections 4.1.(a),
                                                                       -------
4.1.(d), 4.2.(b), 4.2.(c) and 4.2.(d), will cause irreparable injury to the
-------  -------  -------     -------
Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent and the Secured Parties to seek and obtain specific performance of other obligations of such Pledgor contained in this Pledge Agreement, that the covenants of such Pledgor contained in the Sections referred to in this Section
                                                                        -------
7.1 shall be specifically enforceable against such Pledgor.
----

     7.2  Unconditional Obligations.  The obligations of the Pledgors hereunder
          -------------------------
are absolute and unconditional, without regard to any circumstance of any nature whatsoever that constitutes or might constitute an equitable or legal discharge of the Company or any Pledgor of any of its respective obligations under the Credit Documents, in bankruptcy or in any other instance. To the extent permitted by applicable law, each Pledgor hereby waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Company or itself with respect to any amounts due under the Credit Agreement or any other Credit Document. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights by or against such Pledgor and without notice to or further assent by or against such Pledgor, any demand for payment of any amount due pursuant to the Credit Agreement or the other Credit Documents may be rescinded by the Secured Parties, or any of the loans or other extensions of credit thereunder continued or such amounts, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties, or the Credit Agreement, the Notes or any other Credit Documents or any other document executed in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time, or any collateral security or guaranty or right of offset at any time held by the Secured Parties for the payment of such amounts may be sold, exchanged, waived, surrendered or released; provided, that no such amendment shall
                                 --------
increase, accelerate, modify or otherwise alter any obligations of any Pledgor hereunder in any respect without such Pledgor's consent.

     7.3  Benefit of Agreement.  The terms and provisions of this Pledge
          --------------------
Agreement shall be binding upon and inure to the benefit of each Pledgor, and the Secured Parties and their respective successors and assigns, except that such Pledgor shall not have the right to assign its rights under this Pledge Agreement or any interest herein, without the prior written consent of the Agent.

     7.4  Survival of Representations.  All representations and warranties of
          ---------------------------
the Pledgors contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

     7.5  Taxes and Expenses.  Any taxes (excluding income taxes of any Secured
          ------------------
Party and taxes measured by the income of any Secured Party) payable or ruled payable by Federal or State authority in respect of this Pledge Agreement shall be paid by the Pledgor, together with interest and penalties, if any. Each Pledgor shall reimburse the Secured Parties for any and all out-of-pocket expenses and internal charges paid or incurred by any Secured Party in connection with the collection and enforcement (including attorneys' fees and reasonable time charges of attorneys who may be employees of any Secured Party) of this Pledge Agreement.

     7.6  Headings; UCC Definitions.  The title of and section headings in this
          -------------------------
Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement. Terms defined in the Illinois Uniform Commercial Code which are not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the Illinois Uniform Commercial Code as in effect on the date hereof.

     7.7  Termination.  This Pledge Agreement shall continue in effect
          -----------
(notwithstanding the fact that from time to time there may be no Liabilities or commitments therefor outstanding) until all Liabilities, or commitments by any Secured Party which could give rise to Liabilities, shall no longer be outstanding.

     7.8  Disclaimer.  Beyond the exercise of reasonable care to assure the safe
          ----------
custody of the Collateral while held hereunder neither the Agent, neither the Secured Parties nor their nominee shall have any duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Collateral upon surrendering them to the Pledgor. The Collateral is assigned and transferred to the Agent by way of collateral security only and, accordingly, the Agent and the Secured Parties, by their acceptance hereof, shall not be deemed to have assumed or become liable for any of the obligations or liabilities of each Pledgor under the LLC Agreement, whether provided for by the terms thereof, arising by operation of law or otherwise, and the Pledgor hereby acknowledges and agrees that such Pledgor is and remains liable thereunder to the same extent as though this Pledge Agreement had not been made. Notwithstanding the foregoing, no Person shall be deemed to have been relieved of any liability for its gross negligence or wilful misconduct.

     7.9   Agent Appointed Attorney-In-Fact.  Each Pledgor hereby irrevocably
           --------------------------------
appoints the Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Agent's discretion reasonably exercised, to take any action and to execute any instrument that the Agent deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any distribution in respect of any of such Pledgor's Membership Interest and to give full discharge for the same, when and to the extent permitted by this Pledge Agreement. The power of attorney hereby created is coupled with an interest and is irrevocable. The Company is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected in so doing) any notice or demand by the Agent for the payment or distribution to the Agent of any sums or any other assets of any kind or nature whatsoever that may be or thereafter become due under the LLC Agreement or any applicable corporate document (other than the MDF Marketing Agreement and the Fiber Supply Agreement) to the owner thereof and shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing.

     7.10  Entire Agreement.  This Pledge Agreement embodies the entire
           ----------------
agreement and understanding between the Pledgors and the Secured Parties relating to the Collateral and supersedes all prior agreements and understandings between the Pledgors and the Secured Parties relating to the Collateral.

     7.11  CHOICE OF LAW.  THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN
           -------------
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     7.12  CONSENT TO JURISDICTION, VENUE, ETC.  EACH PARTY HERETO HEREBY
           -----------------------------------
IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND EACH PARTY HERETO HEREBY

IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE COMPANY AT ITS ADDRESS.

     7.13  WAIVER OF JURY TRIAL.  EACH PLEDGOR AND EACH SECURED PARTY HEREBY
           --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PLEDGE AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     7.14  Giving Notices. All notices and other communications provided to any
           --------------
party under this Pledge Agreement shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its name on the signature pages hereof or at such other address at may be designated by such party in a notice to the other parties. Any notice shall be deemed given when received within normal business hours.

     IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date first above written.

                                 DELTIC TIMBER CORPORATION



                                 By:____________________________________________

                                 Title:_________________________________________

                                 Address for Notices:

                                       210 East Elm
                                       P.O. Box 7200
                                       El Dorado, Arkansas 71731

                                       Attention:  Mr. Clefton Vaughan
                                                   Treasurer

                                       Telephone:  (870) 881-6407
                                       Facsimile:  (870) 881-6457

                                 TEMPLE-INLAND FOREST PRODUCTS
                                 CORPORATION



                                 By:____________________________________________

                                 Title:_________________________________________

                                 Address for Notices:

                                       1300 South MoPac
                                       Austin, Texas 78746

                                       Attention:  Mr. David Turpin
                                                   Vice President and
                                                   Assistant Treasurer

                                       Telephone:  (512) 434-8705
                                       Facsimile:  (512) 434-8710

                                 THE FIRST NATIONAL BANK OF CHICAGO.
                                 as Agent



                                 By:____________________________________________

                                 Title:_________________________________________

                                 Address for Notices:

                                       One First National Plaza
                                       Mail Suite 0324
                                       Chicago, Illinois  60670

                                       Attention:  Jennifer Gilpin

                                       Telephone:  (312) 732-5867
                                       Facsimile:  (312) 732-5296

                                  SCHEDULE I
                              to Pledge Agreement

                         Dated as of November 23, 1998

Pledgor                                      Membership Interest Percentage
-------                                      ------------------------------

Deltic Timber Corporation                    50%

Temple-Inland Forest Products                50%
Corporation

                                      -1-